SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         AIM V.I. GLOBAL UTILITIES FUND



A Special Meeting of Shareholders of AIM V.I. Global Utilities Fund, a portfolio of AIM Variable Insurance Funds, a Delaware statutory trust, was held on April 2, 2004. The meeting was held for the following purposes:

(1)* To approve an Agreement and Plan of Reorganization under which all of the assets of AIM V.I. Global Utilities Fund (the Fund), an investment portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to INVESCO VIF-Utilities Fund ("Buying Fund"), an investment portfolio of INVESCO Variable Investment Funds, Inc. ("Buyer"), Buying Fund will assume the liabilities of AIM V.I. Global Utilities Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of AIM V.I. Global Utilities Fund and, in connection therewith, the sale of all of AIM V.I. Global Utilities Fund's assets and the termination of AIM V.I. Global Utilities Fund as a designated series of Trust.

(2)* To elect sixteen individuals to the Board, each of whom will serve until his or her successor is elected and qualified: Bob R. Baker, Frank S. Bayley, James T. Bunch, Bruce L. Crockett, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Robert H. Graham, Gerald J. Lewis, Prema Mathai-Davis, Lewis F. Pennock, Ruth H. Quigley, Louis S. Sklar, Larry Soll, Ph. D. and Mark H. Williamson.

The results of the voting on the above matters were as follows:

Matter
------                                                                                         Votes       Withheld/
                                                                              Votes For       Against      Abstentions
                                                                              ---------       -------      -----------

(1)*     To approve an Agreement and Plan of Reorganization under which all of the assets of AIM V.I. Global Utilities Fund, an investment portfolio of AIM Variable Insurance Funds (Trust"), will be transferred to INVESCO VIF- Utilities Fund ("Buying Fund"), an
         investment portfolio of INVESCO Variable Investment  Funds, Inc.
         ("Buyer"), Buying Fund will assume the liabilities of AIM V.I.
         Global Utilities Fund and Buyer will issue shares of each class of
         Buying Fund to shareholders of the corresponding class of shares of
         AIM V.I. Global Utilities Fund and, in connection therewith, the sale of all of AIM V.I. Global Utilities Fund's assets and the termination of AIM V.I. Global Utilities Fund as a designated
         series of Trust.......................................................1,455,682       44,893        78,645


Trustees Elected
----------------

(2)*     Bob R. Baker          Albert R. Dowden        Robert H. Graham        Ruth H. Quigley
         Frank S. Bayley       Edward K. Dunn, Jr.     Gerald J. Lewis         Louis S. Sklar
         James T. Bunch        Jack M. Fields          Prema Mathai-Davis      Larry Soll, Ph.D.
         Bruce L. Crockett     Carl Frischling         Lewis F. Pennock        Mark H. Williamson

--------------
* Proposal required approval by a combined vote of all the portfolios of AIM Variable Insurance Funds.

                                                                   ATTACHMENT A
(AIM INVESTMENTS LOGO APPEARS HERE)--Servicemark--

                        AIM V.I. GLOBAL UTILITIES FUND,

                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173


                                                               February 26, 2004


Dear Contract Owner:

     As you may be aware, AMVESCAP PLC, the parent company of AIM V.I. Global Utilities Fund's investment advisor, has undertaken an integration initiative for its North American mutual fund operations.

     Shares of AIM V.I. Global Utilities Fund (the Fund) are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     In the first phase of the integration initiative, A I M Distributors, Inc. became the sole distributor for all retail AMVESCAP PLC mutual funds in the United States. A I M Distributors, Inc. is now the distributor for all retail INVESCO Funds and the retail AIM Funds (including the Fund).

     AMVESCAP PLC also reviewed all AIM Funds and INVESCO Funds and concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete for limited shareholder assets and to consolidate certain funds having similar investment objectives and strategies. The Fund is one of the funds that AMVESCAP PLC recommended, and its Board of Trustees approved, be consolidated with another fund. The attached proxy statement/prospectus seeks your approval of this consolidation.

     Finally, the independent trustees of the Board believe that your interests would best be served if the AIM Funds and the INVESCO Funds had a unified board of directors/trustees. The attached proxy statement/ prospectus seeks your vote in favor of the persons nominated to serve as trustees.


     Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card or voting instruction card in the enclosed postage paid return envelope. If you attend the meeting, you may vote in person, with proper authorization from your life insurance company. If you expect to attend the meeting in person, or have questions, please notify us by calling (800) 952-3502. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote.


                                          Sincerely,


                                                   -s- Robert H. Graham

                                          --------------------------------------
                                                     Robert H. Graham
                                                  Chairman and President

                        AIM V.I. GLOBAL UTILITIES FUND,

                                 A PORTFOLIO OF
                          AIM VARIABLE INSURANCE FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 2, 2004


     We cordially invite you to attend our Special Meeting of Shareholders to:


          1. Approve an Agreement and Plan of Reorganization, and in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of AIM Variable Insurance Funds ("Trust"), (the "Agreement") under the agreement:



          - all of the assets of AIM V.I. Global Utilities Fund (the "Fund"), an investment portfolio of Trust, will be transferred to INVESCO VIF-Utilities Fund ("Buying Fund"), an investment portfolio of INVESCO Variable Investment Funds, Inc. ("Buyer"); and



          - Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.



          2. Elect 16 trustees to the Board of Trustees of Trust, each of whom will serve until his or her successor is elected and qualified.


          3. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.


     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 2, 2004, at 3:00 p.m., Central Time.


     Shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     The Board is sending this Notice of Special Meeting of Shareholders, Combined Proxy Statement and Prospectus, and proxy solicitation materials to (i) all separate accounts, which are the shareholders who owned shares of common stock in the Fund at the close of business on January 9, 2004 (the record date), and (ii) all contract owners who had their variable annuity or variable life contract values allocated to the Fund as of the close of business on January 9, 2004 and who are entitled to instruct the corresponding separate account on how to vote.


     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE PRESIDENT OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.


                                                   -s- Robert H. Graham
                                          --------------------------------------

                                                     Robert H. Graham


                                                  Chairman and President



February 26, 2004

   AIM V.I. GLOBAL UTILITIES FUND,          INVESCO VIF-UTILITIES FUND,
            A PORTFOLIO OF                         A PORTFOLIO OF
     AIM VARIABLE INSURANCE FUNDS        INVESCO VARIABLE INVESTMENT FUNDS,
     11 GREENWAY PLAZA, SUITE 100                       INC.
      HOUSTON, TEXAS 77046-1173             11 GREENWAY PLAZA, SUITE 100
            (800) 410-4246                   HOUSTON, TEXAS 77046-1173
                                                   (800) 410-4246


                    COMBINED PROXY STATEMENT AND PROSPECTUS

                               FEBRUARY 26, 2004



     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the Special Meeting of Shareholders (the "Special Meeting") of AIM V.I. Global Utilities Fund. The Special Meeting will be held on April 2, 2004. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card or voting instruction card on or about February 26, 2004 to all shareholders entitled to vote.


     Each series of INVESCO Variable Investment Funds, Inc. and AIM Variable Insurance Funds are used solely as an investment vehicle for variable annuity and variable life insurance contracts issued by certain life insurance companies. You cannot purchase shares of INVESCO Variable Investment Funds, Inc. and AIM Variable Insurance Funds directly. As a contract owner of a variable annuity or variable life insurance contract that offers one or more series of INVESCO Variable Investment Funds, Inc. and AIM Variable Insurance Funds as an investment option, however, you may allocate your contract values to a separate account of the insurance company that invests in a series of INVESCO Variable Investment Funds, Inc. and AIM Variable Insurance Funds.


     In accordance with current law, the life insurance company separate accounts, which are the shareholders of record of the AIM Variable Insurance Funds, in effect, pass along their voting rights to the contract owners. Essentially, each life insurance company seeks instructions as to how its contract owners wish the life insurance company to vote the shares of the AIM Variable Insurance Funds (i) technically owned by the life insurance company, but (ii) beneficially owned by the contract owners. The life insurance companies communicate directly with contract owners about the procedures that the life insurance companies follow in seeking instructions and voting shares under the particular separate accounts. Each share of an investment portfolio of the AIM Variable Insurance Funds that a contract owner beneficially owns entitles that contract owner to one vote on each proposal set forth in this Proxy Statement/Prospectus (a fractional share has a fractional vote).



     All references in this Proxy Statement/Prospectus to "shareholder" or "shareholders" shall mean the "contract owner/separate account" or the "contract owners/separate accounts," respectively. All references in this Proxy Statement/Prospectus to "you" or "your" shall mean the "contract owner/separate account." All references in this Proxy Statement/Prospectus to "proxy card" shall mean the "proxy card" or "voting instruction card" you have received from the Board of Trustees of AIM Variable Insurance Funds (the "Board") or from your applicable life insurance company.



     At the Special Meeting, we are asking shareholders of AIM V.I. Global Utilities Fund (your Fund) to vote on three Proposals. The first Proposal to be voted on is an Agreement and Plan of Reorganization (the "Agreement") which provides for the combination of your Fund, an investment portfolio of AIM Variable Insurance Funds ("Trust"), with INVESCO VIF-Utilities Fund ("Buying Fund"), an investment portfolio of INVESCO Variable Investment Funds, Inc. ("Buyer" or "Company") (the "Reorganization") and, in connection therewith, the sale of all of your Fund's assets and the termination of your Fund as a designated series of Trust.


     Under the Agreement, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A.

     The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No sales charges will be imposed in connection with the Reorganization.


     The Board has approved the Agreement and the Reorganization as being in the best interests of your Fund.


     Trust and Buyer are both registered open-end management investment companies that issue their shares in separate series. Your Fund is a series of Trust and Buying Fund is a series of Buyer. A I M Advisors, Inc. ("AIM") serves as the investment advisor to your Fund and INVESCO Funds Group, Inc. ("INVESCO") serves as the investment advisor to Buying Fund. Both AIM and INVESCO are wholly owned subsidiaries of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     The investment objective of Buying Fund is similar to that of your Fund. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that you should know before voting on the Agreement and the other Proposal described below. It is both the Proxy Statement of your Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.


     The following documents are on file with the Securities and Exchange Commission (the "SEC"):



     - Prospectus of your Fund dated May 1, 2003, as supplemented June 12, 2003, August 18, 2003, August 20, 2003, November 20, 2003, December 12, 2003,
       December 16, 2003 and January 16, 2004 (the "Selling Fund Prospectus") (this document is also incorporated by reference into this Proxy Statement/Prospectus);



     - Statement of Additional Information relating to the Selling Fund dated May 1, 2003, as revised September 1, 2003 and as supplemented October 21, 2003;



     - Prospectus of Buying Fund dated April 30, 2003, as supplemented October 21, 2003, November 20, 2003, December 16, 2003 and January 16, 2004 (the
       "Buying Fund Prospectus") (this document, a copy of which is attached as Appendix II, is also incorporated by reference into this Proxy Statement/Prospectus);



     - Statement of Additional Information relating to the Buying Fund dated April 30, 2003; and



     - Statement of Additional Information relating to the Reorganization, dated February 26, 2004 (this document is also incorporated by reference into this Proxy Statement/Prospectus).



     The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust and Buyer.



     Copies of the Selling Fund Prospectus and the related Statement of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246. Copies of the Buying Fund Prospectus and related Statement of Additional Information are available without charge by writing to INVESCO Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246.


     The remaining Proposal to be voted on is the election of 16 trustees to the Board of Trustees of Trust. The Board has approved the nomination of the persons set forth in this Proxy Statement/Prospectus for election as trustees of Trust.

     Both Proposals are being submitted to you to implement an integration initiative undertaken by AMVESCAP with respect to its North American mutual fund operations, which includes your Fund.

     Trust has previously sent to shareholders the most recent annual report for your Fund, including financial statements, and the most recent semiannual report succeeding the annual report, if any. The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/Prospectus under the heading "Certain Civil Proceedings and Lawsuits." If you have not received such report(s) or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or call (800) 410-4246. Such report(s) will be furnished free of charge.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
PROPOSAL 1 -- APPROVAL OF THE AGREEMENT TO COMBINE YOUR FUND
  AND BUYING FUND...........................................    2
SUMMARY.....................................................    2
  The Reorganization........................................    2
  Comparison Fee Table and Expense Example..................    3
  Fee Table.................................................    3
  Expense Example...........................................    4
  Comparison of Performance of Your Fund and Buying Fund....    5
  AIM V.I. Global Utilities Fund............................    6
  INVESCO VIF-Utilities Fund................................    7
  Comparison of Investment Objectives and Principal
     Strategies.............................................    7
  Comparison of Principal Service Providers.................    9
  Comparison of Multiple Class Structures...................    9
  Comparison of Sales Charges...............................   10
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................   10
  The Board's Recommendation on Proposal 1..................   10
RISK FACTORS................................................   10
  Risks Associated with Buying Fund.........................   10
  Investment Style Risk.....................................   10
  Sector Risk...............................................   11
  Potential Conflicts.......................................   11
  Market Risk...............................................   11
  Foreign Securities Risks..................................   11
  Liquidity Risk............................................   11
  Counterparty Risk.........................................   11
  Lack of Timely Information Risk...........................   12
  Portfolio Turnover Risk...................................   12
  General Risks.............................................   12
  Comparison of Risks of Buying Fund and Your Fund..........   12
INFORMATION ABOUT BUYING FUND...............................   12
  Description of Buying Fund Shares.........................   12
  Management's Discussion of Fund Performance...............   13
  Financial Highlights......................................   13
  Pending Shareholder Proposals for Buying Fund.............   13
ADDITIONAL INFORMATION ABOUT THE AGREEMENT..................   13
  Terms of the Reorganization...............................   13
  The Reorganization........................................   13
  Board Considerations......................................   14
  Other Terms...............................................   15
  Federal Income Tax Consequences...........................   15
  Accounting Treatment......................................   16

                                                              PAGE
                                                              ----
RIGHTS OF SHAREHOLDERS......................................   16
  General...................................................   16
  Liability of Shareholders.................................   17
  Election of Directors/Trustees; Terms.....................   17
  Removal of Directors/Trustees.............................   17
  Meetings of Shareholders..................................   17
  Liability of Directors/Trustees and Officers;
     Indemnification........................................   18
  Dissolution and Termination...............................   19
  Voting Rights of Shareholders.............................   19
  Dissenters' Rights........................................   19
  Amendments to Organization Documents......................   19
CAPITALIZATION..............................................   20
INTERESTS OF CERTAIN PERSONS................................   20
LEGAL MATTERS...............................................   20
ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND......   20
CERTAIN CIVIL PROCEEDINGS AND LAWSUITS......................   21
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   24
PROPOSAL 2 -- ELECTION OF TRUSTEES..........................   24
  Background................................................   24
  Structure of the Board of Trustees........................   24
  Nominees for Trustees.....................................   24
  The Board's Recommendation on Proposal 2..................   28
  Committees of the Board...................................   28
  Audit Committee...........................................   28
  Governance Committee......................................   28
  Investments Committee.....................................   30
  Valuation Committee.......................................   30
  Special Committee Relating to Market Timing Issues........   30
  Board and Committee Meeting Attendance....................   30
  Shareholder Communications with the Board.................   30
  Trustee's Compensation....................................   30
  Retirement Plan for Trustees..............................   31
  Deferred Compensation Agreements..........................   32
  Officers of Trust.........................................   32
  Security Ownership of Management..........................   32
  Trustee Ownership of Your Fund's Shares...................   32
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   32
  Proxy Statement/Prospectus................................   32
  Time and Place of Special Meeting.........................   33
  Voting in Person..........................................   33
  Voting by Proxy...........................................   33
  Quorum Requirement and Adjournment........................   33
  Vote Necessary to Approve Each Proposal...................   34
  Proxy Solicitation........................................   34

                                                              PAGE
                                                              ----
  Other Matters.............................................   34
  Shareholder Proposals.....................................   34
  Ownership of Shares.......................................   34
INDEPENDENT PUBLIC ACCOUNTANTS..............................   35
  Fees Billed by TWB Related to Trust.......................   35
  Fees Billed by TWB Related to AIM and AIM Affiliates......   36



EXHIBIT A     Classes of Shares of Your Fund and Corresponding Classes of
              Shares of Buying Fund.......................................  A-1
EXHIBIT B     Comparison of Principal Service Providers...................  B-1
EXHIBIT C     Financial Highlights of Buying Fund.........................  C-1
EXHIBIT D     Officers of Trust...........................................  D-1
EXHIBIT E     Security Ownership of Management............................  E-1
EXHIBIT F     Shares Outstanding of Each Class of Your Fund on Record
              Date........................................................  F-1
EXHIBIT G     Ownership of Shares of Your Fund............................  G-1
EXHIBIT H     Ownership of Shares of Buying Fund..........................  H-1



APPENDIX I    Agreement and Plan of Reorganization for AIM V.I. Global
              Utilities Fund..............................................  APPENDIX I
APPENDIX II   Prospectus of Buying Fund...................................  APPENDIX II
APPENDIX III  Discussion of Performance of Buying Fund....................  APPENDIX III
APPENDIX IV   Governance Committee Charter................................  APPENDIX IV
APPENDIX V    Pre-Approval of Audit and Non-Audit Services Policies and
              Procedures..................................................  APPENDIX V



     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMINVESTMENTS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AIM INVESTMENTS, AIM INVESTMENTS AND DESIGN, MYAIM.COM, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(k) AND YOUR GOALS. OUR SOLUTIONS. ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.


     INVESCO, THE OPEN CIRCLE DESIGN, INVESCO FUNDS, INVESCO FUNDS GROUP, INVESCO -- YOUR GLOBAL INVESTMENT PARTNER AND YOU SHOULD KNOW WHAT INVESCO KNOWS ARE REGISTERED SERVICE MARKS OF AMVESCAP PLC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION


     Your Fund is one of 99 portfolios advised by AIM and Buying Fund is one of 13 portfolios advised by INVESCO. Proposals 1 and 2 that you are being asked to vote on relate to or result from an integration initiative announced on March 27, 2003, by AMVESCAP, the parent company of AIM and INVESCO, with respect to its North American mutual fund operations. The primary component of AMVESCAP's integration initiative that you are being asked to vote on in this Proxy Statement/Prospectus is the:



     - Rationalizing and streamlining of the various AIM Funds and INVESCO Funds. In that regard, AMVESCAP has undertaken an extensive review of these funds and concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete for limited shareholder assets and to consolidate certain funds having similar investment objectives and strategies. Reducing both the number of AIM Funds and INVESCO Funds will allow AIM and INVESCO to concentrate on managing their core products. The Reorganization of Selling Fund into Buying Fund is one of a number of fund reorganizations proposed by AMVESCAP as a result of this review process. AMVESCAP's belief is that the Reorganization will allow Buying Fund the best available opportunities for investment management, growth prospects and potential economies of scale. PROPOSAL 1 RELATES TO THIS COMPONENT OF AMVESCAP'S INTEGRATION INITIATIVE.



     The following additional series of actions are also being taken in connection with AMVESCAP's integration initiative. However, you are not being asked to vote on these items.



     - Using a single distributor for all AMVESCAP mutual funds in the United States. To that end, A I M Distributors, Inc., the distributor for the retail mutual funds advised by AIM (the "AIM Funds"), replaced INVESCO Distributors, Inc. as the distributor for the retail mutual funds advised by INVESCO (the "INVESCO Funds") effective July 1, 2003.



     - Integrating back office support and creating a single platform for back office support of AMVESCAP's mutual fund operations in the United States, including such support services as transfer agency and information technology.



     - Rationalizing the contractual arrangements for the provision of investment advisory and administrative services to the AIM Funds and the INVESCO Funds. The idea of this component is to have AIM replace INVESCO as the AMVESCAP entity primarily responsible for the investment advisory, administrative, accounting and legal and compliance services for the INVESCO Funds. In connection with this item, each INVESCO Fund (currently advised by INVESCO), including Buying Fund, is seeking shareholder approval to enter into a new investment advisory agreement with AIM. These changes will simplify AMVESCAP's mutual fund operations in the United States so that there will be a uniform arrangement for investment management for both the AIM Funds and the INVESCO Funds. (Buying Fund and other INVESCO Fund shareholders will be voting on certain aspects of this item through other proxy documents.)



     - Simplifying the organizational structure of the AIM Funds and the INVESCO Funds so that they are all organized as Delaware statutory trusts, using as few entities as practicable. To implement this component, each AIM Fund and each INVESCO Fund that currently is organized as a Maryland corporation is seeking shareholder approval to redomesticate as a new Delaware statutory trust, which also should provide these Funds with greater flexibility in conducting their business operations. In addition, certain series portfolios of AIM Funds with few portfolios are seeking shareholder approval to be restructured as new series portfolios of existing AIM Funds that are organized as Delaware statutory trusts. (Buying Fund and other INVESCO Fund shareholders will be voting on certain aspects of this item through other proxy documents.)



     In considering the integration initiative proposed by AMVESCAP, the directors/trustees of the AIM Funds and the directors of the INVESCO Funds who are not "interested persons" (as defined in the Investment Company Act of 1940 (the "1940 Act")) of the Funds or their advisors determined that the shareholders of both the AIM Funds and the INVESCO Funds would benefit if one set of directors/trustees was responsible for overseeing the operation of both the AIM Funds and the INVESCO Funds and the services provided by AIM, INVESCO and their affiliates. Accordingly, these directors/trustees agreed to combine the separate boards and create a unified board of directors/trustees. PROPOSAL 2 RELATES TO THE ELECTION OF TRUSTEES OF YOUR FUND.



     YOU ARE BEING ASKED TO APPROVE PROPOSAL 2 SO THAT, IN THE EVENT THAT PROPOSAL 1 IS NOT APPROVED, YOUR FUND WILL STILL BE ABLE TO TAKE ADVANTAGE OF THESE OTHER BENEFITS OF AMVESCAP'S INTEGRATION. WE WILL BE UNABLE TO DETERMINE WHETHER PROPOSAL 2 SHOULD GO FORWARD UNTIL WE HAVE DETERMINED WHETHER PROPOSAL 1 HAS BEEN APPROVED. THEREFORE, EVEN IF YOU VOTE IN FAVOR OF PROPOSAL 1, IT IS STILL IMPORTANT THAT YOU VOTE ON PROPOSAL 2. FOR INFORMATION ABOUT THE SPECIAL MEETING AND VOTING ON PROPOSALS 1 AND 2, SEE "INFORMATION ABOUT THE SPECIAL MEETING AND VOTING." FOR A DESCRIPTION OF THE VOTE NECESSARY TO APPROVE EACH OF PROPOSALS 1 AND 2, SEE "INFORMATION ABOUT THE SPECIAL MEETING AND VOTING -- VOTE NECESSARY TO APPROVE EACH PROPOSAL."


                                 PROPOSAL 1 --
                           APPROVAL OF THE AGREEMENT
                      TO COMBINE YOUR FUND AND BUYING FUND

                                    SUMMARY

     The Board, including the independent trustees, has determined that the Reorganization is in the best interests of your Fund and that the interests of the shareholders of your Fund will not be diluted as a result of the Reorganization. The Board believes that a larger combined fund should be more viable and have greater market presence and should have greater investment leverage in that portfolio managers should have broader investment opportunities and lower trading costs. The Board also believes that a larger combined fund should result in greater operating efficiencies by providing economies of scale to the combined fund in that certain fixed costs, such as legal, accounting, shareholder services and director/trustee expenses, will be spread over the greater assets of the combined fund. For additional information concerning the factors the Board considered in approving the Agreement, see "Additional Information About the Agreement -- Board Considerations."

     The following summary discusses some of the key features of the Reorganization and highlights certain differences between your Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Agreement. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATION

     The Reorganization will result in the combination of your Fund with Buying Fund. Your Fund is a series of Trust, a Delaware statutory trust. Buying Fund is a series of Buyer, a Maryland corporation. The Board of Directors of Buyer is soliciting the proxies of the shareholders of Buyer's series portfolios to vote on an agreement and plan of reorganization to redomesticate Buyer as a Delaware statutory trust in order to provide Buyer with greater flexibility in conducting its business operations. If approved by Buyer's shareholders, the consummation of the redomestication of Buyer as a Delaware statutory trust will occur after the consummation of the Reorganization.


     If shareholders of your Fund approve the Agreement and other closing conditions are satisfied, then:



          1. all of the assets of your Fund will be transferred to Buying Fund;



          2. Buying Fund will assume the liabilities of your Fund; and



          3. Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, (as shown on Exhibit A, to this Proxy Statement/Prospectus).



     For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Agreement -- Other Terms."

     The shares of Buying Fund issued in the Reorganization will have an aggregate net asset value equal to the net value of the assets of your Fund transferred to Buying Fund. The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. A copy of the Agreement is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Agreement."


     Trust and Buyer will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of the Reorganization. See "Additional Information About the Agreement -- Federal Income Tax Consequences."

     No sales charges will be imposed in connection with the Reorganization.


COMPARISON FEE TABLE AND EXPENSE EXAMPLE



FEE TABLE



     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of your Fund and Buying Fund. Series II shares of Buying Fund were not available as of December 31, 2003 and will not be offered for sale prior to the reorganization of your Fund into Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the reorganization of your Fund into Buying Fund are also provided. The table does not reflect fees associated when a separate account invests in the Funds or any costs associated with ownership of a variable annuity or variable life insurance contract for which the Funds are investment options, and if it did, expenses would be higher.




                                              YOUR FUND                                 BUYING FUND
                                             (12/31/03)                                 (12/31/03)
                                 -----------------------------------       -------------------------------------
                                    SERIES I            SERIES II             SERIES I              SERIES II
                                     SHARES               SHARES               SHARES               SHARES(1)
                                 --------------       --------------       --------------         --------------
SHAREHOLDER TRANSACTION
 EXPENSES
Maximum Sales Charge (Load)
 Imposed on Purchase (as a
 percentage of offering
 price)........................             N/A                  N/A                  N/A                    N/A
Maximum Deferred Sales Charge
 (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)......             N/A                  N/A                  N/A                    N/A
ANNUAL FUND OPERATING
 EXPENSES(2) (expenses that are
 deducted from fund assets)
Management fees................            0.65%                0.65%                0.60%                  0.60%
Distribution and/or Service
 (12b-1) Fees..................            None                 0.25%                None                   0.25%
Other Expenses.................            0.71%                0.71%                0.57%(3)               0.57%(3)(4)
Total Annual Fund Operating
 Expenses......................            1.36%                1.61%                1.17%                  1.42%
Fee Waiver.....................            0.06%(5)             0.16%(6)               --(7)                  --(7)
Net Expense....................            1.30%                1.45%                1.17%                  1.42%

                                              BUYING FUND
                                          PRO FORMA COMBINED
                                 -------------------------------------
                                    SERIES I              SERIES II
                                     SHARES               SHARES(1)
                                 --------------         --------------
SHAREHOLDER TRANSACTION
 EXPENSES
Maximum Sales Charge (Load)
 Imposed on Purchase (as a
 percentage of offering
 price)........................             N/A                    N/A
Maximum Deferred Sales Charge
 (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)......             N/A                    N/A
ANNUAL FUND OPERATING
 EXPENSES(2) (expenses that are
 deducted from fund assets)
Management fees................            0.60%                  0.60%
Distribution and/or Service
 (12b-1) Fees..................            None                   0.25%
Other Expenses.................           0. 55%(3)               0.55%(3)(4)
Total Annual Fund Operating
 Expenses......................            1.15%                  1.40%
Fee Waiver.....................              --(8)                  --(8)
Net Expense....................            1.15%                  1.40%


---------------


"N/A" in the table above means "not applicable."



(1) As of December 31, 2003, Buying Fund offered only one series of shares, which are referred to in this Proxy Statement/Prospectus as Series I shares. The numbers for Series II shares reflect Buying Fund's December 31, 2003 amounts, plus a 12b-1 fee of 0.25%.



(2) Except as otherwise noted, figures in the table are for the year ended December 31, 2003 and are expressed as a percentage of fund average net assets. This information was prepared before the completion of the fund audit and is subject to change. There is no guarantee that actual expenses will be the same as those shown in the table.



(3) Buying Fund has adopted new forms of administrative services and transfer agency agreements which will be effective May 1, 2004. These new forms of agreements are the same as those currently in place for Selling Fund. As a result, Buying Fund's Other Expenses have been restated to reflect the changes in fees in Buying Fund new agreements. Had Buying Fund not adopted these new forms of administrative services and transfer agency agreements, Buying Fund's Other Expenses would have been 0.48% for

    Series I Shares of Buying Fund, 0.48% for Series II Shares of Buying Fund, 0.49% for Series I Shares of Buying Fund, Pro Forma Combined and 0.49% for Series II Shares of Buying Fund, Pro Forma Combined. Because Buying Fund's board of directors has already approved the adoption of these new forms of agreements to go effective May 1, 2004, your vote on the items described in this Proxy Statement/Prospectus will have no impact on these changes.



(4) Other Expenses for Series II shares are based on estimated average net assets for the current fiscal year.



(5) The Fund's advisor has contractually agreed to waive fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.30%. In determining the advisor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.30% cap: (i) interest; (ii) taxes; (iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting Principles or as approved by the Fund's board of trustees; (iv) expenses related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through December 31, 2004.



(6) The Fund's advisor and/or distributor have contractually agreed to waive fees and/or reimburse expenses of Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.45%. In determining the advisor's and distributor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.45% cap; (i) interest; (ii) taxes; ((iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting Principles or as approved by the Fund's board of trustees; (iv) expenses related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through December 31, 2004.



(7) Effective June 1, 2002, and ending immediately prior to the consummation of the merger between Selling Fund and Buying Fund which is expected to be on April 30, 2004, the Fund's advisor is entitled to reimbursement from the Fund for fees and expenses paid for by the Fund's advisor pursuant to expense limitation commitments between the Fund's advisor and Buying Fund if such reimbursement does not cause the Fund to exceed its then current expense limitations and the reimbursement is made within three years after the Fund's advisor incurred the expense.



(8) Beginning after the consummation of the merger between Selling Fund and Buying Fund which is expected to be on April 30, 2004, Buying Fund's advisor will be entitled to receive reimbursement from Buying Fund for fees and expenses paid for by Buying Fund's advisor, as long as such fees and expenses were paid for by Buying Fund's advisor on or after April 30, 2004, pursuant to expense limitation commitments between Buying Fund's advisor and Buying Fund if such reimbursement does not cause Buying Fund to exceed its then-current expense limitations and the reimbursement is made within three years after Buying Fund's advisor incurred the expense.

EXPENSE EXAMPLE



     This Example is intended to help you compare the costs of investing in different classes of your Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of your Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above. This Example does not reflect fees associated when a separate account invests in the Funds or any costs associated with the ownership of a variable annuity contract or variable life insurance contract for which the Funds are investment options, and if it did, expenses would be higher.



     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:



                                                         ONE    THREE   FIVE     TEN
                                                         YEAR   YEARS   YEARS   YEARS
                                                         ----   -----   -----   ------
YOUR FUND
Series I...............................................  $132   $425    $739    $1,630
Series II..............................................  $148   $492    $861    $1,898
BUYING FUND
Series I...............................................  $119   $372    $644    $1,420
Series II..............................................  $145   $449    $776    $1,702
BUYING FUND -- PRO FORMA COMBINED
Series I...............................................  $117   $365    $633    $1,398
Series II..............................................  $143   $443    $766    $1,680



     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT YOUR FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.



     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.



COMPARISON OF PERFORMANCE OF YOUR FUND AND BUYING FUND



     For more information regarding the total return of your Fund, see the "Financial Highlights" section of the Selling Fund Prospectus, which has been made a part of this Proxy Statement/Prospectus by reference. The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/ Prospectus under the heading "Certain Civil Proceedings and Lawsuits." For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

AIM V.I. GLOBAL UTILITIES FUND



     The bar chart and table shown below provide an indication of the risks of investing in your Fund. Your Fund's past performance is not necessarily an indication of its future performance. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart and performance table shown does not reflect charges at the separate account level; if they did, the performance shown would be lower.



                  (AIM VI GLOBAL UTILITIES SERIES I BAR CHART)

1995...................................................................   26.74%
1996...................................................................   12.07%
1997...................................................................   21.63%
1998...................................................................   16.49%
1999...................................................................   33.56%
2000...................................................................   -2.28%
2001...................................................................  -27.93%
2002...................................................................  -25.53%
2003...................................................................  -19.03%



     During the periods shown in the bar chart, the highest quarterly return was 25.88% (quarter ended December 31, 1999), and the lowest quarterly return was (20.19)% (quarter ended September 30, 2002).



                                                                 SINCE     INCEPTION
                                            1 YEAR   5 YEARS   INCEPTION     DATE
                                            ------   -------   ---------   ---------
AIM V.I. Global Utilities Series I........  19.03%   (3.57)%     5.18%     5/04/1994
AIM V.I. Global Utilities Series II.......  18.94%   (3.76)%     4.94%     5/04/1994
Standard & Poor's 500 Index(1)............  29.67%   (0.57)%    11.76%     4/30/1994
Lipper Utility Fund Index(2)..............  21.57%   (1.67)%     6.41%     4/30/1994


---------------


(1) The Standard & Poor's 500 Index is an index of common stocks frequently used as a general measure of U.S. stock market performance. In addition, the Lipper Utility Fund Index (which may or may not include the fund) is included for comparison to a peer-group.



(2) The Lipper Utility Fund Index measurers the performance of the 30 largest utility funds charted by Lipper Inc., an independent mutual funds performance monitor.

INVESCO VIF-UTILITIES FUND



     The bar chart and table shown below provide an indication of the risks of investing in Buying Fund. Buying Fund's past performance is not necessarily an indication of its future performance. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart and performance table shown does not reflect charges at the separate account level; if they did, the performance shown would be lower.



                     (INVESCO VIF UTILITIES FUND BAR CHART)

1995...................................................................    9.08%
1996...................................................................   12.76%
1997...................................................................   23.41%
1998...................................................................   25.48%
1999...................................................................   19.13%
2000...................................................................    5.28%
2001...................................................................  -32.41%
2002...................................................................  -20.32%
2003...................................................................   17.47%



     During the periods shown in the bar chart, the highest quarterly return was 17.18% (quarter ended December 31, 1998), and the lowest quarterly return was (21.60)% (quarter ended September 30, 2001).



                                                                 SINCE       INCEPTION
                                            1 YEAR   5 YEARS   INCEPTION        DATE
                                            ------   -------   ---------     ----------
INVESCO VIF -- Utilities Fund(1)..........  17.47%   (4.52)%     4.69%(2)    12/30/1994
Standard & Poor's 500 Index(3)............  28.67%   (0.57)%    12.20%(2)    12/30/1994
Custom Utilities Index(4).................  24.22%   (1.24)%     7.53%(2)    12/30/1994
Lipper Utility Fund Index(5)..............  21.57%   (1.67)%     7.40%(2)    12/30/1994


---------------


(1) Total return figures include reinvested dividends and capital gain distributions and the effect of the Fund's expenses.



(2) The Fund commenced investment operations on January 3, 1995. Index comparisons begin on December 31, 1994.



(3) The Standard & Poor's 500 Index is an unmanaged index considered representative of the performance of the broad U.S. stock market. Please keep in mind that the index does not pay brokerage, management or administrative expenses, all of which are paid by the fund and are reflected in its annual return.



(4) The Custom Utilities Index is an index created by A I M Advisors, Inc.



(5) The Lipper Utility Fund Index measures the performance of the 30 largest utility funds charted by Lipper Inc., an independent mutual funds performance monitor.


COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES


     Your Fund and Buying Fund pursue similar investment objectives and invest in similar types of securities. As a result, the Reorganization is not expected to cause significant portfolio turnover or transaction expenses from the sale of securities that are incompatible with the investment objective of Buying Fund. The chart below shows the similarities and differences in your Fund's and Buying Fund's investment objectives and strategies.


     The investment objective or goal of Buying Fund is classified as fundamental, which means that the Board of Directors of Buyer cannot change it without shareholder approval. The investment objective of your Fund is not classified as fundamental, which means that the Board of Trustees can change it without shareholder approval.


     A description of the fundamental and non-fundamental restrictions and policies applicable to your Fund and Buying Fund can be found in each Fund's Statement of Additional Information. While your Fund and Buying Fund have slightly different approaches to disclosing and characterizing these restrictions and policies, in substance your Fund and Buying Fund operate under the same general restrictions and are subject to the same general policies, although your Fund is a non-diversified fund and Buying Fund is a diversified fund (as the terms "non-diversified" and "diversified" are defined under the 1940 Act).



     As a non-diversified fund, your Fund may, with respect to 50% of its assets, invest more than 5% of its assets in the securities of any one issuer. In contrast, as a diversified fund, Buying Fund is not permitted, with respect to 75% of its total assets, to purchase the securities of any one issuer if, as a result of such purchase, either



     (i) more than 5% of Buying Fund's total assets would be invested in the securities of that one issuer, or



     (ii) Buying Fund would hold more than 10% of the outstanding voting securities of that one issuer.



     The percentage limitations above do not apply to Buying Fund if the securities in question are issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, or are securities of other investment companies. Generally speaking, a non-diversified fund may have a higher concentration of securities from a fewer number of issuers.


     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of your Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of your Fund and Buying Fund in the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.


       AIM V.I. GLOBAL UTILITIES FUND                   INVESCO VIF -- UTILITIES FUND
                 (YOUR FUND)                                    (BUYING FUND)
       ------------------------------                   -----------------------------
                                    INVESTMENT OBJECTIVE
- high total return                             - capital growth and income
                                    INVESTMENT STRATEGIES
- invests at least 80% of its net assets,       - invests at least 80% of its net assets in
  plus any borrowings for investment              the equity securities and equity-related
  purposes, in securities of domestic and         instruments of companies engaged in the
  foreign public utility companies                utilities-related industries
- invests primarily in marketable equity        - considers a company to be in the utilities
  securities, including convertible               sector if it meets at least one of the
  securities and debt securities, but its         following tests:
  investments may include synthetic               -- at least 50% of its gross income or its
  instruments such as warrants, futures,              net sales must come from activities in
  options, exchange-traded funds and American     -- at least 50% of its assets must be
  Depositary Receipts;                                devoted to producing revenues from the
                                                      utilities sector; or
                                                  -- based on other available information, it
                                                      is determined that its primary business
                                                      is within the utilities sector
                                                - utilities-related sector companies
                                                  includes, but are not limited to, companies
                                                  that produce, generate, transmit, or
                                                  distribute natural gas or electricity, as
                                                  well as companies that provide
                                                  telecommunications services, including
                                                  local, long distance and wireless
- may invest in non-utility securities, but     - INVESCO seeks to keep the portfolio divided
  generally will invest in securities of          among the electric utilities, natural gas,
  companies that derive revenues from and         telecommunications industries; weightings
  utility-related activities such as              within the various industry segments are
  providing services, equipment or fuel           continually monitored, and INVESCO adjusts
  sources to utilities                            the portfolio weightings depending on the
                                                  prevailing economic conditions.

       AIM V.I. GLOBAL UTILITIES FUND                   INVESCO VIF -- UTILITIES FUND
                 (YOUR FUND)                                    (BUYING FUND)
       ------------------------------                   -----------------------------
- such companies may include those that
  provide maintenance service to electric,
  telephone or natural gas utilities;
  companies that provide energy sources such
  As coal or uranium; fuel services and
  equipment companies; companies that provide
  pollution control for water utilities; and
  companies that build pipelines or turbines
  which help produce electricity
- may invest up to 80% of its total assets in   - may invest up to 25% of its assets in
  foreign securities, including securities of     securities of non-U.S. issuers (securities
  issuers located in developing countries         of Canadian issuers and American Depositary
                                                  Receipts are not subject to this 25%
                                                  limitation)
- invests in the securities of companies        - no corresponding strategy
  located in at least four different
  countries, including the U.S., and may
  invest a significant amount of its assets
  in the securities of U.S. issuers
- may invest up to 25% of its total assets in   - may purchase convertible securities
  convertible securities                          including convertible debt obligations and
                                                  convertible preferred stock, although not a
                                                  principal investment strategy
- may invest up to 25% of its total assets in   - may invest in debt securities, although not
  non-convertible bonds                           a principal investment strategy
- may invest up to 10% of its total assets in   - may invest in junk bonds which INVESCO
  lower-quality debt securities (i.e. "junk       believes are not highly speculative and
  bonds")                                         which are rated at least CCC by S&P or Caa
                                                  by Moody's, although not a principal
                                                  investment strategy
- non-diversified
- focuses on securities that have favorable     - diversified
  prospects for high total return
                                                - uses a research-orientated bottom-up
                                                  investment approach, focusing on company
                                                  fundamentals and growth prospects when
                                                  selecting securities, and generally
                                                  emphasizes companies that INVESCO believes
                                                  are strongly managed and will generate
                                                  above-average long-term capital
                                                  appreciation
                                                - invests primarily in equity securities that
                                                  INVESCO believes will rise in price faster
                                                  than other securities, as well as in
                                                  options and other investments whose values
                                                  are based upon the values of equity
                                                  securities



COMPARISON OF PRINCIPAL SERVICE PROVIDERS



     A comparison of principal services providers can be found at Exhibit B.



COMPARISON OF MULTIPLE CLASS STRUCTURES



     A comparison of the share classes of your Fund that are available to investors and the corresponding share classes of Buying Fund that shareholders of your Fund will receive in the Reorganization can be found as Exhibit A. Series II shares of Buying Fund are not currently available and will not be offered for sale prior to the Reorganization. A registration statement registering the Series II shares of Buying Fund is expected to be filed with the SEC on or about February 13, 2004 and will become effective prior to the Reorganization. For information regarding the features of each of the share classes of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

COMPARISON OF SALES CHARGES


     No sales charges are applicable to shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization. In addition, no sales charges are applicable to Series I shares of either your Fund or Buying Fund or to Series II shares of your Fund. (No sales charges will be applicable to Series II shares of Buying Fund.) There may be, however, sales and additional other expenses, such as insurance charges and surrender charges, associated with your variable annuity or variable life contract that uses the Buying Fund, and/or the Selling Fund, as an underlying investment vehicle.


COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of your Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM. Shares of Buying Fund are distributed by INVESCO Distributors, Inc., a registered broker-dealer and indirect wholly owned subsidiary of AMVESCAP. If shareholders of Buyer do not approve the redomestication of Buyer's series portfolios as new series portfolios of Trust, AIM Distributors will replace INVESCO Distributors, Inc. as distributor of Buying Fund effective April 30, 2004.


     Your Fund has adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of its Series II shares. Your Fund has engaged AIM Distributors to provide such services either directly or through third parties. The Fee Tables on page 3 include comparative information about the distribution and service fees payable by the Series II shares of your Fund and Buying Fund. The Series II shares of Buying Fund will have the same distribution and/or service (Rule 12b-1) fees as the Series II shares of your Fund.


     The purchase and redemption procedures of your Fund and Buying Fund are substantially the same. For information regarding the purchase and redemption procedures of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

THE BOARD'S RECOMMENDATION ON PROPOSAL 1

     Your Board, including the independent trustees, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     Buying Fund is generally subject to risks that affect the utilities sector. Governmental regulation, difficulties in obtaining adequate financing and investment return, environmental issues, prices of fuel for generation of electricity, availability of natural gas, risks associated with power marketing and trading, and risks associated with nuclear power facilities may adversely affect the market value of Buying Fund's holdings. The recent trend towards deregulation in the utilities industries presents special risks. Some companies may be faced with increased competition and may become less profitable. Buying Fund is also subject to the following specific risks:

INVESTMENT STYLE RISK

     Growth investing may be more volatile than other investment styles because growth stocks are more sensitive to investor perceptions of an issuing company's growth potential. Growth-oriented funds typically will underperform value-oriented funds when investor sentiment favors the value investing style.

SECTOR RISK

     Buying Fund is concentrated in a comparatively narrow segment of the economy. This means Buying Fund's investment concentration in the utilities sector is higher than most mutual funds and the broad securities market. Consequently, Buying Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments and consequently the value of an investment in Buying Fund tend to go up and down more rapidly.

POTENTIAL CONFLICTS


     Although it is unlikely, there potentially may be differing interests involving Buying Fund among owners of variable annuity and variable life insurance contracts issued by different insurance companies, or even the same insurance company. The Board of Directors of Buyer will monitor events for any potential conflicts. In the event that the Board of Directors of Buyer determines that a potential conflict exists, the relevant insurance company(ies) will, at their expense and to the extent reasonably practical (as determined by a majority of the disinterested directors of Buyer) take whatever steps are necessary to remedy or eliminate the conflict.


MARKET RISK

     Equity stock prices vary and may fall, thus reducing the value of Buying Fund's investment. Certain stocks selected for Buying Fund's portfolio may decline in value more than the overall stock market. In general, the securities of small companies have more volatility than those of mid-size or large companies.

FOREIGN SECURITIES RISKS

     Investments in foreign and emerging markets carry special risks, including currency, political, regulatory, and diplomatic risks. Buying Fund may invest up to 25% of its assets in securities of non-U.S. issuers. Securities of Canadian issuers and American Depository Receipts are not subject to this 25% limitation. Foreign securities risks also includes the following:

          Currency Risk. A change in the exchange rate between U.S. Dollars and a foreign currency may reduce the value of Buying Fund's investment in a security valued in the foreign currency, or based on that currency value.

          Political Risk. Political actions, events, or instability may result in unfavorable changes in the value of a security.

          Regulatory Risk. Government regulations may affect the value of a security. In foreign countries, securities markets that are less regulated than those in the U.S. may permit trading practices that are not allowed in the U.S.

          Diplomatic Risk. A change in the diplomatic relations between the U.S. and a foreign country could affect the value or liquidity of investments.

LIQUIDITY RISK


     Buying Fund's portfolio is liquid if Buying Fund is able to sell the securities it owns at a fair price within a reasonable time. Liquidity is generally related to the market trading volume for a particular security. Investments in smaller companies or in foreign companies or companies in emerging markets are subject to a variety of risks, including potential lack of liquidity. The principal risk of investing in illiquid securities is that Buying Fund may be unable to dispose of them at the time desired or at a reasonable price.



COUNTERPARTY RISK



     This is a risk associated primarily with repurchase agreements and certain derivatives transactions. (Generally, repurchase agreements are agreements under which a fund acquires ownership of a security from an entity such as a bank that agrees to repurchase the security at a mutually agreed upon price and time.) The risk is that the other party in the transaction, the entity from whom the security is initially purchased, will not fulfill its contractual obligation to complete the transaction with Buying Fund.


LACK OF TIMELY INFORMATION RISK

     Timely information about a security or its issuer may be unavailable, incomplete, or inaccurate. This risk is more common to securities issued by foreign companies and companies in emerging markets than it is to the securities of U.S.-based companies.


PORTFOLIO TURNOVER RISK



     Buying Fund's investments may be bought and sold relatively frequently. A high turnover rate may lower Buying Fund's performance because it results in higher brokerage commissions.


GENERAL RISKS

     Not Insured. Mutual funds are not insured by the FDIC or any other government agency, unlike bank deposits such as CDs or savings accounts.

     No Guarantee. No mutual fund can guarantee that it will meet its investment objectives.

     Possible Loss of Investment. A mutual fund cannot guarantee its performance, nor assure you that the market value of your investment will increase. You may lose the money you invest, and Buying Fund will not reimburse you for any of these losses.

     Volatility. The price of your mutual fund shares will increase or decrease with changes in the value of Buying Fund's underlying investments.

COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND

     The risks associated with an investment in your Fund are similar to those described above for Buying Fund because of the similarities in their investment objectives and strategies. Set forth below is a discussion of certain risks that differ between Buying Fund and your Fund. You can find more detailed descriptions of specific risks associated with your Fund in the Selling Fund Prospectus.

     Your Fund is a non-diversified fund and Buying Fund is a diversified fund. This means that your Fund may invest in fewer issuers than Buying Fund. As a result, your Fund's performance is affected to a greater extent by the performance of any individual security it holds than is the performance of Buying Fund. Further, your Fund may be subject to greater investment and credit risk than the more broadly invested Buying Fund. However, since Buying Fund seeks to keep its portfolio divided among three industries, Buying Fund may be subject to greater industry sector risk than your Fund.

     Your Fund has a greater ability to invest in foreign securities compared to Buying Fund, which can only invest up to 25% of its total assets in foreign securities. Because your Fund has no such restrictions, it may be subject to greater foreign securities exposure than Buying Fund.


     Your Fund may invest up to 25% of its total assets in debt securities, including up to 10% of its total assets in lower quality debt-securities such as junk bonds, which are particularly vulnerable to credit risk and interest rate fluctuations. Interest rate increases can cause the price of a debt security to decrease. Buying Fund may invest in debt securities including junk bonds, but it is not a principal investment strategy of Buying Fund. As a result, your Fund's potentially greater exposure to junk bonds may give it greater exposure to credit risks.


                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value by the shareholder or by Buyer in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Directors of Buying Fund. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different class-specific expenses. When issued, share of Buying Fund are fully paid and nonassessable, which means that shareholders of Buying Fund cannot be assessed additional funds to cover any liabilities of Buying Fund. Shares of Buying Fund are freely transferable. Shares of Buying Fund have no preemptive rights (rights of current shareholders to maintain a proportionate share of ownership in Buying Fund by purchasing additional shares of Buying
Fund), subscription rights (rights of current shareholders to purchase additional shares of Buying Fund in an amount proportionate to their current holdings) or conversion rights (rights of current shareholders to exchange Buying Fund's shares for another security of Buying Fund at a predetermined conversion rate during a stated conversion period).


MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its annual report to shareholders for the fiscal year ended December 31, 2002 is set forth in Appendix III to this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS


     For more information about Buying Fund's financial performance, see the Financial Highlights of Buying Fund at Exhibit C, which is more current than and should be read in lieu of the "Financial Highlights" section of the Buying Fund Prospectus that is attached to this Proxy Statement/Prospectus as Appendix II. The financial statements should be read in conjunction with disclosures, included in the Proxy Statement/ Prospectus under the heading "Certain Civil Proceedings and Lawsuits."


PENDING SHAREHOLDER PROPOSALS FOR BUYING FUND

     As previously discussed, the Board of Directors of Buyer is soliciting the shareholders of Buying Fund to vote on a new investment advisory agreement between AIM and Buying Fund, a new sub-advisory agreement between AIM and INVESCO Institutional (N.A.), Inc., an affiliate of INVESCO, for Buying Fund, and an agreement and plan of reorganization to redomesticate Buyer as a Delaware statutory trust.

                   ADDITIONAL INFORMATION ABOUT THE AGREEMENT

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Agreement. Significant provisions of the Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Appendix I to this Proxy Statement/Prospectus.

THE REORGANIZATION


     The consummation of the Reorganization (the "Closing") is expected to occur on April 30, 2004, at 8:00 a.m., Eastern Time (the "Effective Time"). The Closing will be based on values calculated as of the close of regular trading on the New York Stock Exchange on April 29, 2004 (the "Valuation Date").



     At the Effective Time, all of the assets of your Fund will be delivered to Buyer's custodian for Buying Fund's account in exchange for Buying Fund's assumption of the liabilities of your Fund. Buyer shall deliver to the shareholders of your Fund a number of shares of the corresponding class of Buying Fund having an aggregate net asset value equal to the value of the net assets of your Fund. Upon delivery of your Fund's assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.



     In order for your Fund to continue to qualify as a "regulated investment company" for tax purposes and to eliminate any tax liability of your Fund arising from undistributed investment company taxable income or net capital gain, Trust will declare one or more dividends on or before the Valuation Date. Such dividend will be payable to the shareholders of your Fund.



     Such dividend, together with all previous such dividends, shall have the effect of distributing:



     - all of your Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2003 and for the short taxable year beginning on January 1, 2004 and ending on the Closing; and



     - all of your Fund's net capital gain recognized in its taxable year ended December 31, 2003 and in such short taxable year (after reduction for any capital loss carryover).


     Buying Fund will proceed with the Reorganization if the shareholders of your Fund approve the Agreement.

BOARD CONSIDERATIONS

     AMVESCAP initially proposed that the Board consider the Reorganization at an in-person meeting of the Board held on November 6, 2003, at which preliminary discussions of the Reorganization took place. The Board determined that the Reorganization is in the best interests of your Fund and will not dilute the interests of your Fund's shareholders, and approved the Agreement and the Reorganization, at an in-person meeting of the Board held on December 9-10, 2003.

     Over the course of the two Board meetings, the Board received from AIM and INVESCO written materials that contained information concerning your Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of your Fund and Buying Fund and pro forma expense ratios for Buying Fund. AIM and INVESCO also provided the Board with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization.

     In evaluating the Reorganization, the Board considered a number of factors, including:


     - The investment objective and principal investment strategies of your Fund and Buying Fund, noting that the objective and strategies of Buying Fund generally were similar to those of your Fund.



     - The comparative expenses of your Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the Reorganization, noting that, both before and after contractual expense limitations, the expenses of Buying Fund and the pro forma expenses of Buying Fund were less than those of your Fund as of June 30, 2003.



     - The comparative performance of your Fund and Buying Fund, noting that Buying Fund generally had superior performance to your Fund.



     - The comparative sizes of your Fund and Buying Fund, noting that Buying Fund was larger.



     - The consequences of the Reorganization for Federal income tax purposes, including the treatment of capital loss carryforwards, if any, available to offset future capital gains of both your Fund and Buying Fund. In that regard, the Board noted that tax issues, including the treatment of capital loss carryforwards, are of less consequence to variable fund shareholders because their shares are held in tax-deferred accounts and they are not taxed on fund distributions.



     - Any fees and expenses that will be borne directly or indirectly by your Fund or Buying Fund in connection with the Reorganization


     The Board noted that AMVESCAP or one of its subsidiaries, on behalf of AIM, will bear the costs and expenses incurred in connection with the Reorganization.

     The Board also noted that no sales charges or other charges would be imposed on any of the shares of Buying Fund issued to the shareholders of your Fund in connection with the Reorganization.

     Based on the foregoing and the information presented at the two Board meetings discussed above, the Board determined that the Reorganization is in the best interests of your Fund and will not dilute the interests of your Fund's shareholders. Therefore, the Board recommends the approval of the Agreement by the shareholders of your Fund at the Special Meeting.

     AMVESCAP initially proposed that the Board of Directors of Buyer consider the Reorganization at an in-person meeting of the Board of Directors held on November 6, 2003, at which preliminary discussions of the Reorganization took place. The Board of Directors of Buyer determined that the Reorganization is in the best interests of Buying Fund and will not dilute the interests of Buying Fund shareholders, and approved the Agreement and the Reorganization, at an in-person meeting of the Board of Directors held on December 9-10, 2003.

OTHER TERMS

     If any amendment is made to the Agreement which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, the Agreement may be amended without shareholder approval by mutual agreement of the parties.

     Trust and Buyer have made representations and warranties in the Agreement that are customary in matters such as the Reorganization. The obligations of Trust and Buyer pursuant to the Agreement are subject to various conditions, including the following mutual conditions:

     - the assets of your Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by your Fund immediately prior to the Reorganization;

     - Buyer's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of your Fund shall have approved the Agreement; and

     - Trust and Buyer shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Agreement will not result in the recognition of gain or loss for Federal income tax purposes for your Fund, Buying Fund or their shareholders.

     The Board of Trustees of Trust and the Board of Directors of Buyer may waive without shareholder approval any default by Trust or Buyer or any failure by Trust or Buyer to satisfy any of the above conditions as long as such a waiver is mutual and will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of your Fund. The Agreement may be terminated and the Reorganization may be abandoned at any time by mutual agreement of the parties, or by either party if the shareholders of your Fund do not approve the Agreement or if the Closing does not occur on or before June 30, 2004.

FEDERAL INCOME TAX CONSEQUENCES


     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change.



     The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:



     - no gain or loss will be recognized by your Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of your Fund or on the distribution of those shares to your Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of your Fund in exchange for shares of Buying Fund issued directly to your Fund's shareholders;



     - no gain or loss will be recognized by any shareholder of your Fund upon the exchange of shares of your Fund for shares of Buying Fund;



     - the tax basis of the shares of Buying Fund to be received by a shareholder of your Fund will be the same as the shareholder's tax basis of the shares of your Fund surrendered in exchange therefor;



     - the holding period of the shares of Buying Fund to be received by a shareholder of your Fund will include the period for which such shareholder held the shares of your Fund exchanged therefor, provided that such shares of your Fund are capital assets in the hands of such shareholder as of the Closing; and



     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of your Fund in determining its taxable income, subject to all relevant conditions and limitations on the use of such tax benefits.



     Neither Trust nor Buyer has requested or will request an advance ruling from the IRS as to the Federal tax consequences of the Reorganization. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to Trust and Buyer as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust and Buyer upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust or Buyer are incorrect in any material respect.



     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF YOUR FUND. YOUR FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


ACCOUNTING TREATMENT


     For financial statement purposes, the Reorganization will be accounted for as a combination of the funds and not as a purchase of the assets of your Fund at their current fair market values. Accordingly, the book cost of the assets of your Fund will be recorded on the financial statements of the Buying Fund using the same book cost of such assets as has been used by your Fund.


                             RIGHTS OF SHAREHOLDERS

GENERAL

     Buyer is a Maryland corporation. Trust is a Delaware statutory trust. There is much that is similar between Maryland corporations and Delaware statutory trusts. For example, the responsibilities, powers and fiduciary duties of the directors of Buyer are substantially similar to those of the trustees of Trust.

     There are, however, certain differences between the two forms of organization. The operations of Buyer, as a Maryland corporation, are governed by its Articles of Incorporation, and any restatements, amendments and supplements thereto (the "Articles of Incorporation"), and applicable Maryland law. The operations of Trust, as a Delaware statutory trust, are governed by its Amended and Restated Agreement and Declaration of Trust, as amended (the "Declaration of Trust"), and applicable Delaware law.

     As discussed above under "Summary -- The Reorganization," if approved by Buyer's shareholders, Buyer will be redomesticated as a Delaware statutory trust after the consummation of the Reorganization. If such redomestication occurs, the discussion below of the liabilities of shareholders of a Maryland corporation will be inapplicable to Buyer.


LIABILITY OF SHAREHOLDERS


     Shareholders of a Maryland corporation generally do not have personal liability for the corporation's obligations, except that a shareholder may be liable to the extent that he or she receives any distribution which exceeds the amount which he or she could properly receive under Maryland law or where such liability is necessary to prevent fraud.



     Under Delaware law, shareholders of a Delaware statutory trust are entitled to the same limitations of liability extended to shareholders of private for-profit corporations. However, there is a remote possibility that shareholders of a Delaware statutory trust might be held personally liable for the trust's obligations. This might occur if the courts of another state that does not recognize the limited liability granted to shareholders by Delaware law were to apply the laws of such other state to a controversy involving the trust's obligations.



     The Declaration of Trust provides that shareholders of the Trust are not subject to any personal liability for acts or obligations of the Trust. The Declaration of Trust requires that every written agreement, obligation or other undertaking made by the Trust contain a provision to the effect that shareholders are not personally liable thereunder. In addition, the Declaration of Trust provides for indemnification out of the trust's property for any shareholder held personally liable solely by reason of his or her being or having been a shareholder.



     Therefore, the risk of any shareholder incurring financial loss beyond his or her investment due to shareholder liability is limited to circumstances in which the Trust itself is unable to meet its obligations and the express disclaimer of shareholder liabilities is determined not to be effective. Given the nature of the assets and operations of the Trust, the possibility of the Trust being unable to meet its obligations is considered remote. Even if a claim were brought against the Trust and a court determined that shareholders were personally liable, it would likely not impose a material obligation on a shareholder.


ELECTION OF DIRECTORS/TRUSTEES; TERMS

     The shareholders of Buyer have elected a majority of the directors of Buyer. Each director serves until a successor is elected, subject to his or her earlier death, resignation or removal in the manner provided by law (see below). In the case of a vacancy on the Board of Directors (other than a vacancy created by removal by the shareholders), a majority of the directors may appoint a successor to fill such vacancy. The right of the Board of Directors to appoint directors to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

     The shareholders of Trust have elected a majority of the trustees of Trust. Such trustees serve for the life of Trust, subject to their earlier death, incapacitation, resignation, retirement or removal (see below). In the case of any vacancy on the Board of Trustees, a majority of the trustees may appoint a successor to fill such vacancy. The right of the Board of Trustees to appoint trustees to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

REMOVAL OF DIRECTORS/TRUSTEES

     A director of Buyer may be removed by the affirmative vote of a majority of the holders of a majority of the outstanding shares of Buyer.

     A trustee of Trust may be removed at any time by a written instrument signed by at least two-thirds of the trustees or by vote of two-thirds of the outstanding shares of Trust.

MEETINGS OF SHAREHOLDERS

     Buyer is not required to hold annual meetings of shareholders and does not intend to do so unless required by the 1940 Act. The bylaws of Buyer provide that a special meeting of shareholders may be called by the president or, in his or her absence, the vice-president or by a majority of the Board of Directors or holders of shares entitled to cast at least 10% of the votes entitled to be cast at the special meeting. Requests for special meetings must, among other things, state the purpose of such meeting and the matters to be voted upon. No special meeting need be called to consider any matter previously voted upon at a special meeting called by the shareholders during the preceding twelve months, unless requested by a majority of all shares entitled to vote at such meeting.

     Trust is not required to hold annual meetings of shareholders unless required by the 1940 Act and does not intend to do so. The bylaws of Trust provide that any trustee may call a special meeting of shareholders and the trustees shall call a special meeting of the shareholders solely for the purpose of removing one or more trustees upon written request of the holders of not less than 10% of the outstanding shares of Trust. Special meetings may be called for the purpose of electing trustees or for any other action requiring shareholder approval, or for any matter deemed by the trustees to be necessary or desirable.

LIABILITY OF DIRECTORS/TRUSTEES AND OFFICERS; INDEMNIFICATION


     The Articles of Incorporation eliminate director and officer liability to the fullest extent permitted under Maryland law.



     Under Maryland law:



     - a corporation is permitted to eliminate liability of its directors and officers to the corporation or its stockholders, except for liability arising from receipt of an improper benefit or profit and from active and deliberate dishonesty;



     - indemnification of a corporation's directors and officers is mandatory if a director or officer has been successful on the merits or otherwise in the defense of certain proceedings; and



     - indemnification of a corporation's directors and officers for other matters is permitted unless it is established that the act or omission giving rise to the proceeding was committed in bad faith, a result of active and deliberate dishonesty, or one in which a director or officer actually received an improper benefit.



     The Declaration of Trust provides:



     - that the trustees and officers of Trust are not liable for any act or omission or any conduct whatsoever in their capacity as trustees, except for liability to the trust or shareholders due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of trustee; and



     - for the indemnification of Trust's trustees and officers to the extent that such trustees and officers act in good faith and reasonably believe that their conduct is in the best interests of Trust, except with respect to any matter in which it has been determined that such trustee acted with willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.



     Under Delaware law:



     - trustees of a statutory trust are not liable to the trust or its shareholders for acting in good faith reliance on the provisions of its governing instrument and that the trustee's liabilities may be expanded or restricted by such instrument; and



     - a statutory trust is permitted to indemnify and hold harmless any trustee or other person against any and all claims and demands.



     Generally speaking, and for practical purposes, the impact of the change from Maryland law to Delaware law on liability of directors/trustees and officers will be minimized because the 1940 Act applies a certain level of liability to the directors/trustees and officers of a mutual fund by prohibiting the governing documents of the Fund from eliminating liability of directors/trustees and officers for willful misfeasance bad faith, gross negligences or reckless disregard of duty.

DISSOLUTION AND TERMINATION

     Maryland law provides that Buyer may be dissolved by the vote of a majority of the Board of Directors and two-thirds of the shares entitled to vote on the dissolution; however the Articles of Incorporation reduce the required shareholder vote from two-thirds to a majority of the shares entitled to vote on the dissolution.


     Pursuant to the Declaration of Trust, Trust or any series or class of shares of beneficial interest in Trust may be terminated by: (1) a majority shareholder vote of Trust or the affected series or class, respectively; or (2) if there are fewer than 100 shareholders of record of Trust or of such terminating series or class, a majority of the trustees pursuant to written notice to the shareholders of Trust or the affected series or class.


VOTING RIGHTS OF SHAREHOLDERS

     Shareholders of a Maryland corporation such as Buyer are entitled to vote on, among other things, those matters which effect fundamental changes in the corporate structure (such as a merger, consolidation or sale of substantially all of the assets of the corporation) as provided by Maryland law.

     The Declaration of Trust grants shareholders power to vote only with respect to the following: (i) election of trustees, provided that a meeting of shareholders has been called for that purpose; (ii) removal of trustees, provided that a meeting of shareholders has been called for that purpose; (iii) termination of Trust or a series or class of its shares of beneficial interest, provided that a meeting of shareholders has been called for that purpose; (iv) sale of all or substantially all of the assets of Trust or one of its investment portfolios; (v) merger or consolidation of Trust or any of its investment portfolios, with certain exceptions; (vi) approval of any amendments to shareholders' voting rights under the Declaration of Trust; and (vii) approval of such additional matters as may be required by law or as the trustees, in their sole discretion, shall determine.


     Generally speaking, and for practical purposes, the impact of the change to Delaware law from Maryland law on shareholder voting rights will be minimized because the 1940 Act requires that shareholders vote on certain fundamental matters.


DISSENTERS' RIGHTS

     Under Maryland law, shareholders may not demand the fair value of their shares from the successor company in a transaction involving the transfer of the corporation's assets and are, therefore, bound by the terms of the transaction if the stock is that of an open-end investment company registered with the SEC under the 1940 Act and the value placed on the stock in the transaction is its net asset value.

     Neither Delaware law nor the Declaration of Trust confers upon shareholders rights of appraisal or dissenters' rights.

AMENDMENTS TO ORGANIZATION DOCUMENTS

     Consistent with Maryland law, Buyer reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation in the manner prescribed by statute, including any amendment that alters the contract rights, as expressly set forth in the Articles of Incorporation, of any outstanding stock, and all rights conferred on shareholders are granted subject to this reservation. The Board of Directors of Buyer may approve amendments to the Articles of Incorporation to classify or reclassify unissued shares of a class of stock without shareholder approval. Other amendments to the Articles of Incorporation may be adopted if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The directors have the power to alter, amend or repeal the bylaws of Buyer or adopt new bylaws at any time.

     Consistent with Delaware law, the Board of Trustees of Trust may, without shareholder approval, amend the Declaration of Trust at any time, except to eliminate any voting rights pertaining to the shares of Trust, without approval of the majority of the shares of Trust. The trustees have the power to alter, amend or repeal the bylaws of Trust or adopt new bylaws at any time.

                                 CAPITALIZATION

     The following table sets forth, as of June 30, 2003, (i) the capitalization of each class of shares of your Fund, (ii) the capitalization of each class of shares of Buying Fund, and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Agreement.

                                                                                     PRO FORMA
                                                 YOUR FUND        BUYING FUND       BUYING FUND
                                              SERIES I SHARES   SERIES I SHARES   SERIES I SHARES
                                              ---------------   ---------------   ---------------
Net Assets..................................    $21,077,182       $44,364,519       $65,441,701
Shares Outstanding..........................      1,981,639         3,634,313         5,361,147
Net Asset Value Per Share...................    $     10.64       $     12.21       $     12.21


                                                                                      PRO FORMA
                                             YOUR FUND           BUYING FUND         BUYING FUND
                                          SERIES II SHARES   SERIES II SHARES(1)   SERIES II SHARES
                                          ----------------   -------------------   ----------------
Net Assets..............................      $178,410             $    0              $178,410
Shares Outstanding......................        16,793                  0                14,606
Net Asset Value Per Share...............      $  10.62             $12.21              $  12.21


---------------

(1) There were no shareholders of Series II Shares of Buying Fund as of June 30, 2003.

                          INTERESTS OF CERTAIN PERSONS


     If the Reorganization is consummated and if the shareholders of Buying Fund do not approve a proposed new investment advisory agreement with AIM, INVESCO, as the current investment advisor of Buying Fund, will gain approximately $21 million in additional assets under management (based on your Fund's net assets as of June 30, 2003), upon which INVESCO will receive advisory fees. INVESCO's advisory fees applicable to Buying Fund are set forth in the Fee Tables on page 3.


                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

             ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND

     For more information with respect to your Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference: (i) see "Performance Information" for more information about the performance of your Fund; (ii) see "Fund Management" for more information about the management of your Fund; (iii) see "Other Information" for more information about your Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of your Fund, tax consequences to shareholders of various transactions in shares of your Fund, distribution arrangements and the multiple class structure of your Fund.

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix II: (i) see "Fund Performance" for more information about the performance of Buying Fund;
(ii) see "Fund Management" and "Portfolio Managers" for more information about the management of Buying Fund; (iii) see "Share Price" for more information about the pricing of shares of Buying Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of Buying Fund;

and (v) see "Dividends And Capital Gain Distributions" for more information about Buying Fund's policy with respect to dividends and distributions.

                     CERTAIN CIVIL PROCEEDINGS AND LAWSUITS


     The mutual fund industry as a whole is currently subject to a wide range of inquiries and litigation related to issues of "market timing" and "late trading." Both AIM and INVESCO are the subject of a number of such inquiries, as described below.



REGULATORY ACTIONS AND INQUIRIES CONCERNING INVESCO



     On December 2, 2003 each of the SEC and the Office of the Attorney General of the State of New York ("NYAG") filed civil proceedings against INVESCO and Raymond R. Cunningham, in his capacity as the chief executive officer of INVESCO. Mr. Cunningham currently holds the positions of Chief Operating Officer and Senior Vice President of A I M Management Group Inc., the parent of AIM, and the position of Senior Vice President of AIM. In addition, on December 2, 2003, the State of Colorado filed civil proceedings against INVESCO. Neither your Fund nor any of the other AIM or INVESCO Funds has been named as a defendant in any of these proceedings.



     The SEC complaint, filed in the United States District Court for the District of Colorado [Civil Action No. 03-N-2421 (PAC)], alleges that INVESCO failed to disclose in the INVESCO Funds' prospectuses and to the INVESCO Funds' independent directors that INVESCO had entered into certain arrangements permitting market timing of the INVESCO Funds. The SEC alleges violations of
Section 17(a) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 under that Act, Section 206(1) and 206(2) of the Investment Advisers Act of 1940, and Sections 34(b) and 36(a) of the 1940 Act. The SEC is seeking injunctions, including permanent injunctions from serving as an investment advisor, officer or director of an investment company; an accounting of all market timing as well as certain fees and compensation received; disgorgement; civil monetary penalties; and other relief.



     The NYAG complaint, filed in the Supreme Court of the State of New York (New York County), is also based on the circumstances described above. The NYAG complaint alleges violation of Article 23-A (the Martin Act) and Section 349 of the General Business Law of the State of New York and Section 63(12) of the State of New York's Executive Law. The NYAG is seeking injunctions, including permanent injunctions from directly or indirectly selling or distributing shares of mutual funds; disgorgement of all profits obtained, including fees collected, and payment of all restitution and damages caused, directly or indirectly from the alleged illegal activities; civil monetary penalties; and other relief.



     The Colorado complaint, filed in the Colorado District Court, in the City and County of Denver, Colorado, is also based on the circumstances described above. The Colorado complaint alleges violations of Section 6-1-105(1) of the Colorado Consumer Protection Act. The State of Colorado is seeking injunctions; restitution, disgorgement and other equitable relief; civil monetary penalties; and other relief.



     No relief is being sought against your Fund or any of the other AIM or INVESCO Funds in any of these complaints.



     In addition, INVESCO has received inquiries in the form of subpoenas or other oral or written requests for information from various regulators concerning market timing activity, late trading, fair value pricing and related issues concerning the INVESCO Funds. These regulators include the Florida Department of Financial Services, the Commissioner of Securities for the State of Georgia, the Office of the State Auditor for the State of West Virginia, the Office of the Secretary of State for West Virginia and the Colorado Securities Division. INVESCO has also received more limited inquiries concerning related matters from the United States Department of Labor, NASD Inc., and the SEC.

REGULATORY INQUIRIES CONCERNING AIM



     AIM has also received inquiries in the form of subpoenas or other oral or written requests for information from various regulators concerning market timing activity, late trading, fair value pricing, and related issues concerning the AIM Funds. AIM has received requests for information and documents concerning these and related matters from the SEC and the Massachusetts Secretary of the Commonwealth. In addition, AIM has received subpoenas concerning these and related matters from the NYAG, the United States Attorney's Office for the District of Massachusetts, the Commissioner of Securities for the State of Georgia, the Office of the State Auditor for the State of West Virginia, and the Office of the Secretary of State for West Virginia. AIM has also received more limited inquiries from the SEC and NASD, Inc. concerning specific funds, entities and/or individuals, none of which directly bears upon your Fund.



RESPONSE OF THE INDEPENDENT DIRECTORS/TRUSTEES



     The independent directors/trustees (the "independent trustees") of the AIM and INVESCO Funds have retained their own independent counsel to conduct an investigation on behalf of the independent trustees into the frequent trading arrangements and related issues raised by the regulators. The independent trustees have created a special committee, consisting of four independent trustees, to oversee the investigation and to formulate recommendations for further board action. As part of the investigation by the independent trustees, their independent counsel has been reviewing the examination of INVESCO and AIM currently being conducted by management's outside counsel.



RESPONSE OF AMVESCAP



     AMVESCAP is seeking to resolve both the pending regulatory complaints against INVESCO alleging market timing and the ongoing market timing investigations with respect to INVESCO and AIM. AMVESCAP recently found, in its ongoing review of these matters, that shareholders were not always effectively protected from the potential adverse impact of market timing and illegal late trading through intermediaries. These findings were based, in part, on an extensive economic analysis by outside experts who have been retained by AMVESCAP to examine the impact of these activities. In light of these findings, AMVESCAP has publicly stated that any AIM or INVESCO Fund, or any shareholders thereof, harmed by these activities will receive full restitution. AMVESCAP has informed regulators of these findings. In addition, AMVESCAP has retained separate outside counsel to undertake a comprehensive review of AIM's and INVESCO's policies, procedures and practices, with the objective that they rank among the most effective in the fund industry.



     There can be no assurance that AMVESCAP will be able to reach a satisfactory settlement with the regulators, or that any such settlement will not include terms which would have the effect of barring either or both of INVESCO and AIM, or any other investment advisor directly or indirectly owned by AMVESCAP, from serving as an investment advisor to any investment company registered under the Investment Company Act of 1940 (a "registered investment company"), including your Fund. Your Fund has been informed by AIM that, if AIM is so barred, AIM will seek exemptive relief from the SEC to permit it to continue to serve as your Fund's investment advisor. There can be no assurance that such exemptive relief will be granted. Any settlement with the regulators could also include terms which would bar Mr. Cunningham from serving as an officer or director of any registered investment company.



PRIVATE ACTIONS



     In addition to the complaints described above, multiple lawsuits, including purported class action and shareholder derivative suits, have been filed against various parties (including, depending on the lawsuit, certain INVESCO Funds, certain AIM Funds, INVESCO, AIM, A I M Management Group Inc., the parent of AIM, AMVESCAP, certain related entities and certain of their officers, including Mr. Cunningham). The allegations in the majority of the lawsuits are substantially similar to the allegations in the regulatory complaints against INVESCO described above. Such lawsuits allege a variety of theories of recovery, including but not limited to: (i) violation of various provisions of the Federal and state securities laws;

(ii) violation of various provisions of the Employee Retirement Income Security Act ("ERISA"); (iii) breach of fiduciary duty; and (iv) breach of contract. The lawsuits have been filed in both Federal and state courts and seek such remedies as compensatory damages; restitution; rescission; accounting for wrongfully gotten gains, profits and compensation; injunctive relief; disgorgement; equitable relief; various corrective measures under ERISA; rescission of certain Funds' advisory agreements with AIM; declaration that the advisory agreement is unenforceable or void; refund of advisory fees; interest; and attorneys' and experts' fees. The following list identifies such lawsuits that have been served as of February 23, 2004:



          - RAJ SANYAL, DERIVATIVELY ON BEHALF OF NATIONS INTERNATIONAL EQUITY FUND, V. INVESCO GLOBAL ASSET MANAGEMENT, ET AL., in the Superior Court Division, State of North Carolina (Civil Action No. 03-CVS-19622, filed on November 14, 2003.



          - JOEL GOODMAN V. INVESCO FUNDS GROUP, INC., ET AL., in the District Court, City and County of Denver, Colorado (Case Number 03-CV-9268), filed on December 5, 2003.



          - L. SCOTT KARLIN, DERIVATIVELY ON BEHALF OF INVESCO FUNDS GROUP, INC. V. AMVESCAP PLC, INVESCO, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2406), filed on November 28, 2003.



          - EDWARD LOWINGER AND SHARON LOWINGER V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-9634), filed on December 4, 2003.



          - RICHARD RAVER V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-F-2441), filed on December 2, 2003.



          - STEVEN B. EHRLICH, ET AL., V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-N-2559), filed on December 17, 2003.



          - PAT B. GORSUCH AND GEORGE L. GORSUCH V. INVESCO FUNDS GROUP, INC. AND A I M ADVISORS, INC., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2612), filed on December 24, 2003.



          - LORI WEINRIB, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, Southern District of New York (Civil Action No. 04-CV-00492), filed on January 21, 2004.



          - CARL E. VONDER HAAR AND MARILYN P. MARTIN, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-CV-812), filed on February 5, 2004.



     INVESCO has removed certain of the state court proceedings to Federal District Court. The Judicial Panel on Multidistrict Litigation recently has ordered that efficiency will be achieved if all actions alleging market timing throughout the mutual fund industry are transferred to the District of Maryland for coordinated pretrial discovery. AIM and INVESCO have informed the AIM and INVESCO Funds that they anticipate that the Panel will issue orders to transfer actions pending against them, including the cases identified above, to the multidistrict litigation as well.



     More detailed information regarding each of the cases identified above is provided in your Fund's statement of additional information. Additional lawsuits or regulatory actions arising out of these circumstances and presenting similar allegations and requests for relief may be served or filed against your Fund, INVESCO, AIM, AMVESCAP and related entities and individuals in the future. Information about any similar additional lawsuits will be provided in the statement of additional information.

     As a result of these developments, investors in the AIM and INVESCO Funds might react by redeeming their investments. This might require the Funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the Funds.


         INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which Trust and Buyer have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the Selling Fund Prospectus and related Statement of Additional Information is Registration No. 033-57340. Such Selling Fund Prospectus is incorporated herein by reference. The SEC file number for Buyer's registration statement containing the Buying Fund Prospectus and related Statement of Additional Information is Registration No. 033-70154. Such Buying Fund Prospectus is incorporated herein by reference.

     Trust and Buyer are subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust and Buyer (including the Registration Statement of Buyer relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and Buyer and other registrants that file electronically with the SEC.

                                 PROPOSAL 2 --

                              ELECTION OF TRUSTEES

BACKGROUND

     In considering the integration initiative proposed by AMVESCAP, the independent directors/trustees of the AIM Funds and the independent directors of the INVESCO Funds determined that the shareholders of all the AIM Funds and the INVESCO Funds would benefit if a unified board of directors/trustees was responsible for overseeing the operation of both the AIM Funds and the INVESCO Funds and the services provided by AIM, INVESCO and their affiliates. Accordingly, the Boards of Directors/Trustees of the AIM Funds and the Boards of Directors of the INVESCO Funds agreed to combine the separate boards and create a unified board of directors/trustees.

     You are being asked to approve Proposal 2 so that, in the event that Proposal 1 is not approved, your Fund will still be able to benefit from having a combined board of trustees.

STRUCTURE OF THE BOARD OF TRUSTEES

     The Board currently consists of 12 persons. Ten of the current trustees are "independent," meaning they are not "interested persons" of Trust within the meaning of Section 2(a)(19) of the 1940 Act. Two of the current trustees are "interested persons" because of their business and financial relationships with Trust and AIM, its investment advisor, and/or AIM's parent, AMVESCAP.

NOMINEES FOR TRUSTEES

     Trust's Governance Committee (which consists solely of independent trustees) has approved the nomination of each of the 12 current trustees, as set forth below, to serve as trustee until his or her successor is elected and qualified. In addition, the Governance Committee has approved the nomination of four new nominees, as set forth below, to serve as trustee until his successor is elected and qualified. These four new nominees were nominated to effect the proposed combination of the Boards of Directors/Trustees of the AIM Funds and the Boards of Directors of the INVESCO Funds.


     Each nominee who is a current trustee serves as a director or trustee of the 19 registered investment companies, consisting of a total of 99 portfolios, that make up the AIM Funds. The business address of each nominee who is a current trustee is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.



     Each new nominee serves as a director of Company, consisting of a total of 13 portfolios. Each new nominee also serves as a director or trustee of 17 of the 19 AIM Funds, consisting of a total of 78 portfolios. The business address of each new nominee is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. Each new nominee was recommended to Trust's Governance Committee by the independent trustees of Trust.



     If elected, each nominee who is a current trustee would oversee a total of 20 registered investment companies currently comprising 112 portfolios and each new nominee would oversee a total of 18 registered investment companies currently comprising 91 portfolios.


  NOMINEES WHO CURRENTLY ARE INDEPENDENT TRUSTEES


                             TRUSTEE     PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH        SINCE        DURING PAST 5 YEARS       OTHER DIRECTORSHIP(S) HELD
----------------------       -------     -----------------------     --------------------------
Frank S. Bayley -- 1939       2001     Of Counsel, law firm of       Badgley Funds, Inc.
  Trustee                              Baker & McKenzie              (registered investment
                                                                     company)
                                       Formerly: Partner, law firm
                                       of Baker & McKenzie
Bruce L. Crockett -- 1944     1993     Chairman, Crockett            ACE Limited (insurance
  Trustee                              Technology Associates         company); and Captaris,
                                       (technology consulting        Inc. (unified messaging
                                       company)                      provider)
Albert R. Dowden -- 1941      2000     Director of a number of       Cortland Trust, Inc.
  Trustee                              public and private business   (Chairman) (registered
                                       corporations, including the   investment company);
                                       Boss Group Ltd. (private      Annuity and Life Re
                                       investment and management)    (Holdings), Ltd. (insurance
                                       and Magellan Insurance        company)
                                       Company
                                       Formerly: Director,
                                       President and Chief
                                       Executive Officer, Volvo
                                       Group North America, Inc.;
                                       Senior Vice President, AB
                                       Volvo; and director of
                                       various affiliated Volvo
                                       companies
Edward K. Dunn, Jr. -- 1935   1998     Retired                       None
  Trustee
                                       Formerly: Chairman,
                                       Mercantile Mortgage Corp.;
                                       President and Chief
                                       Operating Officer,
                                       Mercantile-Safe Deposit &
                                       Trust Co.; and President,
                                       Mercantile Bankshares Corp.

                             TRUSTEE     PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH        SINCE        DURING PAST 5 YEARS       OTHER DIRECTORSHIP(S) HELD
----------------------       -------     -----------------------     --------------------------
Jack M. Fields -- 1952        1997     Chief Executive Officer,      Administaff, Discovery
  Trustee                              Twenty First Century Group,   Global Education Fund
                                       Inc. (government affairs      (non-profit)
                                       company) and Texana Timber
                                       LP (sustainable forestry
                                       company)
Carl Frischling -- 1937       1993     Partner, law firm of Kramer   Cortland Trust, Inc.
  Trustee                              Levin Naftalis and Frankel    (registered investment
                                       LLP                           company)
Prema Mathai-Davis -- 1950    1998     Formerly: Chief Executive     None
  Trustee                              Officer, YWCA of the USA
Lewis F. Pennock -- 1942      1993     Partner, law firm of          None
  Trustee                              Pennock & Cooper
Ruth H. Quigley -- 1935       2001     Retired                       None
  Trustee
Louis S. Sklar -- 1939        1993     Executive Vice President,     None
  Trustee                              Development and Operations
                                       Hines Interests Limited
                                       Partnership (real estate
                                       development company)


  NOMINEES WHO CURRENTLY ARE INTERESTED PERSONS


NAME AND YEAR OF BIRTH                   TRUSTEE         PRINCIPAL OCCUPATION(S)
AND POSITION(S) HELD WITH TRUST           SINCE            DURING PAST 5 YEARS           OTHER DIRECTORSHIP(S) HELD
-------------------------------          -------         -----------------------         --------------------------
Robert H. Graham(1) -- 1946............   1993     Director and Chairman, A I M          None
  Chairman and President                           Management Group Inc. (financial
                                                   services holding company); and
                                                   Director and Vice Chairman,
                                                   AMVESCAP PLC and Chairman of
                                                   AMVESCAP PLC -- AIM Division
                                                   (parent of AIM and a global
                                                   investment management firm)
                                                   Formerly: President and Chief
                                                   Executive Officer, A I M Management
                                                   Group Inc.; Director, Chairman and
                                                   President, A I M Advisors, Inc.
                                                   (registered investment advisor);
                                                   Director and Chairman, A I M
                                                   Capital Management, Inc.
                                                   (registered investment advisor),
                                                   A I M Distributors, Inc.
                                                   (registered broker dealer), AIM
                                                   Investment Services, Inc.,
                                                   (registered transfer agent), and
                                                   Fund Management Company (registered
                                                   broker dealer); and Chief Executive
                                                   Officer, AMVESCAP PLC -- Managed
                                                   Products

NAME AND YEAR OF BIRTH                   TRUSTEE         PRINCIPAL OCCUPATION(S)
AND POSITION(S) HELD WITH TRUST           SINCE            DURING PAST 5 YEARS           OTHER DIRECTORSHIP(S) HELD
-------------------------------          -------         -----------------------         --------------------------
Mark H. Williamson(2) -- 1951..........   2003     Director, President and Chief         None
  Executive Vice President                         Executive Officer, A I M Management
                                                   Group Inc. (financial services
                                                   holding company); Director,
                                                   Chairman and President, A I M
                                                   Advisors, Inc. (registered
                                                   investment advisor); Director,
                                                   A I M Capital Management, Inc.
                                                   (registered investment advisor) and
                                                   A I M Distributors, Inc.
                                                   (registered broker dealer);
                                                   Director and Chairman, AIM
                                                   Investment Services, Inc.
                                                   (registered transfer agent), and
                                                   Fund Management Company (registered
                                                   broker dealer); and Chief Executive
                                                   Officer, AMVESCAP PLC -- AIM
                                                   Division (parent of AIM and a
                                                   global investment management firm)
                                                   Formerly: Director, Chairman,
                                                   President and Chief Executive
                                                   Officer, INVESCO Funds Group, Inc.
                                                   and INVESCO Distributors, Inc.;
                                                   Chief Executive Officer, AMVESCAP
                                                   PLC -- Managed Products; Chairman
                                                   and Chief Executive Officer of
                                                   NationsBanc Advisors, Inc.; and
                                                   Chairman of NationsBanc
                                                   Investments, Inc.


---------------

(1) Mr. Graham is considered an interested person of Trust because he is a director of AMVESCAP PLC, parent of the advisor to, and principal underwriter of, Trust.

(2) Mr. Williamson is considered an interested person of Trust because he is an officer and a director of the advisor to, and a director of the principal underwriter of, Trust.

  NEW NOMINEES WHO WILL BE INDEPENDENT TRUSTEES


                                     PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH                 DURING PAST 5 YEARS          OTHER DIRECTORSHIP(S) HELD
----------------------               -----------------------        --------------------------
Bob R. Baker --  1936..........  Retired                           None
                                 Formerly: President and Chief
                                 Executive Officer, AMC Cancer
                                 Research Center; and Chairman
                                 and Chief Executive Officer,
                                 First Columbia Financial
                                 Corporation
James T. Bunch -- 1942.........  Co-President and Founder,         None
                                 Green, Manning & Bunch Ltd.,
                                 (investment banking firm), and
                                 Director, Policy Studies, and
                                 Van Gilder Insurance
                                 Corporation;
Gerald J. Lewis -- 1933........  Chairman, Lawsuit Resolution      General Chemical Group, Inc.
                                 Services (San Diego,
                                 California)
                                 Formerly: Associate Justice of
                                 the California Court of Appeals
Larry Soll, Ph.D. -- 1942......  Retired                           None

THE BOARD'S RECOMMENDATION ON PROPOSAL 2

     Your Board, including the independent trustees, unanimously recommends that you vote "FOR" these 16 nominees.

COMMITTEES OF THE BOARD


     The Board has five standing committees: an Audit Committee, an Investments Committee, a Valuation Committee, a Governance Committee and a Special Committee Related to Market Timing Issues. These committees will remain as part of the proposed combined Board.


AUDIT COMMITTEE


     The Audit Committee is comprised entirely of trustees who are not "interested persons" of Trust as defined in Section 2(a)(19) of the 1940 Act. The current members of Trust's Committee are Messrs. Dunn (Chair), Pennock, Dr. Mathai-Davis and Miss Quigley (Vice Chair). The Audit Committee is responsible for: (i) the appointment, compensation and oversight of any independent auditors employed by your Fund (including monitoring the independence, qualifications and performance of such auditors and resolution of disagreements between your Fund's management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) overseeing the financial reporting process of your Fund; (iii) monitoring the process and the resulting financial statements prepared by management to promote accuracy and integrity of the financial statements and asset valuation; (iv) to assist the Board's oversight of your Fund's compliance with legal and regulatory requirements that relate to your Fund's accounting and financial reporting, internal control over financial reporting and independent audits; (v) to the extent required by Section 10A of the Securities Exchange Act of 1934, to pre-approve all permissible non-audit services that are provided to your Fund by its independent auditors; (vi) to pre-approve, in accordance with
Item 2.01(c)(7)(ii) of Regulation S-X, certain non-audit services provided by your Fund's independent auditors to your Fund's investment advisor and certain other affiliated entities; and (vii) to the extent required by Regulation 14A, to prepare an audit committee report for inclusion in your Fund's annual proxy statement. The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/Prospectus under the heading "Certain Civil Proceedings and Lawsuits."


GOVERNANCE COMMITTEE

     The Governance Committee is comprised entirely of trustees who are not "interested persons" of Trust as defined in Section 2(a)(19) of the 1940 Act. The current members of Trust's Governance Committee are Messrs. Bayley, Crockett (Chair), Dowden, Fields (Vice Chair) and Sklar. The Governance Committee is responsible for: (i) nominating persons who are not interested persons of Trust for election or appointment: (a) as additions to the Board, (b) to fill vacancies which, from time to time, may occur in the Board and (c) for election by shareholders of Trust at meetings called for the election of trustees; (ii) nominating persons for appointment as members of each committee of the Board, including, without limitation, the Audit Committee, the Governance Committee, the Investments Committee and the Valuation Committee, and to nominate persons for appointment as chair and vice chair of each such committee; (iii) reviewing from time to time the compensation payable to the trustees and making recommendations to the Board regarding compensation; (iv) reviewing and evaluating from time to time the functioning of the Board and the various committees of the Board; (v) selecting independent legal counsel to the independent trustees and approving the compensation paid to independent legal counsel; and (vi) approving the compensation paid to independent counsel and other advisers, if any, to the Audit Committee of Trust.

     After a determination by the Governance Committee that a person should be nominated as an additional trustee who is not an "interested person" of Trust as defined in Section 2(a)(19) of the 1940 Act (a "dis-interested trustee"), or as soon as practical after a vacancy occurs or it appears that a vacancy is about to occur for a dis-interested trustee position on the Board, the Governance Committee will nominate a person for appointment by a majority of the dis-interested trustees to add to the Board or to fill the vacancy. Prior to a meeting of the shareholders of your Fund called for the purpose of electing dis-interested trustees, the Governance Committee will nominate one or more persons for election as dis-interested trustees at such meeting.

     Evaluation by the Governance Committee of a person as a potential nominee to serve as a dis-interested trustee, including a person nominated by a shareholder, should result in the following findings by the Governance
Committee: (i) upon advice of independent legal counsel to the dis-interested trustees, that the person will qualify as a dis-interested trustee and that the person is otherwise qualified under applicable laws and regulations to serve as a trustee of Trust; (ii) that the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a dis-interested trustee; (iii) with respect to potential nominees to serve as dis-interested trustee members of the Audit Committee of Trust, upon advice of independent legal counsel to the dis-interested trustees, that the person: (a) is free of any material relationship with your Fund (other than as a shareholder of your Fund), either directly or as a partner, shareholder or officer of an organization that has a relationship with your Fund, (b) meets the requirements regarding the financial literacy or financial expertise of audit committee members, as set forth from time to time in the New York Stock Exchange listing standards and in any rules promulgated by the SEC that are applicable to investment companies whose shares are listed for trading on a national securities exchange, and (c) meets the director independence requirements for serving on audit committees as set forth from time to time in the New York Stock Exchange listing standards (currently, Section 303A.06), and as set forth in rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended, that are applicable to investment companies whose shares are listed for trading on a national securities exchange (currently, Rule 10A-3(b)(1)(iii));
(iv) that the person can make a positive contribution to the Board and your Fund, with consideration being given to the person's business experience, education and such other factors as the Governance Committee may consider relevant; (v) that the person is of good character and high integrity; and (vi) that the person has desirable personality traits including independence, leadership and the ability to work with the other members of the Board.

     Consistent with the 1940 Act, the Governance Committee can consider recommendations from management in its evaluation process.

     The Governance Committee will consider nominees recommended by a shareholder to serve as trustees, provided: (i) that such person is a shareholder of record at the time he or she submits such names and is entitled to vote at the meeting of shareholders at which trustees will be elected; and
(ii) that the Governance Committee or the Board, as applicable, shall make the final determination of persons to be nominated. The Governance Committee will evaluate nominees recommended by a shareholder to serve as trustees in the same manner as they evaluate nominees identified by the Governance Committee.


     Notice procedures set forth in Trust's bylaws require that any shareholder of your Fund desiring to nominate a trustee for election at a shareholder meeting must submit to the President of Trust the nomination in writing not later than the close of business on the later of the 90th day prior to such shareholder meeting or the tenth day following the day on which public announcement is made of the meeting and not earlier than the close of business on the 120th day prior to the meeting. The notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); and
(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (a) the name and address of such shareholder, as they appear on Trust's books, and of such beneficial owner; and
(b) the number of shares of each series portfolio of Trust which are owned of record or beneficially by such shareholder and such beneficial owner.


     A current copy of the Governance Committee's Charter is set forth in Appendix IV.

INVESTMENTS COMMITTEE

     The current members of Trust's Investments Committee are Messrs. Bayley (Vice Chair), Crockett, Dowden (Chair), Dunn, Fields, Frischling, Pennock and Sklar, Dr. Mathai-Davis (Vice Chair) and Miss Quigley. The Investments Committee is responsible for: (i) overseeing AIM's investment-related compliance systems and procedures to ensure their continued adequacy; and (ii) considering and acting, on an interim basis between meetings of the full Board, on investment-related matters requiring Board consideration.

VALUATION COMMITTEE


     The current members of Trust's Valuation Committee are Messrs. Dunn and Pennock (Chair) and Miss Quigley (Vice Chair). The Valuation Committee meets on an ad hoc basis to review matters related to valuation.



SPECIAL COMMITTEE RELATING TO MARKET TIMING ISSUES



     The current members of Trust's Special Committee Relating to Market Timing Issues are Messrs. Crockett, Dowden and Dunn. The purpose of the Special Committee Relating to Market Timing Issues is to remain informed on matters relating to alleged excessive short term trading in shares of your Fund and the other portfolios of Trust ("market timing") and to provide guidance to special counsel for the independent trustees on market timing issues and related matters between meetings of the independent trustees. During the fiscal year ended December 31, 2003, the Special Committee Relating to Market Timing Issues did not meet.


BOARD AND COMMITTEE MEETING ATTENDANCE


     During the fiscal year ended December 31, 2003, the Board met 12 times, the Audit Committee met 7 times, the Governance Committee met 5 times, the Investments Committee met 4 times, the Valuation Committee met 1 time, and the Special Committee Related to Market Timing did not meet. Trustees then serving attended at least 75% of the meetings of the board or applicable committee during the most recent fiscal year. Trust is not required to and does not hold annual meetings of shareholders. Trust's policy regarding Board member attendance at annual meetings of shareholders, if any, is that trustees are encouraged but not required to attend such annual meetings.


SHAREHOLDER COMMUNICATIONS WITH THE BOARD


     The Board provides a process for shareholders to send communications to the Board. If any shareholder wishes to communicate with the Board or with an individual trustee, that shareholder should send his, her or its communications to Ivy B. McLemore, First Vice President Corporate Communications. Communications made to Mr. McLemore may be communicated by telephone, e-mail or regular mail to the following address: (713) 214-1904, ivy.mclemore@aiminvestments.com, A I M Management Group Inc., 11 Greenway Plaza, Suite 100, Houston, TX 77046. All shareholder communications received by Mr. McLemore shall be promptly forwarded to the individual trustee of the AIM Trust to whom they were addressed or to the full Board, as applicable. Copies of all shareholder communications will also be distributed to the Chairs of each of Trust's Audit Committee, Governance Committee, Investments Committee and Valuation Committee, to counsel for Trust and to counsel for the independent trustees of Trust. Counsel for Trust, upon receipt of their copy of a shareholder communication, shall work with such Chairs and counsel for the independent trustees to determine whether such shareholder communication should be distributed to any trustees to whom it was not sent and whether and in what manner the trustees should respond to such shareholder communication. Responses, if any, to shareholder communications shall be coordinated by counsel for Trust, working with the Chairs and counsel for the independent trustees.


TRUSTEE'S COMPENSATION

     Each trustee who is not affiliated with AIM is compensated for his or her services according to a fee schedule which recognizes the fact that such trustee also serves as a director or trustee of other AIM Funds.

Each such trustee receives a fee, allocated among the AIM Funds for which he or she serves as a director or trustee, which consists of an annual retainer component and a meeting fee component.


     Set forth below is information regarding compensation paid or accrued for each trustee of Trust who was not affiliated with AIM during the year ended December 31, 2003. Trustees of Trust who are affiliated with A I M are not compensated by Trust.



                                                                                      TOTAL
                                                                     ESTIMATED     COMPENSATION
                                                                      ANNUAL         FROM ALL
                                                    RETIREMENT     BENEFITS UPON    AIM FUNDS
                                    AGGREGATE        BENEFITS       RETIREMENT         AND
                                  COMPENSATION    ACCRUED BY ALL     FROM ALL        INVESCO
NAME OF TRUSTEE                   FROM TRUST(1)    AIM FUNDS(2)    AIM FUNDS(3)      FUNDS(4)
---------------                   -------------   --------------   -------------   ------------
Frank S. Bayley.................     $20,661         $131,228         $90,000        $159,000
Bruce L. Crockett...............      20,787           46,000          90,000         160,000
Albert R. Dowden................      20,661           57,716          90,000         159,000
Edward K. Dunn, Jr. ............      20,787           94,860          90,000         160,000
Jack M. Fields..................      20,655           28,036          90,000         159,000
Carl Frischling(5)..............      20,787           40,447          90,000         160,000
Prema Mathai-Davis..............      20,787           33,142          90,000         160,000
Lewis F. Pennock................      20,787           49,610          90,000         160,000
Ruth H. Quigley.................      20,787          126,050          90,000         160,000
Louis S. Sklar..................      20,787           72,786          90,000         160,000


---------------


(1) Amounts shown are based on the fiscal year ended December 31, 2003. The total amount of compensation deferred by all trustees of Trust during the fiscal year ended December 31, 2003, including earnings, was $69,120.



(2) During the fiscal year ended December 31, 2003, the total amount of expenses allocated to Trust in respect of such retirement benefits was $42,194.



(3) Amounts shown assume each trustee serves until his or her normal retirement date of age 65 and has completed 10 years of service.



(4) As of November 25, 2003, the AIM Funds and the INVESCO Funds are considered to be part of one fund complex. All trustees currently serve as trustees of 19 registered investment companies advised by AIM.



(5) During the fiscal year ended December 31, 2003, Trust paid $57,631 in legal fees to Kramer Levin Naftalis & Frankel LLP for services rendered by such firm as counsel to the independent trustees of Trust. Mr. Frischling is a partner of such firm.


RETIREMENT PLAN FOR TRUSTEES

     The trustees have adopted a retirement plan for the trustees of Trust who are not affiliated with AIM. The retirement plan includes a retirement policy as well as retirement benefits for the non-AIM-affiliated trustees.

     The retirement policy permits each non-AIM-affiliated trustee to serve until December 31 of the year in which the trustee turns 72. A majority of the trustees may extend from time to time the retirement date of a trustee.

     Annual retirement benefits are available to each non-AIM-affiliated trustee of Trust and/or the other AIM Funds (each, a "Covered Fund") who has at least five years of credited service as a trustee (including service to a predecessor fund) for a Covered Fund. The retirement benefits will equal 75% of the trustee's annual retainer paid or accrued by any Covered Fund to such trustee during the twelve-month period prior to retirement, including the amount of any retainer deferred under a separate deferred compensation agreement between the Covered Fund and the trustee. The annual retirement benefits are payable in quarterly installments for a number of years equal to the lesser of (i) ten or (ii) the number of such trustee's credited years of service. A death benefit is also available under the plan that provides a surviving spouse with a quarterly installment of 50% of a deceased trustee's retirement benefits for the same length of time that the trustee would have received the benefits based on his or her service. A trustee must have attained the age of 65 (55 in the event of death or disability) to receive any retirement benefit. Payment of benefits under the plan is not secured or funded by Trust.

DEFERRED COMPENSATION AGREEMENTS


     Messrs. Dunn, Fields, Frischling and Sklar and Dr. Mathai-Davis (for purposes of this paragraph only, the "Deferring Trustees") have each executed a Deferred Compensation Agreement (collectively, the "Compensation Agreements"). Pursuant to the Compensation Agreements, the Deferring Trustees have the option to elect to defer receipt of up to 100% of their compensation payable by Trust, and such amounts are placed into a deferral account. Currently, the Deferring Trustees have the option to select various AIM Funds and INVESCO Funds in which all or part of their deferral accounts shall be deemed to be invested. Distributions from the Deferring Trustees' deferral accounts will be paid in cash, generally in equal quarterly installments over a period of up to ten (10) years (depending on the Compensation Agreement) beginning on the date selected under the Compensation Agreement. The Board in its sole discretion, may accelerate or extend the distribution of such deferral accounts after the Deferring Trustees' retirement benefits commence under the plan. The Board, in its sole discretion, also may accelerate or extend the distribution of such deferral accounts after the Deferring Trustees' termination of service as a trustee of Trust. If a Deferring Trustee dies prior to the distribution of amounts in his or her deferral account, the balance of the deferral account will be distributed to his or her designated beneficiary. The Compensation Agreements are not funded and, with respect to the payments of amounts held in the deferral accounts, the Deferring Trustees have the status of unsecured creditors of Trust and of each other AIM Fund and INVESCO Fund from which they are deferring compensation.


OFFICERS OF TRUST


     Information regarding the current officers of Trust can be found in Exhibit D.


SECURITY OWNERSHIP OF MANAGEMENT


     Information regarding the ownership of each class of your Fund's shares by trustees, nominees, and current executive officers of Trust can be found in Exhibit E.


TRUSTEE OWNERSHIP OF YOUR FUND'S SHARES


     As of December 31, 2003, no trustee or nominee beneficially owned securities, in any registered investment companies overseen by the trustee within the AIM Funds or the INVESCO Funds complex.


                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting and at any adjournments of the Special Meeting. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.


     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about February 26, 2004 to all shareholders entitled to vote. Shareholders of record as of the close of business on January 9, 2004 (the "Record Date") are entitled to vote at the Special Meeting. The number of shares outstanding of each class of shares of your Fund on the Record Date can be found at Exhibit F.


     Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETING


     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 2, 2004, at 3:00 p.m., Central Time.


VOTING IN PERSON


     If you do attend the Special Meeting and wish to vote in person, you must bring a letter from the insurance company that issued your variable annuity or variable life contract, indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at
(800) 952-3502 if you plan to attend the Special Meeting.


VOTING BY PROXY

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows and in accordance with management's recommendation on other matters:

     - FOR the proposal to approve the Agreement.

     - FOR the election of all 16 nominees for trustee.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meeting.


     If you have given voting instructions you may revoke them only through and in accordance with the procedures of the applicable life insurance company prior to the date of the Special Meeting. In addition, although merely attending the Special Meeting will not revoke your proxy, if you are present at the Special Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.


QUORUM REQUIREMENT AND ADJOURNMENT


     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist for Proposal 1 if shareholders entitled to vote one-third of the issued and outstanding shares of your Fund on the Record Date are present at the Special Meeting in person or by proxy. A quorum will exist for Proposal 2 if shareholders entitled to vote one-third of the issued and outstanding shares of Trust on the Record Date are present at the Special Meeting in person or by proxy.



     Abstentions will count as shares present at the Special Meeting for purposes of establishing a quorum.


     If a quorum is not present at the Special Meeting or a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR a Proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST such Proposal against such adjournment. A shareholder vote may be taken on a Proposal in this Proxy Statement/Prospectus prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE EACH PROPOSAL


     Proposal 1. Approval of Proposal 1 requires the lesser of (a) the affirmative vote of 67% or more of the voting securities of your Fund present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of your Fund are present or represented by proxy, or (b) the affirmative vote of more than 50% of the outstanding voting securities of your Fund. Abstentions are counted as present but are not considered votes cast at the Special Meeting. As a result, they have the same effect as a vote against Proposal 1 because approval of Proposal 1 requires the affirmative vote of a percentage of the voting securities present or represented by proxy or a percentage of the outstanding voting securities.



     Proposal 2. The affirmative vote of a plurality of votes cast at the Special Meeting is necessary to elect trustees, meaning that the trustee nominee with the most affirmative votes for a particular slot is elected for that slot. Since the election for trustees is uncontested the plurality requirement is not a factor. In other words, each nominee needs just one vote to be elected trustee. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal.


PROXY SOLICITATION

     Trust will solicit proxies for the Special Meeting. Trust expects to solicit proxies principally by mail, but Trust may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. AMVESCAP or one of its subsidiaries, on behalf of AIM, will bear the costs and expenses incurred in connection with the Reorganization, including solicitation costs.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meeting other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meeting, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

SHAREHOLDER PROPOSALS

     As a general matter, your Fund does not hold regular meetings of shareholders. If you wish to submit a proposal for consideration at a meeting of shareholders of your Fund, you should send such proposal to Trust at the address set forth on the first page of this Proxy Statement/Prospectus. To be considered for presentation at a meeting of shareholders, Trust must receive proposals a reasonable time before proxy materials are prepared for the meeting. Your proposal also must comply with applicable law.

     For a discussion of procedures that you must follow if you want to propose an individual for nomination as a trustee, please refer to the section of this Proxy Statement/Prospectus entitled "Proposal 2 -- Committees of the
Board -- Governance Committee."

OWNERSHIP OF SHARES


     A list of the name, address and percent ownership of each person who, as of January 9, 2004 to the knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund can be found at Exhibit G.



     A list of the name, address and percent ownership of each person who, as of January 9, 2004 to the knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit H.

                         INDEPENDENT PUBLIC ACCOUNTANTS



     The Audit Committee of the Board of Trust has appointed Tait, Weller & Baker ("TWB") as Trust's independent public accountants for the fiscal year ending December 31, 2004. The financial statements should be read in conjunction with the disclosures in this Proxy Statement under the heading "Certain Civil Proceedings and Lawsuits." A representative of TWB is expected to be available at the Special Meeting and to have the opportunity to make a statement and respond to appropriate questions from the shareholders. The Audit Committee has considered whether the provision of the services below is compatible with maintaining TWB's independence. The Audit Committee also has considered whether the provision of non-audit services that were rendered to AIM, and any entity controlling, controlled by or under common control with AIM that provides ongoing services to Trust ("AIM Affiliates"), that were not required to be pre-approved pursuant to SEC regulations is compatible with maintaining TWB's independence. A copy of the Audit Committee's Pre-Approval of Audit and Non-Audit Services Policies and Procedures is at Appendix V.



FEES BILLED BY TWB RELATED TO TRUST



     TWB billed Trust aggregate fees for services rendered to Trust for the last two fiscal years as follows:



                                                    PERCENTAGE OF FEES                      PERCENTAGE OF FEES
                                                     BILLED APPLICABLE                      BILLED APPLICABLE
                                                       TO NON-AUDIT                            TO NON-AUDIT
                                                     SERVICES PROVIDED                      SERVICES PROVIDED
                                  FEES BILLED FOR    IN 2003 PURSUANT     FEES BILLED FOR    IN 2002 PURSUANT
                                     SERVICES          TO WAIVER OF          SERVICES          TO WAIVER OF
                                    RENDERED TO        PRE-APPROVAL       RENDERED TO THE      PRE-APPROVAL
                                   TRUST IN 2003     REQUIREMENT(1)(2)     TRUST IN 2002    REQUIREMENT(1)(2)
                                  ---------------   -------------------   ---------------   ------------------
Audit Fees......................     $233,000               N/A              $209,200              N/A
Audit-Related Fees..............     $      0                 0%             $      0              N/A
Tax Fees(3).....................     $ 40,000                 0%             $ 36,000              N/A
All Other Fees..................     $      0                 0%             $      0              N/A
                                     --------                                --------
Total Fees......................     $273,000               N/A              $245,000              N/A



TWB billed Trust aggregate non-audit fees of $40,000 for the fiscal year ended 2003, and $36,000 for the fiscal year ended 2002, for non-audit services rendered to Trust.

---------------


(1) Prior to May 6, 2003, the Trust's Audit Committee was not required to pre-approve non-audit services. Therefore, the percentage of fees shown in this column only represents fees billed for non-audit services rendered after May 6, 2003, pursuant to a waiver of the pre-approval requirement.



(2) With respect to the provision of non-audit services, the pre-approval requirement is waived pursuant to a de minimis exception if (i) such services were not recognized as non-audit services by the Trust at the time of engagement, (ii) the aggregate amount of all such services provided is no more than 5% of the aggregate audit and non-audit fees billed to the Trust during a fiscal year; and (iii) such services are promptly approved by the Trust's Audit Committee prior to the completion of the audit by the Audit Committee.



(3) Tax Fees for the fiscal year ended December 31, 2003 includes fees billed for reviewing tax returns. Tax Fees for the fiscal year ended December 31, 2002 includes fees billed for reviewing tax returns.

FEES BILLED BY TWB RELATED TO AIM AND AIM AFFILIATES



     TWB billed AIM and AIM Affiliates aggregate fees for pre-approved non-audit services rendered to AIM and AIM Affiliates for the last two fiscal years as follows:



                                                   PERCENTAGE OF FEES                             PERCENTAGE OF FEES
                          FEES BILLED FOR NON-     BILLED APPLICABLE     FEES BILLED FOR NON-     BILLED APPLICABLE
                         AUDIT SERVICES RENDERED      TO NON-AUDIT      AUDIT SERVICES RENDERED      TO NON-AUDIT
                             TO AIM AND AIM        SERVICES PROVIDED        TO AIM AND AIM        SERVICES PROVIDED
                         AFFILIATES IN 2003 THAT    IN 2003 PURSUANT    AFFILIATES IN 2002 THAT    IN 2002 PURSUANT
                           WERE REQUIRED TO BE        TO WAIVER OF        WERE REQUIRED TO BE        TO WAIVER OF
                         PRE-APPROVED BY TRUST'S      PRE-APPROVAL      PRE-APPROVED BY TRUST'S      PRE-APPROVAL
                           AUDIT COMMITTEE(1)      REQUIREMENT(2)(3)      AUDIT COMMITTEE(1)      REQUIREMENT(2)(3)
                         -----------------------   ------------------   -----------------------   ------------------
Audit Related Fees.....            $0                       0%                    N/A                    N/A
Tax Fees...............            $0                       0%                    N/A                    N/A
All Other Fees.........            $0                       0%                    N/A                    N/A
                                   --
Total Fees.............            $0                     N/A                     N/A                    N/A



TWB billed AIM and AIM Affiliates aggregate non-audit fees of $0 for the fiscal year ended 2003, and $0 for the fiscal year ended 2002, for non-audit services rendered to AIM and AIM Affiliates.



The Audit Committee also has considered whether the provision of non-audit services that were rendered to AIM, and any entity controlling, controlled by or under common control with INVESCO that provides ongoing services to the Trust ("AIM Affiliates"), that were not required to be pre-approved pursuant to SEC regulations is compatible with maintaining TWB's independence. The Audit Committee determined that the provision of such services is compatible with TWB maintaining independence with respect the Trust.

---------------


(1) Prior to May 6, 2003, the Trust's Audit Committee was not required to pre-approve non-audit services. Therefore, the fees billed for non-audit services shown in this column only represents fees for pre-approved non-audit services rendered after May 6, 2003, to AIM and AIM Affiliates.



(2) Prior to May 6, 2003, the Trust's Audit Committee was not required to pre-approve non-audit services. Therefore, the percentage of fees shown in this column only represents fees billed for non-audit services rendered after May 6, 2003, pursuant to a waiver of the pre-approval requirement.



(3) With respect to the provision of non-audit services, the pre-approval requirement is waived pursuant to a de minimis exception if (i) such services were not recognized as non-audit services by the Trust at the time of engagement, (ii) the aggregate amount of all such services provided is no more than 5% of the aggregate audit and non-audit fees billed to the Trust during a fiscal year; and (iii) such services are promptly approved by the Trust's Audit Committee prior to the completion of the audit by the Audit Committee.

                                   EXHIBIT A


                       CLASSES OF SHARES OF YOUR FUND AND
                 CORRESPONDING CLASSES OF SHARES OF BUYING FUND


CLASSES OF SHARES OF YOUR FUND                   CORRESPONDING CLASSES OF SHARES OF BUYING FUND
------------------------------                   ----------------------------------------------
Series I Shares                                  Series I Shares
Series II Shares                                 Series II Shares*


---------------


* Series II shares will be available upon shareholder approval.

                                   EXHIBIT B



                   COMPARISON OF PRINCIPAL SERVICE PROVIDERS



     The following is a list of the current principal service providers for your Fund and Buying Fund.



                                                                 SERVICE PROVIDERS
                                       ----------------------------------------------------------------------
                                          AIM V.I. GLOBAL UTILITIES FUND       INVESCO VIF -- UTILITIES FUND
SERVICE                                             (YOUR FUND)                        (BUYING FUND)
-------                                -------------------------------------  -------------------------------
Investment Advisor                     A I M Advisors, Inc. ("AIM")           INVESCO Funds Group, Inc.
                                       11 Greenway Plaza, Suite 100           ("INVESCO")*
                                       Houston, Texas 77046-1173              11 Greenway Plaza, Suite 100
                                                                              Houston, Texas 77046-1173
Distributor                            A I M Distributors, Inc.               INVESCO Distributors, Inc.**
                                       11 Greenway Plaza, Suite 100           11 Greenway Plaza, Suite 100
                                       Houston, Texas 77046-1173              Houston, Texas 77046-1173
Administrator                          A I M Advisors, Inc.                   INVESCO Funds Group, Inc.***
                                       11 Greenway Plaza, Suite 100           11 Greenway Plaza, Suite 100
                                       Houston, Texas 77046-1173              Houston, Texas 77046-1173
Custodian                              State Street Bank and Trust            State Street Bank and Trust
                                       Company                                Company
Transfer Agent and Dividend            AIM Investment Services, Inc.          AIM Investment Services,
  Disbursing Agent                                                            Inc.****
Independent Auditors                   Tait, Weller & Baker                   PricewaterhouseCoopers LLP


---------------


   * If the shareholders of Buying Fund approve a new investment advisory agreement with AIM, AIM will replace INVESCO as investment advisor for your Fund effective on or about April 30, 2004.



  ** If shareholders of Buyer do not approve the redomestication of Buyer's series portfolios as new series portfolios of Trust, A I M Distributors, Inc. will replace INVESCO Distributors, Inc. as distributor of Buying Fund effective April 30, 2004.



 *** Pursuant to an Assignment and Assumption Agreement and Consent dated August
     12, 2003, INVESCO has assigned to AIM all of its rights under its administrative service agreement with Company, and AIM has assumed all of INVESCO's obligations under such agreement. If the shareholders of Buying Fund approve a new investment advisory agreement with AIM, AIM will replace INVESCO as administrator for Buying Fund effective on or about April 30, 2004.



**** AIM Investment Services, Inc. replaced INVESCO as transfer agent and dividend disbursing agent for Buying Fund effective October 1, 2003.

                                   EXHIBIT C


                      FINANCIAL HIGHLIGHTS OF BUYING FUND

FINANCIAL HIGHLIGHTS


     The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/Prospectus under the heading "Certain Civil Proceedings and Lawsuits." Total returns do not reflect charges at the separate account level which if included would reduce total returns for all periods shown.



     The financial highlights table is intended to help you understand the financial performance of the Fund for the past five years. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the annual percentages that an investor would have earned (or lost) on an investment in a share of the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent accountants, whose report, along with the financial statements, is included in INVESCO Variable Investment Funds, Inc.'s 2002 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information. This Report is available without charge by contacting INVESCO Distributors at the address or telephone number on the back cover of this document.


UTILITIES FUND (FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH PERIOD)


                                        SIX MONTHS ENDED               YEAR ENDED DECEMBER 31
                                            JUNE 30,       -----------------------------------------------
                                              2003          2002       2001       2000      1999     1998
                                        ----------------   -------    -------    -------   ------   ------
                                          (UNAUDITED)
PER SHARE DATA
Net Asset Value -- Beginning of
  Period..............................      $ 11.16        $ 14.08    $ 21.06    $ 20.97   $17.78   $14.40
                                            =======        =======    =======    =======   ======   ======
INCOME FROM INVESTMENT OPERATIONS
Net Investment Income(a)..............         0.08           0.19       0.00       0.17     0.22     0.25
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)......         0.97          (3.05)     (6.83)      0.87     3.17     3.41
                                            -------        -------    -------    -------   ------   ------
TOTAL FROM INVESTMENT OPERATIONS......         1.05          (2.86)     (6.83)      1.04     3.39     3.66
                                            -------        -------    -------    -------   ------   ------
LESS DISTRIBUTIONS
Dividends from Net Investment
  Income..............................         0.00           0.06       0.07       0.03     0.20     0.24
Distributions from Capital Gains......         0.00           0.00       0.08       0.92     0.00     0.04
                                            -------        -------    -------    -------   ------   ------
TOTAL DISTRIBUTIONS...................         0.00           0.06       0.15       0.95     0.20     0.28
                                            -------        -------    -------    -------   ------   ------
Net Asset Value -- End of Period......      $ 12.21        $ 11.16    $ 14.08    $ 21.06   $20.97   $17.78
                                            =======        =======    =======    =======   ======   ======
TOTAL RETURN(B).......................         9.41%        (20.32)%   (32.41)%     5.28%   19.13%   25.48%
RATIOS
Net Assets -- End of Period ($000
  Omitted)............................      $44,365        $31,204    $20,947    $12,300   $9,137   $6,993
Ratio of Expenses to Average Net
  Assets(d)(e)........................         0.54%(c)       1.15%      1.15%      1.22%    1.20%    1.08%
Ratio of Net Investment Income to
  Average Net Assets(d)(e)............         1.44%(c)       2.59%      1.13%      0.94%    1.15%    1.73%
Portfolio Turnover Rate...............           28%(c)        102%        33%        50%      40%      35%


---------------


(a) Net Investment Income aggregated less than $0.01 on a per share basis for the year ended December 31, 2001.



(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and is not annualized for periods less than one year. Total returns do not reflect charges at the separate account level which if included would reduce total returns for all periods shown.



(c) Based on operations for the period shown and, accordingly, is not representative of a full year.



(d) Ratio is based on Total Expenses of the Fund, less Expenses reimbursed by the Fund's advisor, if applicable, which is before any expense offset arrangements.



(e) Various expenses of the Fund were voluntarily reimbursed by the Fund's advisor for the years ended December 31, 2002, 2001, 2000, 1999 and 1998. If such expenses had not been voluntarily reimbursed, ratio of expenses to average net assets would have been 1.18%, 1.37%, 1.41%, 1.53% and 1.60%, respectively, and ratio of net investment income to average net assets would have been 2.56%, 0.91%, 0.75%, 0.82% and 1.21%, respectively.

                                   EXHIBIT D


                               OFFICERS OF TRUST

     The following table provides information with respect to the current officers of Trust. Each officer is elected by the Board and serves until his or her successor is chosen and qualified or until his or her resignation or removal by the Board. The business address of all officers of Trust is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.


NAME, YEAR OF BIRTH AND POSITION(S)    OFFICER
HELD WITH TRUST                         SINCE     PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-----------------------------------    -------    -------------------------------------------
Robert H. Graham -- 1946
  Chairman and President.............   1993     Director and Chairman, A I M Management Group
                                                 Inc. (financial services holding company);
                                                 and Director and Vice Chairman, AMVESCAP PLC
                                                 and Chairman of AMVESCAP PLC -- AIM Division
                                                 (parent of AIM and a global investment
                                                 management firm)
                                                 Formerly: President and Chief Executive
                                                 Officer, A I M Management Group Inc.;
                                                 Director, Chairman and President, A I M
                                                 Advisors, Inc. (registered investment
                                                 advisor); Director and Chairman, A I M
                                                 Capital Management, Inc. (registered
                                                 investment advisor), A I M Distributors, Inc.
                                                 (registered broker dealer), AIM Investment
                                                 Services, Inc., (registered transfer agent),
                                                 and Fund Management Company (registered
                                                 broker dealer); and Chief Executive Officer,
                                                 AMVESCAP PLC -- Managed Products
Mark H. Williamson -- 1951
  Executive Vice President...........   2003     Director, President and Chief Executive
                                                 Officer, A I M Management Group Inc.
                                                 (financial services holding company);
                                                 Director, Chairman and President, A I M
                                                 Advisors, Inc. (registered investment
                                                 advisor); Director, A I M Capital Management,
                                                 Inc. (registered investment advisor) and
                                                 A I M Distributors, Inc. (registered broker
                                                 dealer); Director and Chairman, AIM
                                                 Investment Services, Inc. (registered
                                                 transfer agent), and Fund Management Company
                                                 (registered broker dealer); and Chief
                                                 Executive Officer, AMVESCAP PLC -- AIM
                                                 Division (parent of AIM and a global
                                                 investment management firm)
                                                 Formerly: Director, Chairman, President and
                                                 Chief Executive Officer, INVESCO Funds Group,
                                                 Inc. and INVESCO Distributors, Inc.; Chief
                                                 Executive Officer, AMVESCAP PLC -- Managed
                                                 Products; Chairman and Chief Executive
                                                 Officer of NationsBanc Advisors, Inc.; and
                                                 Chairman of NationsBanc Investments, Inc.

NAME, YEAR OF BIRTH AND POSITION(S)    OFFICER
HELD WITH TRUST                         SINCE     PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-----------------------------------    -------    -------------------------------------------
Kevin M. Carome -- 1956
  Senior Vice President and Chief
  Legal Officer                         2003     Director, Senior Vice President, Secretary
                                                 and General Counsel, A I M Management Group
                                                 Inc. (financial services holding company) and
                                                 A I M Advisors, Inc.; Vice President, A I M
                                                 Capital Management, Inc., A I M Distributors,
                                                 Inc. and AIM Investment Services, Inc.; and
                                                 Director, Vice President and General Counsel,
                                                 Fund Management Company
                                                 Formerly: Senior Vice President and General
                                                 Counsel, Liberty Financial Companies, Inc.;
                                                 and Senior Vice President and General
                                                 Counsel, Liberty Funds Group, LLC
Robert G. Alley -- 1948
  Vice President                        1993     Managing Director, Chief Fixed Income Officer
                                                 and Senior Investment Officer, A I M Capital
                                                 Management, Inc.; and Vice President, A I M
                                                 Advisors, Inc.
Stuart W. Coco -- 1955
  Vice President                        1993     Managing Director and Director of Money
                                                 Market Research and Special Projects, A I M
                                                 Capital Management, Inc.; and Vice President,
                                                 A I M Advisors, Inc.
Melville B. Cox -- 1943
  Vice President                        1993     Vice President and Chief Compliance Officer,
                                                 A I M Advisors, Inc. and A I M Capital
                                                 Management, Inc.; and Vice President, AIM
                                                 Investment Services, Inc.
Sidney M. Dilgren -- 1961
  Vice President and Treasurer          2004     Vice President and Fund Treasurer, A I M
                                                 Advisors, Inc.; Senior Vice President, AIM
                                                 Investment Services, Inc.; and Vice
                                                 President, A I M Distributors, Inc.
Karen Dunn Kelley -- 1960
  Vice President                        1993     Managing Director and Chief Management
                                                 Officer, A I M Capital Management, Inc;
                                                 Director and President, Fund Management
                                                 Company; and Vice President, A I M Advisors,
                                                 Inc.
Edgar M. Larsen -- 1940
  Vice President                        1999     Vice President, A I M Advisors, Inc., and
                                                 President, Chief Executive Officer and Chief
                                                 Investment Officer, A I M Capital Management,
                                                 Inc.

                                   EXHIBIT E


                        SECURITY OWNERSHIP OF MANAGEMENT



     To the best knowledge of Trust, no trustees, nominees, and current executive officers of Trust owned shares of beneficial interest of any class of any Fund of Trust as of January 9, 2004.

                                   EXHIBIT F


          SHARES OUTSTANDING OF EACH CLASS OF YOUR FUND ON RECORD DATE

     As of January 9, 2004, there were the following number of shares outstanding of each class of your Fund:


INVESCO VIF-Utilities Fund..................................  4,866,603.09

                                   EXHIBIT G


                        OWNERSHIP OF SHARES OF YOUR FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 9, 2004, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of your Fund is presumed to "control" your Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.


AIM V.I. GLOBAL UTILITIES FUND



                                                  SERIES I      SERIES II      SERIES I    SERIES II
                                                   SHARES         SHARES        SHARES       SHARES
                                                ------------   ------------   ----------   ----------
                                                 NUMBER OF      NUMBER OF     PERCENTAGE   PERCENTAGE
                                                SHARES OWNED   SHARES OWNED    OWNED OF     OWNED OF
NAME AND ADDRESS OF PRINCIPAL HOLDER             OF RECORD      OF RECORD      RECORD*      RECORD*
------------------------------------            ------------   ------------   ----------   ----------
ALLSTATE LIFE INSURANCE CO
  ATTN FINANCIAL CONTROL -- CIGNA
  P.O. BOX 94200
  PALATINE IL 60094-4200......................   393,997.06           N/A       20.48%         N/A
ALLSTATE LIFE OF NEW YORK
  3100 SANDERS RD
  NORTHBROOK IL 60062-7155....................          N/A      7,627.10         N/A        21.50%
ANNUITY INVESTORS LIFE INSURANCE
  580 WALNUT
  CINCINNATI, OH 45202........................          N/A      2,251.57         N/A         6.35%
GLENBROOK LIFE & ANNUITY CO
  PROPRIETARY ACCOUNT
  P.O. BOX 94200
  PALATINE IL 60094-4200......................   637,307.03           N/A       33.12%**       N/A
GLENBROOK LIFE & ANNUITY CO
  VA 1 AND SPVL ACCOUNT
  P.O. BOX 94200
  PALATINE IL 60094-4200......................   338,653.79           N/A       17.60%         N/A
GLENBROOK LIFE & ANNUITY
  300 N. MILWAUKEE AVENUE
  STE AN2N
  VERNON HILLS IL 60061-1533..................          N/A     25,061.34         N/A        70.65%
GUARDIAN INSURANCE & ANNUITY CO
  ATTN EQUITY ACCOUNTING
  DEPT 3-S-18
  3900 BURGESS PL
  BETHLEHEM PA 18017-9097.....................   282,366.56           N/A       14.68%         N/A


---------------


 * Buyer has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.



** Presumed to be a control person because of beneficial ownership of 25% or more of the Fund.

                                   EXHIBIT H



                       OWNERSHIP OF SHARES OF BUYING FUND


SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 9, 2004, to the best knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.


INVESCO VIF UTILITIES FUND



NAME AND ADDRESS OF                                           NUMBER OF SHARES   PERCENTAGE OWNED
PRINCIPAL HOLDER                                              OWNED OF RECORD       OF RECORD*
-------------------                                           ----------------   ----------------
ING USA ANNUITY AND LIFE INSURANCE CO.......................    2,109,586.53           43.35%**
  1475 DUNWOODY DR
  WEST CHESTER PA 19380-1478
KEMPER INVESTORS LIFE INSURANCE CO..........................      971,125.41           19.95%
  VARIABLE SEPARATE ACCT
  1600 MCCONNOR PKWY
  SCHAUMBURG IL 60196-6801
SECURITY LIFE SEPARATE ACCOUNT L1...........................      733,880.50           15.08%
  UNIT VALUATIONS 2T2
  1475 DUNWOODY DR
  WEST CHESTER PA 19380-1478
ALLMERICA FIN LIFE INS & ANNUITY............................      501,032.75           10.30%
  GROUP VEL ACCOUNT
  440 LINCOLN ST
  SEPARATE ACCOUNTING
  MAIL STATION S310
  WORCESTER MA 01653-0002
THE MANUFACTURES LIFE INS CO USA............................      250,038.35            5.14%
  US ANNUITIES
  500 BOYLSTON ST STE 400
  BOSTON MA 02116-3740


---------------

 * Buyer has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

** Presumed to be a control person because of beneficial ownership of 25% or more of the Fund.

                                                                      APPENDIX I


                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION
                                      FOR
                        AIM V.I. GLOBAL UTILITIES FUND,
                            A SEPARATE PORTFOLIO OF
                          AIM VARIABLE INSURANCE FUNDS
                               DECEMBER 10, 2003

                               TABLE OF CONTENTS


                                                                                  PAGE
                                                                                  ----
ARTICLE 1          DEFINITIONS.................................................      1
  Section 1.1.     Definitions.................................................      1
ARTICLE 2          TRANSFER OF ASSETS..........................................      4
  Section 2.1.     Reorganization of Selling Fund..............................      4
  Section 2.2.     Computation of Net Asset Value..............................      4
  Section 2.3.     Valuation Date..............................................      4
  Section 2.4.     Delivery....................................................      5
  Section 2.5.     Termination of Series.......................................      5
  Section 2.6.     Issuance of Buying Fund Shares..............................      5
  Section 2.7.     Investment Securities.......................................      5
  Section 2.8.     Liabilities.................................................      5

ARTICLE 3          REPRESENTATIONS AND WARRANTIES OF SELLER....................      6
  Section 3.1.     Organization; Authority.....................................      6
  Section 3.2.     Registration and Regulation of Seller.......................      6
  Section 3.3.     Financial Statements........................................      6
  Section 3.4.     No Material Adverse Changes; Contingent Liabilities.........      6
  Section 3.5.     Selling Fund Shares; Business Operations....................      6
  Section 3.6.     Accountants.................................................      7
  Section 3.7.     Binding Obligation..........................................      7
  Section 3.8.     No Breaches or Defaults.....................................      7
  Section 3.9.     Authorizations or Consents..................................      7
  Section 3.10.    Permits.....................................................      8
  Section 3.11.    No Actions, Suits or Proceedings............................      8
  Section 3.12.    Contracts...................................................      8
  Section 3.13.    Properties and Assets.......................................      8
  Section 3.14.    Taxes.......................................................      8
  Section 3.15.    Benefit and Employment Obligations..........................      9
  Section 3.16.    Brokers.....................................................      9
  Section 3.17.    Voting Requirements.........................................      9
  Section 3.18.    State Takeover Statutes.....................................      9
  Section 3.19.    Books and Records...........................................      9
  Section 3.20.    Prospectus and Statement of Additional Information..........      9
  Section 3.21.    No Distribution.............................................      9
  Section 3.22.    Liabilities of Selling Fund.................................      9
  Section 3.23.    Value of Shares.............................................     10
  Section 3.24.    Shareholder Expenses........................................     10
  Section 3.25.    Intercompany Indebtedness; Consideration....................     10

ARTICLE 4          REPRESENTATIONS AND WARRANTIES OF BUYER.....................     10
  Section 4.1.     Organization; Authority.....................................     10
  Section 4.2.     Registration and Regulation of Buyer........................     10
  Section 4.3.     Financial Statements........................................     10
  Section 4.4.     No Material Adverse Changes; Contingent Liabilities.........     10

                                                                                  PAGE
                                                                                  ----
  Section 4.5.     Registration of Buying Fund Shares..........................     11
  Section 4.6.     Accountants.................................................     11
  Section 4.7.     Binding Obligation..........................................     11
  Section 4.8.     No Breaches or Default......................................     11
  Section 4.9.     Authorizations or Consents..................................     12
  Section 4.10.    Permits.....................................................     12
  Section 4.11.    No Actions, Suits or Proceedings............................     12
  Section 4.12.    Taxes.......................................................     12
  Section 4.13.    Brokers.....................................................     13
  Section 4.14.    Representations Concerning the Reorganization...............     13
  Section 4.15.    Prospectus and Statement of Additional Information..........     13
  Section 4.16.    Value of Shares.............................................     13
  Section 4.17.    Intercompany Indebtedness; Consideration....................     14

ARTICLE 5          COVENANTS...................................................     14
  Section 5.1.     Conduct of Business.........................................     14
  Section 5.2.     Announcements...............................................     14
  Section 5.3.     Expenses....................................................     14
  Section 5.4.     Further Assurances..........................................     14
  Section 5.5.     Notice of Events............................................     14
  Section 5.6.     Access to Information.......................................     15
  Section 5.7.     Consents, Approvals and Filings.............................     15
  Section 5.8.     Submission of Agreement to Shareholders.....................     15

ARTICLE 6          CONDITIONS PRECEDENT TO THE REORGANIZATION..................     15
  Section 6.1.     Conditions Precedent of Buyer...............................     15
  Section 6.2.     Mutual Conditions...........................................     16
  Section 6.3.     Conditions Precedent of Seller..............................     17

ARTICLE 7          TERMINATION OF AGREEMENT....................................     17
  Section 7.1.     Termination.................................................     17
  Section 7.2.     Survival After Termination..................................     17

ARTICLE 8          MISCELLANEOUS...............................................     17
  Section 8.1.     Survival of Representations, Warranties and Covenants.......     17
  Section 8.2.     Governing Law...............................................     18
  Section 8.3.     Binding Effect, Persons Benefiting, No Assignment...........     18
  Section 8.4.     Obligations of Buyer and Seller.............................     18
  Section 8.5.     Amendments..................................................     18
  Section 8.6.     Enforcement.................................................     18
  Section 8.7.     Interpretation..............................................     18
  Section 8.8.     Counterparts................................................     18
  Section 8.9.     Entire Agreement; Exhibits and Schedules....................     18
  Section 8.10.    Notices.....................................................     19
  Section 8.11.    Representations by Seller Investment Adviser................     19
  Section 8.12.    Representations by Buyer Investment Adviser.................     19
  Section 8.13..   Successors and Assigns; Assignment..........................     19

Exhibit A         Excluded Liabilities of Selling Fund
Schedule 2.1      Classes of Shares of Selling Fund and Corresponding Classes
                  of Shares of Buying Fund
Schedule 3.4      Certain Contingent Liabilities of Selling Fund
Schedule 3.5(d)   Permitted Redomestications of Funds
Schedule 4.4      Certain Contingent Liabilities of Buying Fund
Schedule 4.5(a)   Portfolios of Buyer
Schedule 4.5(b)   Classes of Shares of Buying Fund and Number of Shares of
                  Each Class Buyer is Authorized to Issue
Schedule 5.1      Permitted Combinations of Funds
Schedule 6.2(g)   Tax Opinions

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of December 10, 2003 (this "Agreement"), by and among AIM Variable Insurance Funds, a Delaware statutory trust ("Seller"), acting on behalf of AIM V.I. Global Utilities Fund ("Selling Fund"), a separate series of Seller, INVESCO Variable Investment Funds, Inc., a Maryland corporation ("Buyer"), acting on behalf of INVESCO VIF -- Utilities Fund ("Buying Fund"), a separate series of Buyer, A I M Advisors, Inc., a Delaware corporation, and INVESCO Funds Group, Inc., a Delaware corporation.

                                   WITNESSETH

     WHEREAS, Seller is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund, for sale to separate accounts of life insurance companies to support investments under variable annuities and variable life insurance contracts issued by such companies; and

     WHEREAS, Buyer is a management investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Buying Fund, for sale to separate accounts of life insurance companies to support investments under variable annuities and variable life insurance contracts issued by such companies; and

     WHEREAS, Buyer Investment Adviser (as defined below) provides investment advisory services to Buyer; and

     WHEREAS, Seller Investment Adviser (as defined below) provides investment advisory services to Seller; and

     WHEREAS, Selling Fund desires to provide for its reorganization through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Buyer of shares of Buying Fund in the manner set forth in this Agreement; and

     WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of the regulations under
Section 368(a) of the Code (as defined below).

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, Seller, Buyer, Buyer Investment Adviser and Seller Investment Adviser agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1. Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Agreement" means this Agreement and Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

          "Applicable Law" means the applicable laws of the state in which each of Buyer and Seller has been organized and shall include, as applicable, the Delaware Statutory Trust Act and the Maryland General Corporation Law.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Seller on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or director/trustee of Seller.

          "Buyer" means INVESCO Variable Investment Funds, Inc., a Maryland corporation.

          "Buyer Counsel" means Ballard Spahr Andrews & Ingersoll, LLP.

          "Buyer Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Buying Fund.

          "Buyer Investment Adviser" means INVESCO Funds Group, Inc.

          "Buyer Registration Statement" means the registration statement on Form N-1A of Buyer, as amended, 1940 Act Registration No. 033-70154.

          "Buying Fund" means INVESCO VIF -- Utilities Fund, a separate series of Buyer.

          "Buying Fund Auditors" means PricewaterhouseCoopers LLP.

          "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended December 31, 2003.

          "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Agreement.

          "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Agreement.

          "Closing Date" means April 30, 2004, or such other date as the parties may mutually agree upon.

          "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

          "corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

          "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

          "Governing Documents" means the organic documents which govern the business and operations of each of Buyer and Seller and shall include, as applicable, the Charter, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

          "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "NYSE" means the New York Stock Exchange.

          "Permits" shall have the meaning set forth in Section 3.10 of this Agreement.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Buyer of Buying Fund Shares directly to Selling Fund Shareholders as described in this Agreement, and the termination of Selling Fund's status as a designated series of shares of Seller.

          "Required Shareholder Vote" means the lesser of (a) the affirmative vote of 67% or more of the voting securities of Selling Fund present or represented by proxy at the Shareholders Meeting, if the holders of more than 50% of the outstanding voting securities of Selling Fund are present or represented by proxy, or (b) the affirmative vote of more than 50% of the outstanding voting securities of Selling Fund.

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

          "Seller" means AIM Variable Insurance Funds, a Delaware statutory trust.

          "Seller Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Selling Fund.

          "Seller Investment Adviser" means A I M Advisors, Inc.

          "Seller Registration Statement" means the registration statement on Form N-1A of Seller, as amended, 1940 Act Registration No. 033-57340.

          "Selling Fund" means AIM V.I. Global Utilities Fund, a separate series of Seller.

          "Selling Fund Auditors" means Tait, Weller & Baker.

          "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended December 31, 2003.

          "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

          "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

          "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Seller to consider and vote upon the approval of this Agreement and, in connection therewith, the sale of all of Selling Fund's assets and the termination of Selling Fund as a designated series of Seller.

          "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Termination Date" means June 30, 2004, or such later date as the parties may mutually agree upon.

          "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

          "Valuation Date" shall have the meaning set forth in Section 2.2 of this Agreement.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Buyer Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2.  Computation of Net Asset Value.

     (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

     (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Buyer Registration Statement.

     (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Selling Fund as described in the Seller Registration Statement.

     (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Agreement shall be made by agreement of Seller and Buyer. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Selling Fund Shareholders under this Agreement.

     SECTION 2.4.  Delivery.

     (a) No later than three (3) business days preceding the Closing Date, Seller shall instruct Seller Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Buyer Custodian. Such assets shall be delivered by Seller to Buyer Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Buyer Custodian.

     (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Buyer shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Buyer Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Buyer or Buyer Custodian, including brokers' confirmation slips.

     SECTION 2.5. Termination of Series. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing Date, the status of Selling Fund as a designated series of Seller shall be terminated; provided, however, that the termination of Selling Fund as a designated series of Seller shall not be required if the Reorganization shall not have been consummated.

     SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date. All issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Seller. Seller shall provide instructions to the transfer agent of Buyer with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Buyer shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. Buyer shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Buyer for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Buyer.

     SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Seller shall deliver a list setting forth the securities Selling Fund then owned together with the respective Federal income tax bases thereof and holding periods therefor. Seller shall provide to Buyer on or before the Valuation Date detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Seller prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

     SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller, on behalf of Selling Fund, represents and warrants to Buyer as follows:

     SECTION 3.1. Organization; Authority. Seller is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 3.2. Registration and Regulation of Seller. Seller is duly registered with the SEC as an investment company under the Investment Company Act and all Selling Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Seller to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Seller Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.3. Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Selling Fund Financial Statements previously delivered to Buyer present fairly in all material respects the financial position of Selling Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 3.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the most recent financial statements included in the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund or Seller. Except as set forth on Schedule 3.4, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the most recent financial statements included in the Selling Fund Financial Statements.

     SECTION 3.5.  Selling Fund Shares; Business Operations.

     (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

     (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, Selling Fund will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Treasury Regulations in a substantially unchanged manner. In anticipation of its Reorganization, Selling Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d)(3) of the Treasury Regulations) being transferred to Buying Fund; provided, however, that this Section 3.5(d) shall not preclude any of the redomestications of funds set forth on Schedule 3.5(d).

     (e) Seller does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     SECTION 3.6. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Selling Fund Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Seller on behalf of Selling Fund and, assuming this Agreement has been duly executed and delivered by Buyer and approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.8. No Breaches or Defaults. The execution and delivery of this Agreement by Seller on behalf of Selling Fund and performance by Seller of its obligations hereunder has been duly authorized by all necessary corporate or trust action, as applicable, on the part of Seller, other than approval by the shareholders of Selling Fund, and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Seller and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Seller is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Seller or any property of Selling Fund. Seller is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Seller in connection with the due execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

     SECTION 3.10. Permits. Seller has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Seller there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.11.  No Actions, Suits or Proceedings.

     (a) There is no pending action, suit or proceeding, nor, to the knowledge of Seller, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Seller before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Seller, threatened in writing or, if probable of assertion, orally, against Seller affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Seller's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Seller is not, and has not been, to the knowledge of Seller, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund.

     SECTION 3.12. Contracts. Seller is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Seller there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.13. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

     SECTION 3.14.  Taxes.

     (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Selling Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Seller will declare on or prior to the Valuation Date to the shareholders of Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2003 and for the short taxable year beginning on January 1, 2004 and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its taxable year ended December 31, 2003 and in such short taxable year (after reduction for any capital loss carryover).

     (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) Selling Fund is aware of no information that would indicate that (i) Selling Fund has, or ever had, any shareholder that is not a segregated asset account within the meaning of Section 1.817-5(f)(2)(i)(A) of the Treasury Regulations, or any entity referred to in (and holding its shares in compliance with the terms of) Section 1.817-5(f)(3)(i), (ii) or (iii) of the Treasury Regulations; (ii) any public investor is participating or has ever participated in Selling Fund through such a segregated asset account other than through the purchase of a variable contract within the meaning of Section 1.817-5(f)(2)(i)(B) of the Treasury Regulations; and (iii) Selling Fund satisfies, and at all times during its existence has satisfied, the percentage diversification tests contained in Section 1.817-5(b)(1)(i) and (ii) of the Treasury Regulations.

     SECTION 3.15. Benefit and Employment Obligations. As of the Closing Date, Selling Fund will have no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and will have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.16. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by it.

     SECTION 3.17. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Agreement and, in connection therewith, the sale of all of Selling Fund's assets and the termination of Selling Fund as a designated series of Seller.

     SECTION 3.18. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.19. Books and Records. The books and records of Seller relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.20. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.21. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     SECTION 3.22. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets will be subject. The total adjusted basis of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets will be subject.

     SECTION 3.23. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal to the fair market value of the shares of each corresponding class of Selling Fund constructively surrendered in exchange therefor.

     SECTION 3.24. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

     SECTION 3.25. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer, on behalf of Buying Fund, represents and warrants to Seller as follows:

     SECTION 4.1. Organization; Authority. Buyer is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 4.2. Registration and Regulation of Buyer. Buyer is duly registered with the SEC as an investment company under the Investment Company Act. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Buyer Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.3. Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements previously delivered to Seller present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 4.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the most recent financial statements included in the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Buyer. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on
Schedule 4.4, no contingent liabilities of Buying Fund have arisen since the date of the most recent financial statements included in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.5.  Registration of Buying Fund Shares.

     (a) The shares of Buyer are divided into those portfolios, including Buying Fund, that are set forth on Schedule 4.5(a).

     (b) Buying Fund currently has those classes of shares that are set forth on
Schedule 4.5(b). Under its Governing Documents, Buyer is authorized to issue the number of shares of each such class that is set forth on Schedule 4.5(b).

     (c) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Buyer then in effect.

     (d) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (e) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of Buyer's Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by Seller for inclusion in the Combined Proxy Statement/Prospectus.

     (f) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Buyer Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Buyer to revoke or rescind any such registration or qualification.

     SECTION 4.6. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Buying Fund Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Buyer on behalf of Buying Fund and, assuming this Agreement has been duly executed and delivered by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.8. No Breaches or Default. The execution and delivery of this Agreement by Buyer on behalf of Buying Fund and performance by Buyer of its obligations hereunder have been duly authorized by all necessary corporate or trust action, as applicable, on the part of Buyer and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Buyer and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Buyer is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject;
(B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Buyer or any property of Buying Fund. Buyer is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 4.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Buyer in connection with the due execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

     SECTION 4.10. Permits. Buyer has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Buyer there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.11.  No Actions, Suits or Proceedings.

     (a) There is no pending action, suit or proceeding, nor, to the knowledge of Buyer, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Buyer before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Buyer, threatened in writing or, if probable of assertion, orally, against Buyer, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Buyer's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Buyer is not, and has not been, to the knowledge of Buyer, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund.

     SECTION 4.12.  Taxes.

     (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Buying Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 4.13. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by it.

     SECTION 4.14.  Representations Concerning the Reorganization.

     (a) Buyer has no plan or intention to reacquire any Buying Fund Shares issued in the Reorganization, except to the extent that Buying Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

     (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.14(b) shall not preclude any of the redomestications of funds set forth on Schedule 3.5(d).

     (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.14(c) shall not preclude any of the redomestications of funds set forth on Schedule 3.5(d).

     (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund. There is no plan or intention by Buying Fund or any person related to Buying Fund to acquire or redeem any of the Buying Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

     (e) Buying Fund is aware of no information that would indicate that (i) Buying Fund has, or ever had, any shareholder that is not a segregated asset account within the meaning of Section 1.817-5(f)(2)(i)(A) of the Treasury Regulations, or any entity referred to in (and holding its shares in compliance with the terms of) Section 1.817-5(f)(3)(i), (ii) and (iii) of the Treasury Regulations; (ii) any public investor is participating or has ever participated in Buying Fund through such a segregated asset account other than through the purchase of a variable contract within the meaning of Section 1.817-5(f)(2)(i)(B) of the Treasury Regulations; and (iii) Buying Fund satisfies, and at all times during its existence has satisfied, the percentage diversification tests contained in Section 1.817-5(b)(1)(i) and (ii) of the Treasury Regulations.

     SECTION 4.15. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.16. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal to the fair market value of the shares of each corresponding class of Selling Fund constructively surrendered in exchange therefor.

     SECTION 4.17. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1.  Conduct of Business.

     (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Seller shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the redomestications of funds set forth on
Schedule 3.5(d) or any of the combinations of funds set forth on Schedule 5.1.

     (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Buyer shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the redomestications of funds set forth on
Schedule 3.5(d) or any of the combinations of funds set forth on Schedule 5.1.

     SECTION 5.2. Announcements. Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither Seller nor Buyer shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

     SECTION 5.3. Expenses. AMVESCAP PLC or one of its subsidiaries, on behalf of either Buyer Investment Adviser or Seller Investment Adviser, shall bear the costs and expenses incurred in connection with this Agreement and the Reorganization and other transactions contemplated hereby; provided that any such expenses incurred by or on behalf of Buying Fund or Selling Fund shall not be reimbursed or paid for by another Person unless those expenses are solely and directly related to the Reorganization.

     SECTION 5.4. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.5. Notice of Events. Buyer shall give prompt notice to Seller, and Seller shall give prompt notice to Buyer, of (a) the occurrence or non-occurrence of any event which to the knowledge of Buyer or to the knowledge of Seller, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of Seller, Sections 6.1 and 6.2 or (ii) in the case of Buyer, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     SECTION 5.6.  Access to Information.

     (a) Seller will, during regular business hours and on reasonable prior notice, allow Buyer and its authorized representatives reasonable access to the books and records of Seller pertaining to the assets of Selling Fund and to officers of Seller knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of Seller.

     (b) Buyer will, during regular business hours and on reasonable prior notice, allow Seller and its authorized representatives reasonable access to the books and records of Buyer pertaining to the assets of Buying Fund and to officers of Buyer knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of Buyer.

     SECTION 5.7. Consents, Approvals and Filings. Each of Seller and Buyer shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Maryland General Corporation Law, the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of Seller and Buyer shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of Seller and Buyer shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.8. Submission of Agreement to Shareholders. Seller shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Seller shall, through its Board of Directors/Trustees, recommend to the shareholders of Selling Fund approval of this Agreement and, in connection therewith, the sale of all of Selling Fund's assets and the termination of Selling Fund as a designated series of Seller. Seller shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1. Conditions Precedent of Buyer. The obligation of Buyer to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Buyer.

     (a) The representations and warranties of Seller on behalf of Selling Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Seller shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) Buyer shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Seller, in such individual's capacity as an officer of Seller and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Seller certifying as to the accuracy and completeness of the attached Governing Documents of Seller, and resolutions, consents and authorizations of or regarding Seller with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     (e) Buyer shall have received from Seller confirmations or other adequate evidence as to the tax costs and holding periods of the assets and property of Selling Fund transferred to Buying Fund in accordance with the terms of this Agreement.

     (f) To the extent applicable, Seller Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by Seller Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between Seller Investment Adviser and Selling Fund.

     SECTION 6.2. Mutual Conditions. The obligations of Seller and Buyer to consummate the Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more of which may be waived in writing by Seller and Buyer, but only if and to the extent that such waiver is mutual.

     (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by Seller and Buyer shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (b) This Agreement, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

     (c) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Selling Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Selling Fund held immediately prior to the Reorganization.

     (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (e) The Registration Statement on Form N-14 filed by Buyer with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (f) Each of Buying Fund and Selling Fund will have satisfied the investment diversification requirements of Section 817(h) of the Code for all taxable quarters since its inception, including the last short taxable period of Selling Fund ending on the Closing Date and taxable quarter of Buying Fund that includes the Closing Date.

     (g) Seller and Buyer shall have received on or before the Closing Date an opinion of Buyer Counsel in form and substance reasonably acceptable to Seller and Buyer, as to the matters set forth on Schedule 6.2(g). In rendering such opinion, Buyer Counsel may request and rely upon representations contained in certificates of officers of Seller, Buyer and others, and the officers of Seller and Buyer shall use their best efforts to make available such truthful certificates.

     SECTION 6.3. Conditions Precedent of Seller. The obligation of Seller to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Seller.

     (a) The representations and warranties of Buyer on behalf of Buying Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Buyer shall have complied with and satisfied in all material respects all agreements and conditions relating to Buying Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) Seller shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Buyer, in such individual's capacity as an officer of Buyer and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Buyer certifying as to the accuracy and completeness of the attached Governing Documents of Buyer and resolutions, consents and authorizations of or regarding Buyer with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 7

                            TERMINATION OF AGREEMENT

     SECTION 7.1. Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

          (a) by mutual written consent of Seller and Buyer; or

          (b) at the election of Seller or Buyer, to be effectuated by the delivery by the terminating party to the other party of a written notice of such termination:

             (i) if the Closing Date shall not be on or before the Termination Date, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

             (ii) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

             (iii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of Section 5.3.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement, and the covenants in this Agreement that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Agreement that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

     SECTION 8.4.  Obligations of Buyer and Seller.

     (a) Seller and Buyer hereby acknowledge and agree that Buying Fund is a separate investment portfolio of Buyer, that Buyer is executing this Agreement on behalf of Buying Fund, and that any amounts payable by Buyer under or in connection with this Agreement shall be payable solely from the revenues and assets of Buying Fund.

     (b) Seller and Buyer hereby acknowledge and agree that Selling Fund is a separate investment portfolio of Seller, that Seller is executing this Agreement on behalf of Selling Fund and that any amounts payable by Seller under or in connection with this Agreement shall be payable solely from the revenues and assets of Selling Fund. Buyer further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of Seller in his or her capacity as an officer of Seller intending to bind Seller as provided herein, and that no officer, trustee or shareholder of Seller shall be personally liable for the liabilities or obligation of Seller incurred hereunder. Finally, Buyer acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Agreement shall be enforceable against the assets of Selling Fund only and not against the assets of Seller generally or assets belonging to any other series of Seller.

     SECTION 8.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by Seller and Buyer.

     SECTION 8.6. Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.7. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     SECTION 8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     SECTION 8.9. Entire Agreement; Exhibits and Schedules. This Agreement, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

     (a) If to Seller:

          AIM Variable Insurance Funds
          11 Greenway Plaza, Suite 100
          Houston, Texas 77046-1173
          Attn: Kevin M. Carome

        with a copy to:

          Ballard Spahr Andrews & Ingersoll, LLP
          1735 Market Street, 51st Floor
          Philadelphia, PA 19103-7599
          Attn: Martha J. Hays

     (b) If to Buyer:

          INVESCO Variable Investment Funds, Inc.
          11 Greenway Plaza, Suite 100
          Houston, Texas 77046-1173
          Attn: Kevin M. Carome

          with a copy to:

          Ballard Spahr Andrews & Ingersoll, LLP
          1735 Market Street, 51st Floor
          Philadelphia, PA 19103-7599
          Attn: Martha J. Hays

     SECTION 8.11. Representations by Seller Investment Adviser. In its capacity as investment adviser to Seller, Seller Investment Adviser represents to Buyer that to the best of its knowledge the representations and warranties of Seller and Selling Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of Seller Investment Adviser who have substantive responsibility for the provision of investment advisory services to Seller do not have actual knowledge to the contrary after due inquiry.

     SECTION 8.12. Representations by Buyer Investment Adviser. In its capacity as investment adviser to Buyer, Buyer Investment Adviser represents to Seller that to the best of its knowledge the representations and warranties of Buyer and Buying Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.12, the best knowledge standard shall be deemed to mean that the officers of Buyer Investment Adviser who have substantive responsibility for the provision of investment advisory services to Buyer do not have actual knowledge to the contrary after due inquiry.

     SECTION 8.13. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of Seller, on behalf of Selling Fund, and Buyer, on behalf of Buying Fund, and their respective successors and assigns. The parties hereto expressly acknowledge and agree that this Agreement shall be binding upon and inure to the benefit of those Delaware statutory trusts that are the resulting entities in the permitted redomestications of funds set forth on Schedule 3.5(d).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          AIM VARIABLE INSURANCE FUNDS, acting
                                          on
                                          behalf of AIM V.I. GLOBAL UTILITIES
                                          FUND


                                          By: /s/ ROBERT H. GRAHAM

                                            ------------------------------------

                                          INVESCO VARIABLE INVESTMENT FUNDS,
                                          INC.,
                                          acting on behalf of INVESCO
                                          VIF -- UTILITIES FUND


                                          By: /s/ ROBERT H. GRAHAM

                                            ------------------------------------

                                          A I M ADVISORS, INC.


                                          By: /s/ MARK H. WILLIAMSON

                                            ------------------------------------

                                          INVESCO FUNDS GROUP, INC.


                                          By: /s/ MARK H. WILLIAMSON

                                            ------------------------------------

                                                                       EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

     None.

                                                                    SCHEDULE 2.1

                     CLASSES OF SHARES OF SELLING FUND AND
                 CORRESPONDING CLASSES OF SHARES OF BUYING FUND

      CLASSES OF SHARES OF SELLING FUND         CORRESPONDING CLASSES OF SHARES OF BUYING FUND
      ---------------------------------         ----------------------------------------------
       AIM V.I. Global Utilities Fund                   INVESCO VIF -- Utilities Fund
               Series I Shares                                 Series I Shares
              Series II Shares                                Series II Shares

                                                                    SCHEDULE 3.4

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

     None.

                                                                 SCHEDULE 3.5(D)

                      PERMITTED REDOMESTICATIONS OF FUNDS

SERIES OF INVESCO VARIABLE INVESTMENT FUNDS, INC.  CORRESPONDING SERIES OF AIM VARIABLE INSURANCE FUNDS
             (EACH A "CURRENT FUND")                               (EACH A "NEW FUND")
-------------------------------------------------  ----------------------------------------------------
INVESCO VIF -- Core Equity Fund                    INVESCO VIF -- Core Equity Fund
INVESCO VIF -- Dynamics Fund                       INVESCO VIF -- Dynamics Fund
INVESCO VIF -- Financial Services Fund             INVESCO VIF -- Financial Services Fund
INVESCO VIF -- Growth Fund                         INVESCO VIF -- Growth Fund
INVESCO VIF -- Health Sciences Fund                INVESCO VIF -- Health Sciences Fund
INVESCO VIF -- High Yield Fund                     INVESCO VIF -- High Yield Fund
INVESCO VIF -- Leisure Fund                        INVESCO VIF -- Leisure Fund
INVESCO VIF -- Real Estate Opportunity Fund        INVESCO VIF -- Real Estate Opportunity Fund
INVESCO VIF -- Small Company Growth Fund           INVESCO VIF -- Small Company Growth Fund
INVESCO VIF -- Technology Fund                     INVESCO VIF -- Technology Fund
INVESCO VIF -- Telecommunications Fund             INVESCO VIF -- Telecommunications Fund
INVESCO VIF -- Total Return Fund                   INVESCO VIF -- Total Return Fund
INVESCO VIF -- Utilities Fund                      INVESCO VIF -- Utilities Fund

                                                                    SCHEDULE 4.4

                 CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

     None.

                                                                 SCHEDULE 4.5(A)

                              PORTFOLIOS OF BUYER

INVESCO VIF -- Core Equity Fund

INVESCO VIF -- Dynamics Fund

INVESCO VIF -- Financial Services Fund

INVESCO VIF -- Growth Fund

INVESCO VIF -- Health Sciences Fund

INVESCO VIF -- High Yield Fund

INVESCO VIF -- Leisure Fund

INVESCO VIF -- Real Estate Opportunity Fund

INVESCO VIF -- Small Company Growth Fund

INVESCO VIF -- Technology Fund

INVESCO VIF -- Telecommunications Fund

INVESCO VIF -- Total Return Fund

INVESCO VIF -- Utilities Fund

                                                                 SCHEDULE 4.5(B)

             CLASSES OF SHARES OF BUYING FUND AND NUMBER OF SHARES
                   OF EACH CLASS BUYER IS AUTHORIZED TO ISSUE

                                                              NUMBER OF SHARES OF EACH CLASS
CLASSES OF SHARES OF BUYING FUND                               BUYER IS AUTHORIZED TO ISSUE
--------------------------------                              ------------------------------
INVESCO VIF -- Utilities Fund
  Series I Shares...........................................           100,000,000
  Series II Shares..........................................           100,000,000

                                                                    SCHEDULE 5.1

                        PERMITTED COMBINATIONS OF FUNDS

AIM V.I. Global Utilities Fund into INVESCO VIF -- Utilities Fund

AIM V.I. New Technology Fund into INVESCO VIF -- Technology Fund

INVESCO VIF -- Telecommunications Fund into INVESCO VIF -- Technology Fund

INVESCO VIF -- Growth Fund into AIM V.I. Growth Fund

INVESCO VIF -- Yield Fund into AIM V.I. High Yield Fund

LSA Basic Value Fund into AIM V.I. Basic Value Fund

                                                                 SCHEDULE 6.2(G)

                                  TAX OPINIONS

     (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders; provided that, no opinion is expressed as to the effect of the Reorganization on Selling Fund or any Selling Fund Shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for Federal income tax purposes at the end of a taxable year (or on the termination or transfer of a taxpayer's rights (or obligations) with respect to such asset) under a mark-to-market system of accounting.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

     (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

                                                                    APPENDIX II

                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          INVESCO VIF - UTILITIES FUND

                        Supplement dated January 16, 2004
                     to the Prospectus dated April 30, 2003
     as supplemented November 20, 2003, December 4, 2003 and December 16, 2003

This supplement provides additional information concerning the matters discussed in the supplement dated December 16, 2003 (the "Prior Supplement").

Your Fund's investment advisor, INVESCO Funds Group, Inc. ("INVESCO"), is an indirect wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"). Another indirect wholly owned subsidiary of AMVESCAP, A I M Advisors, Inc. ("AIM"), is the investment advisor to the AIM Funds and INVESCO Funds.

As discussed in the Prior Supplement, on December 2, 2003 each of the Securities Exchange Commission ("SEC") and the Office of the Attorney General of the State of New York ("NYAG") filed civil proceedings against INVESCO and Raymond R. Cunningham, in his capacity as the chief executive officer of INVESCO, and on December 2, 2003 the State of Colorado filed civil proceedings against INVESCO. The civil proceedings allege that INVESCO failed to disclose in the INVESCO Funds' prospectuses and to the INVESCO Funds' independent directors that INVESCO had entered into certain arrangements permitting market timing of the INVESCO Funds.

In addition to these civil proceedings, the SEC and NYAG have issued subpoenas and requested information from AIM relating to market timing activity by certain investors in the AIM Funds.

The independent trustees of the AIM/INVESCO Funds have retained their own independent counsel to conduct an investigation on behalf of the independent trustees into the frequent trading arrangements and related issues raised by the regulators. The independent trustees have created a special committee, consisting of four independent trustees, to oversee the investigation and to formulate recommendations for further board action. As part of the investigation by the independent trustees, their independent counsel has been reviewing the examination of INVESCO and AIM currently being conducted by management's outside counsel.

AMVESCAP recently found, in its ongoing review, situations in which the procedures designed to guard against the potential adverse impact of frequent trading and illegal late trading through intermediaries were not completely effective. These findings were based, in part, on an extensive economic analysis by outside experts who examined the impact of these activities.

In light of these findings, AMVESCAP has agreed that any AIM or INVESCO Fund harmed by the activities of accommodated market timers will receive full restitution. In addition, AMVESCAP has retained outside counsel to undertake a comprehensive review of AIM's and INVESCO's policies, procedures and practices, with the objective that they rank among the most effective in the fund industry.

AMVESCAP has informed regulators of its most recent findings and is seeking to resolve both the pending enforcement actions against INVESCO and the ongoing investigations with respect to AIM.

The Prior Supplement identifies multiple lawsuits that have been filed against certain INVESCO Funds, AIM Funds, INVESCO, A I M Management Group Inc., the parent of AIM, AMVESCAP and certain related parties, primarily based upon the allegations in the complaints described above, and that have been served as of December 16, 2003. The following list identifies additional lawsuits that have been served as of January 15, 2004:

         o Steven B. Ehrlich, et al., v. INVESCO Advantage Health Sciences Fund, et al., in the United States District Court, District of Colorado (Civil Action No. 03-N-2559), filed on December 17, 2003.

         o Joseph R. Russo, Individually and On Behalf of All Others Similarly Situated, v. INVESCO Advantage Health Sciences Fund, et al., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-10045), filed on December 18, 2003.

         o Miriam Calderon, Individually and On Behalf of All Others Similarly Situated, v. AMVESCAP, PLC, et al., in the United States District Court, District of Colorado (Civil Action No. 03-M-2604), filed on December 24, 2003.

         o Pat B. Gorsuch and George L. Gorsuch v. INVESCO Funds Group, Inc. and A I M Advisors, Inc., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2612), filed on December 24, 2003.

The Ehrlich and Gorsuch lawsuits allege a variety of theories of recovery and seek a variety of remedies, which are generally identified in the Prior Supplement. The Calderon lawsuit alleges as a theory of recovery the violation of various provisions of the Employee Retirement Income Security Act ("ERISA") and seeks as a remedy various corrective measures under ERISA, among other remedies identified in the Prior Supplement. The Gorsuch lawsuit seeks as a remedy that the advisory agreement with AIM be rescinded and/or declared unenforceable or void and that all advisory fees received during the past year be refunded, among other remedies identified in the Prior Supplement.

More detailed information regarding each of the cases identified above is provided in each fund's statement of additional information. Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the funds, INVESCO, AIM, AMVESCAP and related parties in the future. Information about any similar additional lawsuits will be provided in the statement of additional information.

                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          INVESCO VIF - UTILITIES FUND

                       Supplement dated December 16, 2003,
                     to the Prospectus dated April 30, 2003
             as supplemented November 20, 2003 and December 4, 2003

The following supplement supercedes and replaces in its entirety, the supplement dated December 4, 2003.

The Board of Directors of INVESCO Variable Investment Funds, Inc. ("IVIF"), on behalf of INVESCO VIF Core Equity Fund, INVESCO VIF Dynamics Fund, INVESCO VIF Financial Services Fund, INVESCO VIF Growth Fund, INVESCO VIF Health Sciences Fund, INVESCO VIF High Yield Fund, INVESCO VIF Leisure Fund, INVESCO VIF Real Estate Opportunity Fund, INVESCO VIF Small Company Growth Fund, INVESCO VIF Technology Fund, INVESCO VIF Telecommunications Fund, INVESCO VIF Total Return Fund and INVESCO VIF Utilities Fund (the "IVIF Funds"), voted to request shareholders to approve the following items that will affect one or more of the IVIF Funds:

- An Agreement and Plan of Reorganization which provides for the redomestication of each of the IVIF Funds as funds of AIM Variable Insurance Funds (the "Redomestication"), a Delaware statutory trust, and in connection therewith, the sale of all of IVIF's assets and the dissolution of IVIF as a Maryland corporation;

-    A new advisory agreement between IVIF and A I M Advisors, Inc. (AIM);

-    A new sub-advisory agreement between AIM and INVESCO Institutional (N.A.),
     Inc.;

-    The Election of sixteen directors to the Board of Directors of IVIF; and

- To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The proposed Redomestication relates to an integration initiative announced on March 27, 2003, by AMVESCAP PLC ("AMVESCAP"), the parent company of both AIM and INVESCO Funds Group, Inc., with respect to its North American mutual fund operations. AMVESCAP has recommended simplifying the organizational structure of the funds within The AIM Family of Funds--Registered Trademark-- (the "AIM Funds") and the INVESCO Family of Funds (the "INVESCO Funds") so that they are all organized as Delaware statutory trusts, using as few entities as practicable. This change should provide these Funds with greater flexibility in conducting their business operations.

The Board of Directors of IVIF has called a meeting of IVIF's shareholders to be held on or about March 26, 2004 to vote on these and other proposals. Only shareholders of record as of the close of business on January 9, 2004 are entitled to vote at the meeting. Proposals that are approved are expected to become effective on or about April 30, 2004.

Effective April 30, 2004, A I M Distributors, Inc. (the "distributor") will be IVIF Funds' distributor and will be responsible for the sale of the IVIF Funds' shares. All references in this Prospectus shall refer to A I M Distributors, Inc. The distributor's address is: A I M Distributors, Inc. 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

On December 2, 2003 each of the Securities and Exchange Commission ("SEC") and the Office of the Attorney General of the State of New York ("NYAG") filed civil proceedings against INVESCO Funds Group, Inc. ("INVESCO"), the investment advisor of your Fund, and Raymond R. Cunningham, in his capacity as the chief executive officer of INVESCO. In addition, on December 2, 2003, the State of Colorado filed civil proceedings against INVESCO. Neither your Fund nor any other INVESCO Fund has been named as a defendant in any of these proceedings.

The SEC proceeding, filed in the United States District Court for the District of Colorado [Civil Action No. 03-N-2421 (PAC)], alleges that INVESCO failed to disclose in the INVESCO Funds' prospectuses and to the INVESCO Funds' independent directors that INVESCO had entered into certain arrangements permitting market timing of the INVESCO Funds. The SEC alleges violations of
Section 17(a) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 under that Act, Section 206(1) and 206(2) of the Investment Advisers act of 1940, and Sections 34(b) and 36(a) of the Investment Company Act of 1940. The SEC is seeking injunctions, including permanent injunctions from serving as an investment advisor, officer or director of an investment company; an accounting of all market timing as well as certain fees and compensation received; disgorgement; civil monetary penalties; and other relief.

The NYAG proceeding, filed in the Supreme Court of the State of New York (New York County), is also based on the circumstances described above. The NYAG proceeding alleges violation of Article 23-A (the "Martin Act") and Section 349 of the General Business Law of the State of New York and Section 63(12) of the State of New York's Executive Law. The NYAG is seeking injunctions, including permanent injunctions from directly or indirectly selling or distributing shares of mutual funds; disgorgement of all profits obtained, including fees collected, and payment of all restitution and damages caused, directly or indirectly from the alleged illegal activities; civil monetary penalties; and other relief.

The Colorado proceeding, filed in the Colorado District Court, in the City and County of Denver, Colorado, is also based on the circumstances described above. The Colorado proceeding alleges violations of Section 6-1-105(1) of the Colorado Consumer Protection Act. The State of Colorado is seeking injunctions; restitution, disgorgement and other equitable relief; civil monetary penalties; and other relief.

No relief is being sought against your Fund or any of the INVESCO Funds in any of these proceedings.

If INVESCO is unsuccessful in its defense of these proceedings, it could be barred from serving as an investment advisor for any investment company registered under the Investment Company Act of 1940, as amended (a "registered investment company"). Similarly, if Mr. Cunningham is unsuccessful in his defense of these proceedings, he could be barred from serving as an officer or director of any registered investment company.

In addition to the complaints described above, multiple lawsuits, including class action and shareholder derivative suits, have been filed against certain INVESCO Funds, AIM Funds, INVESCO, AMVESCAP and certain related parties, primarily based upon the allegations in the complaints described above. Such lawsuits allege a variety of theories for recovery including, but not limited to: (i) violation of various provisions of the Federal securities laws; (ii) breach of fiduciary duty; and (iii) breach of contract. The lawsuits have been filed in both Federal and state courts and seek such remedies as compensatory damages; restitution, rescission; accounting for wrongfully gotten gains, profits and compensation; injunctive relief; disgorgement; equitable relief; interest and the payment of attorneys' and experts' fees. The following list identifies such lawsuits that have been served as of the date of this supplement:

     o JERRY FATTAH, CUSTODIAN FOR BASIM FATTAH V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, District of Colorado (Civil Action Number 03-F-2456), filed on December 4, 2003.

     o JOEL GOODMAN V. INVESCO FUNDS GROUP, INC., ET AL., in the District Court, City and County of Denver, Colorado (Case Number 03CV9268), filed on December 5, 2003.

     o    L. SCOTT KARLIN, DERIVATIVELY ON BEHALF OF INVESCO FUNDS GROUP, INC.
          V. AMVESCAP PLC, INVESCO, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2406), filed on November 28, 2003.

     o EDWARD LOWINGER AND SHARON LOWINGER V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-9634), filed on December 4, 2003.

     o RICHARD RAVER V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-F-2441), filed on December 2, 2003.

More detailed information regarding each of the cases identified above is provided in each fund's statement of additional information. Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the funds, INVESCO, AMVESCAP and related parties in the future. Information about any similar additional lawsuits will be provided in the statement of additional information.

As a result of these developments, investors in the AIM and INVESCO Funds might react by redeeming their investments. This might require the funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the funds.

                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          INVESCO VIF - UTILITIES FUND

                       Supplement dated November 20, 2003
                     to the Prospectus dated April 30, 2003


Effective December 1, 2003, the following replaces in its entirety the information appearing under the heading "FUND MANAGEMENT - PORTFOLIO MANAGER" on page 6 of the Prospectus:


              The following individual is primarily responsible for the day-to-day management of the Fund's holdings:

              o John S. Segner, Portfolio Manager, who has been responsible for the fund since 2003 and has been associated with the advisor and/or its affiliates since 1997.

PROSPECTUS | APRIL 30, 2003
--------------------------------------------------------------------------------
YOU SHOULD KNOW WHAT INVESCO KNOWS(R)
--------------------------------------------------------------------------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INVESCO VIF - UTILITIES FUND

A MUTUAL FUND SOLD EXCLUSIVELY TO INSURANCE COMPANY SEPARATE ACCOUNTS FOR VARIABLE ANNUITY AND VARIABLE LIFE INSURANCE CONTRACTS.

TABLE OF CONTENTS
Investment Goals, Strategies, And Risks.........2
Fund Performance................................3
Fees And Expenses...............................3
Investment Risks................................4
Principal Risks Associated With The Fund........4
Temporary Defensive Positions...................5
Portfolio Turnover..............................5
Fund Management.................................6
Portfolio Manager...............................6
Share Price.....................................6
Taxes...........................................6
Dividends And Capital Gain Distributions........7
Voting Rights...................................7
Financial Highlights............................8


                            [INVESCO ICON]INVESCO(R)

The Securities and Exchange Commission has not approved or disapproved the shares of this Fund. Likewise, the Commission has not determined if this Prospectus is truthful or complete. Anyone who tells you otherwise is committing a federal crime.

INVESCO Funds Group, Inc. ("INVESCO") is the investment advisor for the Fund. Together with our affiliated companies, we at INVESCO direct all aspects of the management of the Fund.

The Fund is used solely as an investment vehicle for variable annuity or variable life insurance contracts issued by certain life insurance companies. You cannot purchase shares of the Fund directly. As an owner of a variable annuity or variable life insurance contract that offers the Fund as an investment option, however, you may allocate your contract values to a separate account of the insurance company that invests in shares of the Fund.

Your variable annuity or variable life insurance contract is offered through its own prospectus, which contains information about that contract, including how to purchase the contract and how to allocate contract values to the Fund.

THIS PROSPECTUS WILL TELL YOU MORE ABOUT:

[KEY ICON]      INVESTMENT GOALS & STRATEGIES
[ARROWS ICON]   POTENTIAL INVESTMENT RISKS
[GRAPH ICON]    PAST PERFORMANCE
[INVESCO ICON]  WORKING WITH INVESCO
--------------------------------------------------------------------------------
[KEY ICON] [ARROWS ICON]  INVESTMENT GOALS, STRATEGIES, AND RISKS

FOR MORE DETAILS ABOUT THE FUND'S CURRENT INVESTMENTS AND MARKET OUTLOOK, PLEASE SEE THE MOST RECENT ANNUAL OR SEMIANNUAL REPORT.

The Fund seeks capital growth. It also seeks current income. The Fund is actively managed. The Fund invests primarily in equity securities that INVESCO believes will rise in price faster than other securities, as well as in options and other instruments whose values are based upon the values of equity securities.

The Fund normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies engaged in utilities-related industries. These include, but are not limited to, companies that produce, generate, transmit, or distribute natural gas or electricity, as well as companies that provide telecommunications services, including local, long distance, and wireless. At any given time, 20% of the Fund's assets is not required to be invested in the sector. To determine whether a potential investment is truly doing business in a particular sector, a company must meet at least one of the following tests:
  o At least 50% of its gross income or its net sales must come from activities in the utilities sector;
  o At least 50% of its assets must be devoted to producing revenues from the utilities sector; or
  o Based on other available information, we determine that its primary business is within the utilities sector.

INVESCO uses a "bottom up" investment approach to create the Fund's investment portfolio, focusing on company fundamentals and growth prospects when selecting securities. In general, the Fund emphasizes companies that INVESCO believes are strongly managed and will generate above-average long-term capital appreciation.

As a sector fund, the portfolio is concentrated in a comparatively narrow segment of the economy. This means the Fund's investment concentration in a sector is higher than most mutual funds and the broad securities markets. Consequently, the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments and consequently the value of an investment in the Fund tend to go up and down more rapidly.

Governmental regulation, difficulties in obtaining adequate financing and investment return, environmental issues, prices of fuel for generation of electricity, availability of natural gas, risks associated with power marketing and trading, and risks associated with nuclear power facilities may adversely affect the market value of the Fund's holdings. The recent trend towards deregulation in the utility industries presents special risks. Some companies may be faced with increased competition and may become less profitable.

Normally, INVESCO seeks to keep the portfolio divided among the electric utilities, natural gas, and telecommunications industries. Weightings within the various industry segments are continually monitored, and INVESCO adjusts the portfolio weightings depending on the prevailing economic conditions.

The Fund is subject to other principal risks such as potential conflicts, market, foreign securities, liquidity, counterparty, lack of timely information, and portfolio turnover risks. These risks are described and discussed later in the Prospectus under the headings "Investment Risks" and "Principal Risks Associated With The Fund." An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other government agency. As with any mutual fund, there is always a risk that an investment in the Fund may lose money.

[GRAPH ICON] FUND PERFORMANCE

The bar chart below shows the Fund's actual yearly performance (commonly known as its "total return") for the years ended December 31 since inception. The table below shows average annual total returns for various periods ended December 31, 2002 for the Fund compared to the S&P 500 Index. The information in the chart and table illustrates the variability of the Fund's total returns and how its performance compared to a broad measure of market performance. Remember, past performance does not indicate how the Fund will perform in the future.

The Fund's returns are net of its expenses, but do NOT reflect the additional fees and expenses of your variable annuity or variable life insurance contract. If those contract fees and expenses were included, the returns would be less than those shown.

--------------------------------------------------------------------------------
                               VIF-UTILITIES FUND
                        ACTUAL ANNUAL TOTAL RETURN(1),(2)
================================================================================
                               [GRAPHIC OMITTED]

1996        1997        1998         1999         2000      2001        2002
12.76%      23.41%      25.48%       19.13%       5.28%     (32.41%)    (20.32%)
--------------------------------------------------------------------------------
Best Calendar Qtr.      12/98      17.18%
Worst Calendar Qtr.      9/01     (21.60%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   AVERAGE ANNUAL TOTAL RETURN
                                                           AS OF 12/31/02
                            ----------------------------------------------------
                                       1 YEAR     5 YEAR      SINCE INCEPTION
--------------------------------------------------------------------------------
VIF - Utilities Fund(1)              (20.32%)     (3.25%)        3.20%(2)
S&P 500 Index(3)                     (22.09%)     (0.58%)       10.30%(2)
--------------------------------------------------------------------------------

(1)  Total  return  figures  include  reinvested   dividends  and  capital  gain
     distributions and the effect of the Fund's expenses.

(2) The Fund commenced investment operations on January 3, 1995. Index comparisons begin on December 31, 1994.

(3) The S&P 500 Index is an unmanaged index considered representative of the performance of the broad U.S. stock market. Please keep in mind that the index does not pay brokerage, management or administrative expenses, all of which are paid by the Fund and are reflected in its annual return.

FEES AND EXPENSES

ANNUAL FUND OPERATING EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS

VIF - UTILITIES FUND
Management Fees                                 0.60%
Distribution and Service (12b-1) Fees           None
Other Expenses(1),(2),(3)                       0.58%
                                                -----
Total Annual Fund Operating Expenses(1),(2),(3) 1.18%
                                                =====

(1) The Fund's actual Other Expenses and Total Annual Fund Operating Expenses were lower than the figures shown because its custodian fees were reduced under an expense offset arrangement.

(2) Certain expenses of the Fund were absorbed voluntarily by INVESCO pursuant to a commitment between the Fund and INVESCO. This commitment may be changed at any time following consultation with the board of directors. After absorption, but excluding any expense offset arrangements, the Fund's Other Expenses and Total Annual Fund Operating Expenses for the fiscal year ended December 31, 2002 were 0.55% and 1.15%, respectively, of the Fund's average net assets.

(3) Effective June 1, 2002, INVESCO is entitled to reimbursement from the Fund for fees and expenses absorbed pursuant to a voluntary expense limitation commitment between INVESCO and the Fund if such reimbursement does not cause the Fund to exceed the expense limitation and the reimbursement is made within three years after INVESCO incurred the expense. The voluntary expense limitation may be changed at any time following consultation with the board of directors.

EXPENSE EXAMPLE

The Example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds.

The Example assumes a $10,000 allocation to the Fund for the time periods indicated and does NOT reflect any of the fees or expenses of your variable annuity or variable life insurance contract. The Example also assumes a hypothetical 5% return each year and that the Fund's operating expenses remain the same. Although the actual costs and performance of the Fund may be higher or lower, based on these assumptions your costs would be:

              1 YEAR    3 YEARS    5 YEARS     10 YEARS
              $120      $375       $649        $1,432

[ARROWS ICON] INVESTMENT RISKS

BEFORE ALLOCATING CONTRACT VALUES TO THE FUND, YOU SHOULD DETERMINE THE LEVEL OF RISK WITH WHICH YOU ARE COMFORTABLE. TAKE INTO ACCOUNT FACTORS LIKE YOUR AGE, CAREER, INCOME LEVEL, AND TIME HORIZON.

You should determine the level of risk with which you are comfortable before you allocate contract values to the Fund. The principal risks of any mutual fund, including the Fund, are:

NOT INSURED. Mutual funds are not insured by the FDIC or any other government agency, unlike bank deposits such as CDs or savings accounts.

NO GUARANTEE. No mutual fund can guarantee that it will meet its investment objectives.

POSSIBLE LOSS OF INVESTMENT. A mutual fund cannot guarantee its performance, nor assure you that the market value of your investment will increase. You may lose the money you invest, and the Fund will not reimburse you for any of these losses.

VOLATILITY. The price of Fund shares will increase or decrease with changes in the value of the Fund's underlying investments.

[ARROWS ICON] PRINCIPAL RISKS ASSOCIATED WITH THE FUND

You should consider the special risk factors discussed below associated with the Fund's policies in determining the appropriateness of allocating your contract values to the Fund. See the Statement of Additional Information for a discussion of additional risk factors.

POTENTIAL CONFLICTS
Although it is unlikely, there potentially may be differing interests involving the Fund among owners of variable annuity and variable life insurance contracts issued by different insurance companies, or even the same insurance company. INVESCO will monitor events for any potential conflicts.

MARKET RISK
Equity stock prices vary and may fall, thus reducing the value of the Fund's investments. Certain stocks selected for the Fund's portfolio may decline in value more than the overall stock market. In general, the securities of small companies are more volatile than those of mid-size companies or large companies.

FOREIGN SECURITIES RISKS
Investments in foreign and emerging markets carry special risks, including currency, political, regulatory, and diplomatic risks. The Fund may invest up to 25% of its assets in securities of non-U.S. issuers. Securities of Canadian issuers and American Depositary Receipts are not subject to this 25% limitation.

          CURRENCY RISK. A change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of the Fund's investment in a security valued in the foreign currency, or based on that currency value.

          POLITICAL RISK. Political actions, events, or instability may result in unfavorable changes in the value of a security.

          REGULATORY RISK. Government regulations may affect the value of a security. In foreign countries, securities markets that are less regulated than those in the U.S. may permit trading practices that are not allowed in the U.S.

          DIPLOMATIC RISK. A change in diplomatic relations between the U.S. and a foreign country could affect the value or liquidity of investments.

LIQUIDITY RISK
The Fund's portfolio is liquid if the Fund is able to sell the securities it owns at a fair price within a reasonable time. Liquidity is generally related to the market trading volume for a particular security. Investments in smaller companies or in foreign companies or companies in emerging markets are subject to a variety of risks, including potential lack of liquidity.

COUNTERPARTY RISK
This is a risk associated primarily with repurchase agreements and some derivatives transactions. It is the risk that the other party in the transaction will not fulfill its contractual obligation to complete the transaction with the Fund.

LACK OF TIMELY INFORMATION RISK
Timely information about a security or its issuer may be unavailable, incomplete, or inaccurate. This risk is more common to securities issued by foreign companies and companies in emerging markets than it is to the securities of U.S.-based companies.

PORTFOLIO TURNOVER RISK
The Fund's investments may be bought and sold relatively frequently. A high turnover rate may affect the Fund's performance because it results in higher brokerage commissions.

               -------------------------------------------------

Although the Fund generally invests in equity securities of companies doing business in the utilities sector, the Fund also may invest in other types of securities and other financial instruments indicated in the chart below. Although these investments typically are not part of the Fund's principal investment strategy, they may constitute a significant portion of the Fund's portfolio, thereby possibly exposing the Fund and its investors to the following additional risks.

-----------------------------------------------------------------------------------------------
INVESTMENT                                                      RISKS
-----------------------------------------------------------------------------------------------
AMERICAN DEPOSITARY RECEIPTS (ADRS)
These are securities issued by U.S. banks that represent        Market, Information, Political,
shares of foreign corpora tions held by those banks.            Regulatory, Diplomatic,
Although traded in U.S. securities markets and valued in        Liquidity, and Currency Risks
U.S. dollars, ADRs carry most of the risks of investing
directly in foreign securities.
------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS
A contract under which the seller of a security agrees to       Counterparty Risk
buy it back at an agreed-upon price and time in the future.
------------------------------------------------------------------------------------------------

[ARROWS ICON] TEMPORARY DEFENSIVE POSITIONS

When securities markets or economic conditions are unfavorable or unsettled, we might try to protect the assets of the Fund by investing in securities that are highly liquid, such as high-quality money market instruments like short-term U.S. government obligations, commercial paper, or repurchase agreements, even though that is not the normal investment strategy of the Fund. We have the right to invest up to 100% of the Fund's assets in these securities, although we are unlikely to do so. Even though the securities purchased for defensive purposes often are considered the equivalent of cash, they also have their own risks. Investments that are highly liquid or comparatively safe tend to offer lower returns. Therefore, the Fund's performance could be comparatively lower if it concentrates in defensive holdings.

[ARROWS ICON] PORTFOLIO TURNOVER

We actively manage and trade the Fund's portfolio. Therefore, the Fund may have a higher portfolio turnover rate than many other mutual funds. The Fund's portfolio turnover rate was 102% for the fiscal year ended December 31, 2002. The increase in the Fund's portfolio turnover rate was primarily due to a restructuring of the Fund's portfolio as a result of a change in the Fund's portfolio manager.

A portfolio turnover rate of 200%, for example, is equivalent to the Fund buying and selling all of the securities in its portfolio two times in the course of a year. A comparatively high turnover rate may affect the Fund's performance because it results in higher brokerage commissions.

[INVESCO ICON] FUND MANAGEMENT

INVESCO IS A SUBSIDIARY OF AMVESCAP PLC, AN INTERNATIONAL INVESTMENT MANAGEMENT COMPANY THAT MANAGES MORE THAN $332.6 BILLION IN ASSETS WORLDWIDE. AMVESCAP IS BASED IN LONDON, WITH MONEY MANAGERS LOCATED IN EUROPE, NORTH AND SOUTH AMERICA, AND THE FAR EAST.

INVESTMENT ADVISOR

INVESCO, located at 4350 South Monaco Street, Denver, Colorado, is the investment advisor of the Fund. INVESCO was founded in 1932 and manages over $18 billion for 3,191,054 shareholder accounts in 48 INVESCO mutual funds as of December 31, 2002. INVESCO performs a wide variety of other services for the Funds, including administrative and transfer agency functions (the processing of purchases, sales, and exchanges of Fund shares).

A wholly owned subsidiary of INVESCO, INVESCO Distributors, Inc. ("IDI") is the Fund's distributor and is responsible for the sale of the Fund's shares.

INVESCO and IDI are subsidiaries of AMVESCAP PLC.

The Fund paid 0.60% of its average annual net assets to INVESCO for its advisory services in the fiscal year ended December 31, 2002.

[INVESCO ICONS] PORTFOLIO MANAGER

The following individual is primarily responsible for the day-to-day management of the Fund's portfolio holdings:

JEFFREY G. MORRIS, a vice president of INVESCO, is the portfolio manager of the Fund. Jeff joined INVESCO in 1991 and is a CFA charterholder. He holds an M.S. in Finance from the University of Colorado - Denver and a B.S. in Business Administration from Colorado State University.

[INVESCO ICON] SHARE PRICE

CURRENT MARKET VALUE OF FUND ASSETS
+ ACCRUED INTEREST AND DIVIDENDS
- - FUND DEBTS,
INCLUDING ACCRUED EXPENSES
--------------------------
/ NUMBER OF SHARES
= YOUR SHARE PRICE (NAV)

The value of Fund shares is likely to change daily. This value is known as the Net Asset Value per share, or NAV. INVESCO determines the market value of each investment in the Fund's portfolio each day that the New York Stock Exchange ("NYSE") is open, at the close of the regular trading day on that exchange (normally 4:00 p.m. Eastern time). Therefore, shares of the Fund are not priced on days when the NYSE is closed, which generally is on weekends, most national holidays in the U.S., and Good Friday.

NAV is calculated by adding together the current market price of all of the Fund's investments and other assets, including accrued interest and dividends; subtracting the Fund's debts, including accrued expenses; and dividing that dollar amount by the total number of the Fund's outstanding shares.

Foreign securities exchanges, which set the prices for foreign securities held by the Fund, are not always open the same days as the NYSE, and may be open for business on days the NYSE is not. For example, Thanksgiving Day is a holiday observed by the NYSE and not by overseas exchanges. In this situation, the Fund would not calculate NAV on Thanksgiving Day (and INVESCO would not buy, sell, or exchange shares for you on that day), even though activity on foreign exchanges could result in changes in the value of investments held by the Fund on that day.

[GRAPH ICON] TAXES

The Fund has elected to be taxed as a "regulated investment company" under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended ("the Code"). If the Fund continues to qualify as a regulated investment company and complies with the appropriate provisions of the Code, it will pay no federal income taxes on the amounts it distributes.

Because the shareholders of the Fund are insurance companies (such as the one that issues your contract), you would not be considered to be an owner of shares of the Fund. Therefore, no discussion of the federal income tax consequences to shareholders is included here. For information about the federal tax consequences of purchasing the contracts, see the prospectus for your contract.

[GRAPH ICON] DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

NET INVESTMENT INCOME AND NET REALIZED CAPITAL GAINS ARE DISTRIBUTED TO SHAREHOLDERS AT LEAST ANNUALLY.

The Fund intends to distribute substantially all of its net investment income, if any, in dividends to its shareholders. For dividend purposes, net investment income consists of all dividends or interest earned by the Fund's investments, minus the Fund's expenses (including the advisory fee). All of the Fund's net realized capital gains, if any, are distributed periodically, no less frequently than annually. All dividends and distributions of the Fund are reinvested in additional shares of the Fund at net asset value.

[INVESCO ICON] VOTING RIGHTS

Since the shares of the Fund are owned by your insurance company and not by you directly, you will not vote shares of the Fund. Your insurance company will vote the shares that it holds as required by state and federal law. Your contract prospectus contains more information on your rights to instruct your insurance company how to vote Fund shares held in connection with your contract.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the financial performance of the Fund for the past five years. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the annual percentages that an investor would have earned (or lost) on an investment in a share of the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent accountants, whose report, along with the financial statements, is included in INVESCO Variable Investment Funds, Inc.'s 2002 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information. This Report is available without charge by contacting IDI at the address or telephone number on the back cover of this Prospectus.

                                                               YEAR ENDED DECEMBER 31
----------------------------------------------------------------------------------------------------
                                           2002         2001         2000         1999         1998
PER SHARE DATA
Net Asset Value - Beginning of Period    $14.08       $21.06       $20.97       $17.78       $14.40
----------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
Net Investment Income(a)                   0.19         0.00         0.17         0.22         0.25
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)         (3.05)        (6.83)        0.87         3.17         3.41
----------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS         (2.86)        (6.83)        1.04         3.39         3.66
----------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
Dividends from Net Investment Income      0.06          0.07         0.03         0.20         0.24
Distributions from Capital Gains          0.00          0.08         0.92         0.00         0.04
----------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                       0.06          0.15         0.95         0.20         0.28
----------------------------------------------------------------------------------------------------
Net Asset Value - End of Period         $11.16        $14.08       $21.06       $20.97       $17.78
====================================================================================================

TOTAL RETURN(b)                        (20.32%)      (32.41%)       5.28%       19.13%       25.48%

RATIOS
Net Assets - End of Period ($000
  Omitted)                             $31,204       $20,947      $12,300       $9,137       $6,993
Ratio of Expenses to Average Net
  Assets(c)(d)                           1.15%         1.15%        1.22%        1.20%        1.08%
Ratio of Net Investment Income to
  Average Net Assets(d)                  2.59%         1.13%        0.94%        1.15%        1.73%
Portfolio Turnover Rate                   102%           33%          50%          40%          35%

(a)  Net Investment  Income  aggregated less than $0.01 on a per share basis for the year ended December
     31, 2001.

(b)  Total Return does not reflect expenses that apply to the related  insurance policies,  and  inclusion of these  charges  would reduce the total return figures for the periods shown.

(c)  Ratio is based on Total  Expenses of the Fund,  less  Expenses  Absorbed by INVESCO, which is before any expense offset arrangements (which may include custodian fees).

(d)  Various expenses of the Fund were  voluntarily  absorbed by INVESCO for the years ended December 31,
     2002, 2001, 2000, 1999, and 1998. If such expenses had not been voluntarily absorbed,  ratio of expenses to average net assets would have been 1.18%, 1.37%, 1.41%,  1.53%, and 1.60%,  respectively,  and ratio of net investment income to average net assets would have been 2.56%, 0.91%, 0.75%, 0.82%, and
     1.21%, respectively.

APRIL 30, 2003

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INVESCO VIF - UTILITIES FUND

You may obtain additional information about the Fund from several sources.

FINANCIAL REPORTS. Although this Prospectus describes the Fund's anticipated investments and operations, the Fund also prepares annual and semiannual reports that detail the Fund's actual investments at the report date. These reports include discussion of the Fund's recent performance, as well as the effect of market and general economic trends and the Fund's investment strategy on the Fund's performance. The annual report also includes the report of the Fund's independent accountants.

STATEMENT OF ADDITIONAL INFORMATION. The SAI dated April 30, 2003 is a supplement to this Prospectus and has detailed information about the Fund and its investment policies and practices. A current SAI for the Fund is on file with the Securities and Exchange Commission and is incorporated in this Prospectus by reference; in other words, the SAI is legally a part of this Prospectus, and you are considered to be aware of the contents of the SAI.

INTERNET. The current Prospectus, annual report, and semiannual report of the Fund may be accessed through the INVESCO Web site at invescofunds.com. In addition, the Prospectus, annual report, semiannual report, and SAI of the Fund are available on the SEC Web site at www.sec.gov.

To obtain a free copy of the current Prospectus, SAI, or semiannual report, write to INVESCO Distributors, Inc., P.O. Box 173706, Denver, Colorado 80217-3706; or call 1-800-525-8085. Copies of these materials are also available (with a copying charge) from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549-0102. Information on the operation of the Public Reference Room, including information about duplicating fee charges, can be obtained by calling 1-202-942-8090 or by electronic request at the following E-mail address: publicinfo@sec.gov. The SEC file numbers for the Fund are 811-8038 and 033-70154.






















811-8038

                                                                    APPENDIX III

MARKET OVERVIEW                                                    December 2002
     After two years of declines in the stock market, investors had hoped to see an improvement in 2002. Instead, the market continued downward, with the major stock indexes registering their third consecutive annual loss for the first time in 60 years.

     There were a number of factors responsible for the year's swoon. First, a series of corporate accounting scandals dominated the news well into the summer months, tainting investor perception of the market. Furthermore, geopolitical uncertainty persisted throughout the year to varying degrees, as threats of terrorist attacks, a nuclear standoff between India and Pakistan, speculation regarding U.S. intentions toward Iraq, and North Korea's refusal to obey a 1994 arms agreement all clouded the landscape. In addition, oil prices surged to two-year highs by the end of 2002, pressured by strikes in Venezuela and concerns over a potential war with Iraq.

     Meanwhile, a generally weak economy and disappointing corporate earnings were ongoing stories. Although a few rallies were ignited by hopes that a recovery might be forthcoming -- most notably, a two-month surge that began in October -- they could not be sustained in such an uncertain environment.

     Meanwhile, investors flocked to investments with a defensive reputation. Fixed-income securities advanced, benefiting from the flight-to-quality trend as well as the Federal Reserve's decision to leave interest rates unchanged until November, when a surprisingly steep 50-basis point cut was implemented. Gold stocks and real estate investment trusts were other top performers. Conversely, high-growth sectors, including technology and telecommunications, declined.

     As the year came to a close, investors were still seeking direction. On the one hand, the situation with Iraq remained a wild card, and doubts about the resiliency of consumer spending began to emerge. On the other hand, a newly elected Republican-majority Congress and President Bush's new economic plan inspired hope for business-friendly fiscal policy going forward. Overall, few economic analysts foresee a fourth year of broad stock declines, but it will likely take some decisive and lasting signs of improvement before investors regain confidence.

VIF-UTILITIES FUND
     The line graph below illustrates, for the period from inception through December 31, 2002, the value of a $10,000 investment in the fund, plus reinvested dividends and capital gain distributions. The charts and other total return figures cited reflect the fund's operating expenses, but the index does not have expenses, which would, of course, have lowered its performance. (Past performance is not a guarantee of future results.)(1),(2)

     For the 12-month period ended December 31, 2002, the value of your shares declined 20.32%, outperforming the 22.09% decline in the S&P 500 Index. (Of course, past performance is not a guarantee of future results.)(1),(2)

LINE GRAPH:  VIF - UTILITIES FUND
     The line graph compares the value of a $10,000 investment in VIF - Utilities Fund to the value of a $10,000 investment in the S&P 500 Index(2), assuming in each case reinvestment of all dividends and capital gain distributions, for the period since inception (1/95) through 12/31/02.

        VIF-UTILITIES FUND                      S&P 500 INDEX(2)

1/95    $10,000                                 $10,000
12/95   $10,908                                 $13,753
12/96   $12,300                                 $16,909
12/97   $15,179                                 $22,549
12/98   $19,047                                 $28,997
12/99   $22,692                                 $35,096
12/00   $23,889                                 $31,902
12/01   $16,146                                 $28,112
12/02   $12,865                                 $21,902

     Normally, the volatility in the broader market would have supported utilities stocks, as they have historically been regarded as more defensive investments. However, in 2002, utilities were hampered by some sector-specific developments. At the heart of the group's weak showing were gas utilities, which declined sharply as the market grew increasingly leery of any company with trading operations. Following the Enron Corp (not a fund holding during the period) scandal, the Federal Energy Regulatory Commission ordered all companies that supplied power to California to preserve their records, spooking investors.

--------------------------------------------------------------------------------
                               VIF-UTILITIES FUND
                AVERAGE ANNUALIZED TOTAL RETURN AS OF 12/31/02(1)

1 year                          (20.32%)
--------------------------------------------------------------------------------
5 years                          (3.25%)
--------------------------------------------------------------------------------
Since inception (1/95)            3.20%
--------------------------------------------------------------------------------

     Telecommunications stocks were under pressure for most of the year, as the slow economy hurt demand for telecom services. In addition, the sector absorbed a serious blow when accounting irregularities at WorldCom Inc (not a fund holding during the period ) surfaced, occupying headlines and fueling investors' fears.

     Although these conditions presented the fund with its share of challenges, we managed to modestly outperform the broad market. During the early part of 2002, we decreased the fund's telecom weighting, selling our competitive local exchange carriers (CLEC) position. Those telecom firms remaining in the portfolio were limited to more defensive regional Bell operating companies (RBOCs). Even though these firms endured sharp losses during the year, they declined far less dramatically than the CLECs -- several of which filed for bankruptcy protection in 2002.

     Another key adjustment was our decision to place more emphasis on those integrated electric utilities that offer competitive dividend yields and boast strong balance sheets. This strategy was beneficial, as electrics soundly outperformed their gas counterparts over the period.

     Going forward, we are cautiously optimistic about the utilities sector. November's elections resulted in a Republican-controlled Senate -- which had many investors speculating that the regulatory environment might improve -- potentially providing a fundamental boost to the RBOCs. On the other hand, we continue to worry about the debt carried by several companies within the utilities sector, as this burden could lead to liquidity issues down the road. As always, we will be monitoring this situation closely.

FUND MANAGEMENT
JEFFREY G. MORRIS, CFA
     Vice President, INVESCO Funds Group. BS, Colorado State University; MS, University of Colorado-Denver. Joined INVESCO in 1991. Began investment career in 1991.

(1)TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS FOR THE PERIODS INDICATED. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT, WHEN REDEEMED, AN INVESTOR'S SHARES MAY BE WORTH MORE OR LESS THAN WHEN PURCHASED. FUND RETURNS ARE NET OF EXPENSES, BUT DO NOT REFLECT THE ADDITIONAL FEES AND EXPENSES OF THE VARIABLE ANNUITY OR VARIABLE LIFE INSURANCE CONTRACT. IF THOSE CONTRACT FEES AND EXPENSES WERE INCLUDED, THE RETURNS WOULD BE LESS THAN THOSE SHOWN.

(2)THE S&P 500 INDEX IS AN UNMANAGED INDEX OF THE 500 LARGEST COMMON STOCKS (IN TERMS OF MARKET VALUE), WEIGHTED BY MARKET CAPITALIZATION AND CONSIDERED REPRESENTATIVE OF THE BROAD STOCK MARKET. THE INDEX IS NOT MANAGED; THEREFORE, ITS PERFORMANCE DOES NOT REFLECT MANAGEMENT FEES AND OTHER EXPENSES ASSOCIATED WITH THE FUND. INVESTORS CANNOT INVEST DIRECTLY IN ANY MARKET INDEX.

SECTOR FUNDS MAY BE MORE VOLATILE THAN DIVERSIFIED EQUITY FUNDS, AND ARE MOST SUITABLE FOR THE AGGRESSIVE PORTION OF YOUR PORTFOLIO.

THE INDUSTRIES AND/OR SECTORS USED FOR PORTFOLIO SECURITIES CLASSIFICATION THAT MAY BE USED THROUGHOUT THIS REPORT ARE THE GLOBAL INDUSTRY CLASSIFICATION STANDARD WHICH WAS DEVELOPED BY AND IS THE EXCLUSIVE PROPERTY AND A SERVICE MARK OF MORGAN STANLEY CAPITAL INTERNATIONAL INC. AND STANDARD & POOR'S.

                                                                     APPENDIX IV

                                 CHARTER OF THE
                     GOVERNANCE COMMITTEES OF THE AIM FUNDS
                              AND THE INVESCO FUNDS
                           (ADOPTED DECEMBER 10, 2003)

         The Boards of Directors/Trustees ("Boards") of The AIM Funds and The INVESCO Funds (collectively, "Funds"), have established a Governance Committee for each of the Funds. This Charter shall govern the membership, duties and operations of the Governance Committee of each of the Funds. References in this Charter to "the Committees" shall mean the collective Governance Committees of all Funds.

         Membership: Each member of the Committees shall be a director and trustee of the Funds who is not an "interested person" of the Funds within the meaning of the Investment Company Act of 1940, as amended ("1940 Act"). Each member of the Committees shall also meet the director independence requirements for serving on audit committees as set forth from time to time in the New York Stock Exchange listing standards (currently, Section 303A.06), and as set forth in rules promulgated by the Securities and Exchange Act (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are applicable to investment companies whose shares are listed for trading on a national securities exchange (currently, Rule 10A-3(b)(1)(iii)) (members that meet such requirements are referred to herein as the "audit committee independent directors").

         Chair and Vice Chair: The Committees shall have a Chair and Vice Chair. The Chair shall set the agenda for, and preside at, each meeting of the Committees and shall engage in such other activities on behalf of the Committees as shall be determined from time to time by the Committees. The Vice Chair shall act as Chair in the absence or inability to act of the Chair and shall engage in such other activities on behalf of the Committees as shall be determined from time to time by the Committees.

         Lead Dis-interested Director: The directors/trustees of the Funds who are not "interested persons" of the Funds, as defined in the 1940 Act ("dis-interested directors"), may appoint a dis-interested director as the "Lead Dis-interested Director." The Lead Dis-interested Director shall from time to time as requested by the Committees act as liaison with management on particular issues. Such functions are not to interfere with any directors'/trustees' communications with management (and vice versa) on any issue; nor are such functions intended to interfere with the interaction between management and any of the Committees, other committees of the Boards, or the chair or vice chair of the Committees or of such other committees.

         Recommendation as to Share Ownership: The Committees recommend that each director/trustee of the Funds beneficially own, on an aggregate basis, a minimum dollar amount of shares of the Funds. The recommended minimum dollar amount shall be $100,000 or the lowest dollar amount in the highest dollar range set forth from time to time in Item 13(b)(4) of Form N-1A and/or Item 22(b)(5) of Schedule 14A, if the lowest dollar amount in the highest dollar range set forth in such Items is greater than $100,000. For purposes of this recommendation, (i) shares of the Funds beneficially owned by the directors/trustees shall include, for those directors/trustees who have executed a Deferred Compensation Agreement with respect to the Funds, shares of the Funds in which the deferral accounts of such directors/trustees are deemed to be invested under such Deferred Compensation Agreements, and (ii) shares of the Funds beneficially owned by the directors/trustees shall not include shares of AIM Select Real Estate Income Fund that are beneficially owned by the directors/trustees.

         Meetings: The Committees may meet separately or in conjunction with meetings of the Boards of the Funds. Meetings of the Committees may be held in person or by other means as permitted by the Bylaws of the Funds.

         Duties: The duties of the Committees are:

         (a) to nominate persons for election or appointment as dis-interested directors (i) as additions to the Boards, (ii) to fill vacancies which, from time to time, may occur in the Boards and (iii) for election by shareholders of Funds at meetings called for the election of directors;

         (b) to nominate persons for appointment as members of each committee of the Boards, including without limitation the Committees, the Audit Committees, the Investments Committees and the Valuation Committees, and to nominate persons for appointment as chair and vice chair of each such committee;

         (c) to review from time to time, the compensation, if any, payable to the directors of the Funds and to make recommendations to the Boards with respect thereto;

         (d) to review and evaluate from time to time the functioning of the Boards and the various committees of the Boards and to make recommendations to the Boards with respect thereto;

         (e) to select independent legal counsel to the dis-interested directors and to review and approve the compensation paid to independent legal counsel to the dis-interested directors; and

         (f) provided that the Committees are comprised solely of dis-interested directors and that each member of the Committees is an audit committee independent director, to review and approve the compensation paid to independent counsel and other advisers, if any, to the Audit Committees of the Funds.

         Nomination of Dis-interested Directors: After a determination by the Committees that a person should be nominated as an additional dis-interested director, or as soon as practical after a vacancy occurs or it appears that a vacancy is about to occur for a dis-interested director position on any of the Boards, the Committees shall nominate a person for appointment by a majority of the dis-interested directors to add to the Boards or to fill the vacancy. Prior to a meeting of the shareholders of the Funds called for the purpose of electing dis-interested directors, the Committees shall nominate one or more persons for election as dis-interested directors at such meeting.

Evaluation by the Committees of a person as a potential nominee to serve as a dis-interested director, including a person nominated by a shareholder, should result in the following findings by the Committees:

         (a) upon advice of independent legal counsel to the dis-interested directors, that the person will qualify as a dis-interested director and that the person is otherwise qualified under applicable laws and regulations to serve as a director/trustee of the Funds;

         (b) that the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a dis-interested director;

         (c) with respect to potential nominees to serve as dis-interested director members of the Audit Committees of the Funds, upon advice of independent legal counsel to the dis-interested directors, that the person: (i) is free of any material relationship with the Funds (other than as a shareholder of the Funds), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Funds, (ii) meets the requirements regarding the financial literacy or financial expertise of audit committee members, as set forth from time to time in the New York Stock Exchange listing standards and in any rules promulgated by the SEC that are applicable to investment companies whose shares are listed for trading on a national securities exchange, and (iii) is an audit committee independent director;

         (d) that the person can make a positive contribution to the Boards and the Funds, with consideration being given to the person's business experience, education and such other factors as the Committees may consider relevant;

         (e)      that the person is of good character and high integrity; and

         (f) that the person has desirable personality traits including independence, leadership and the ability to work with the other members of the Boards.

Consistent with the 1940 Act, the Committees can consider recommendations from management in its evaluation process.

As long as any Fund relies on any of Rule 10f-3, Rule 12b-1, Rule 15a-4(b)(2), Rule 17a-7, Rule 17a-8, Rule 17d-1(d)(7), Rule 17e-1, Rule 17g-1(j), Rule 18f-3
or Rule 23c-3, (i) a majority of the directors/trustees of the Fund shall be dis-interested directors, (ii) the selection and nomination of any other dis-interested directors shall be committed to the discretion of the existing dis-interested directors, and (iii) any person who acts as legal counsel to the dis-interested directors shall be "independent legal counsel," as defined in the 1940 Act.

In seeking out potential nominees and in nominating persons to serve as dis-interested directors of the Funds, the Committees shall not discriminate against any person based on his or her race, religion, national origin, sex, physical disability and other factors not relevant to the person's ability to serve as a dis-interested director.

         Nomination of Committee Members: The Committees shall periodically review the members of each committee of the Boards, including without limitation the Committees, the Audit Committees, the Investments Committees and the Valuation Committees. The Committees shall from time to time nominate persons to serve as members of each committee of the Boards, as well as persons who shall serve as the chair and vice chair of each such committee. Evaluation by the Committees of a person as a potential committee member shall include the factors set forth above under "Nomination of Dis-interested Directors," to the extent that such factors are applicable or relevant. All such persons shall be appointed by a majority of the directors/trustees of the Funds. An individual may be nominated to serve on more than one committee of a Board.

         Nominees Recommended by Shareholders: The Committees shall consider nominees recommended by a shareholder to serve as directors/trustees, provided:
(i) that such person is a shareholder of record at the time he or she submits such names and is entitled to vote at the meeting of shareholders at which directors/trustees will be elected; and (ii) that the Committees or the Board, as applicable, shall make the final determination of persons to be nominated. For each Fund other than INVESCO Variable Investment Funds, Inc. ("IVIFI"), the procedures to be followed by shareholders in submitting such recommendations are set forth in the Fund's Bylaws. For IVIFI, a shareholder who desires to recommend a nominee shall submit a request in writing to the Chair of IVIFI's Governance Committee. The Committees shall evaluate nominees recommended by a shareholder to serve as directors/trustees in the same manner as they evaluate nominees identified by the Committees.

         Review of Compensation: At least annually, the Committees shall review and recommend the amount of compensation, if any, payable to the directors of the Funds and report its findings and recommendation to the Boards. Compensation shall be based on the responsibilities and duties of the dis-interested directors and such other directors and the time required to perform these duties. The Committees shall also make recommendations to the Boards regarding matters related to compensation including deferred compensation plans and retirement plans for the dis-interested directors and such other directors, and shall monitor any and all such retirement plans and deferred compensation plans.

         Evaluation Function: The Committees shall consider, oversee and implement any periodic evaluation process of the Boards and all committees of the Boards.

         Selection of Counsel: The Committees shall consider and oversee the selection of "independent legal counsel," as defined in the 1940 Act, to the dis-interested directors and recommend such counsel to the dis-interested directors. In making such selection the Committees will examine and monitor such legal counsel's client relationships, in accordance with any applicable rules promulgated by the SEC, in order to ascertain continued independence.

         Attendance at Annual Meetings. Of the Funds, only AIM Select Real Estate Income Fund holds annual meetings of shareholders. The Funds' policy with regard to director/trustee attendance at annual meetings of shareholders, if any, is that directors/trustees are encouraged but not required to attend such annual meetings.

         Authority: The Committees shall have the resources and authority appropriate to carry out their duties, including the authority to engage independent counsel and other advisers, experts or consultants as they deem necessary to carry out their duties, all at the expense of the appropriate Funds. The Committees shall be responsible for reviewing and approving the compensation paid to such counsel and other advisers.

         Funding: The Funds shall provide for appropriate funding, as determined by the Committees, in their capacity as committees of the Boards, for payment of
(i) compensation to any independent counsel or other advisers employed by the Committees and (ii) ordinary administrative expenses of the Committees under the authority set forth in this Charter.

         Review of Charter: The Committees shall review this Charter at least annually, and shall recommend any changes to the full Boards. This Charter may be amended only by the full Boards, with the approval of a majority of the dis-interested directors.

         Maintenance of Charter: Each Fund shall maintain and preserve in an easily accessible place a copy of the Committee Charter established for such Fund and any modification to such Charter.

                                                                      APPENDIX V

                          AIM VARIABLE INSURANCE FUNDS

                              AMENDED AND RESTATED

                      MASTER INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT is made this ____ day of _________________, 2004, by and between AIM Variable Insurance Funds, a Delaware statutory trust (the "Trust") with respect to its series of shares shown on the Appendix A attached hereto, as the same may be amended from time to time, and A I M Advisors, Inc., a Delaware corporation (the "Advisor").

                                    RECITALS

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

         WHEREAS, the Advisor is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment advisor and engages in the business of acting as an investment advisor;

         WHEREAS, the Trust's Agreement and Declaration of Trust (the "Declaration of Trust") authorizes the Board of Trustees of the Trust (the "Board of Trustees") to create separate series of shares of beneficial interest of the Trust, and as of the date of this Agreement, the Board of Trustees has created seventeen separate series portfolios (such portfolios and any other portfolios hereafter added to the Trust being referred to collectively herein as the "Funds"); and

         WHEREAS, the Trust and the Advisor desire to enter into an agreement to provide for investment advisory services to the Funds upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Advisory Services. The Advisor shall act as investment advisor for the Funds and shall, in such capacity, supervise all aspects of the Funds' operations, including the investment and reinvestment of cash, securities or other properties comprising the Funds' assets, subject at all times to the policies and control of the Board of Trustees. The Advisor shall give the Trust and the Funds the benefit of its best judgment, efforts and facilities in rendering its services as investment advisor.

         2. Investment Analysis and Implementation. In carrying out its obligations under Section 1 hereof, the Advisor shall:

                  (a)      supervise all aspects of the operations of the Funds;

                  (b) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Funds, and whether concerning the individual issuers whose securities are included in the assets of the Funds or the activities in which such issuers engage, or with respect to securities which the Advisor considers desirable for inclusion in the Funds' assets;

                                                                      APPENDIX V

                  PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
                             POLICIES AND PROCEDURES
                      As adopted by the Audit Committees of
                the AIM Funds and the INVESCO Funds (the "Funds")
                            AMENDED NOVEMBER 6, 2003

I. STATEMENT OF PRINCIPLES

Under the Sarbanes-Oxley Act of 2002 and rules adopted by the Securities and Exchange Commission ("SEC") ("Rules"), the Audit Committees of the Funds' (the "Audit Committee") Board of Directors/Trustees (the "Board") are responsible for the appointment, compensation and oversight of the work of independent accountants (an "Auditor"). As part of this responsibility and to assure that the Auditor's independence is not impaired, the Audit Committee pre-approves the audit and non-audit services provided to the Funds by the Auditor, as well as all non-audit services provided by the Auditor to the Funds' investment adviser and to affiliates of the adviser that provide ongoing services to the Funds ("Service Affiliates") if the services directly impact the Funds' operations or financial reporting. The SEC Rules also specify the types of services that an Auditor may not provide to its audit client. The following policies and procedures comply with the requirements for pre-approval and provide a mechanism by which management of the Funds may request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations.

Proposed services either may be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval") or require the specific pre-approval of the Audit Committee ("specific pre-approval"). As set forth in these policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Additionally, any proposed services exceeding general pre-approved cost levels or established amounts will also require specific pre-approval by the Audit Committee.

The Audit Committee will annually review and pre-approve the services that may be provided by the Auditor without obtaining specific pre-approval from the Audit Committee. The term of any general pre-approval runs from the date of such pre-approval through September 30th of the following year, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The purpose of these policies and procedures is to set forth the guidelines to assist the Audit Committee in fulfilling its responsibilities.

II. DELEGATION

The Audit Committee may from time to time delegate pre-approval authority to one or more of its members who are Independent Directors. All decisions to pre-approve a service by a delegated member shall be reported to the Audit Committee at its next-scheduled meeting.


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


III. AUDIT SERVICES

The annual audit services engagement terms and fees will be subject to specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit and other procedures such as tax provision work that is required to be performed by the independent auditor to be able to form an opinion on the Funds' financial statements. The Audit Committee will obtain, review and consider sufficient information concerning the proposed Auditor to make a reasonable evaluation of the Auditor's qualifications and independence.

In addition to the annual Audit services engagement, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include services such as issuing consents for the inclusion of audited financial statements with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

IV. GENERAL PRE-APPROVAL OF NON-AUDIT SERVICES

The Audit Committee may provide general pre-approval of types of non-audit services described in this Section IV to the Funds and its Service Affiliates if the Committee believes that the provision of the service will not impair the independence of the Auditor, is consistent with the SEC's Rules on auditor independence, and otherwise conforms to the Audit Committee's general principles and policies as set forth herein.

AUDIT-RELATED SERVICES

"Audit-related services" are assurance and related services that are reasonably related to the performance of the audit or review of the Fund's financial statements or that are traditionally performed by the independent auditor. Audit-related services include, among others, accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit services"; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; and agreed-upon procedures related to mergers.

TAX SERVICES

"Tax services" include, but are not limited to, the review and signing of the Funds' federal tax returns, the review of required distributions by the Funds and consultations regarding tax matters such as the tax treatment of new investments or the impact of new regulations. The Audit Committee will scrutinize carefully the retention of the Auditor in connection with a transaction initially recommended by the Auditor, the major business purpose of which may be tax avoidance or the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Funds' Treasurer (or his or her designee) and may consult with outside counsel or advisors as necessary to ensure the consistency of Tax services rendered by the Auditor with the foregoing policy.



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


ALL OTHER SERVICES

The Audit Committee may pre-approve non-audit services classified as "All other services" that are not categorically prohibited by the SEC, as listed in Exhibit 1 to this policy.

V. SPECIFIC PRE-APPROVAL OF NON-AUDIT SERVICES

The Audit Committee may provide specific pre-approval of any non-audit services to the Funds and its Service Affiliates if the Audit Committee believes that the provision of the service will not impair the independence of the auditor, is consistent with the SEC Rules on auditor independence, and otherwise conforms to the Audit Committees' general principles and policies as set forth herein.

VI. PRE-APPROVAL FEE LEVELS OR ESTABLISHED AMOUNTS

Pre-approval fee levels or established amounts for services to be provided by the Auditor under general pre-approval policies will be set annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee will always factor in the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services.

VII. PROCEDURES

On an annual basis, A I M Advisors, Inc. ("AIM") will submit to the Audit Committee for general pre-approval, a list of non-audit services that the Funds or Service Affiliates of the Funds may request from the Auditor. The list will describe the non-audit services in reasonable detail and will include an estimated range of fees where possible and such other information as the Audit Committee may request.

Each request for services to be provided by the Auditor under the general pre-approval of the Audit Committee will be submitted to the Funds' Treasurer (or his or her designee) and must include a detailed description of the services to be rendered. The Treasurer or his or her designee will ensure that such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed at the next regularly scheduled Audit Committee meeting of any such services rendered by the Auditor.

Each request to provide services that require specific approval by the Audit Committee shall be submitted to the Audit Committee jointly by the Fund's Treasurer or his or her designee and the Auditor, and must include a joint statement that, in their view, such request is consistent with the policies and procedures and the SEC Rules.

Non-audit services pursuant to the de minimis exception provided by the SEC Rules will be promptly brought to the attention of the Audit Committee for approval, including documentation that each of the conditions for this exception, as set forth in the SEC Rules, has been satisfied.

On at least an annual basis, the Auditor will prepare a summary of all the services provided to any entity in the investment company complex as defined in section 2-01(f)(14) of Regulation S-X in sufficient detail as to the nature of the engagement and the fees associated with those services.

The Audit Committee has designated the Funds' Treasurer to monitor the performance of all services provided by the Auditor and to ensure such services are in compliance with these policies and procedures. The Funds' Treasurer will report to the Audit Committee on a periodic basis as to the results of such monitoring. Both the Funds' Treasurer and management of AIM will immediately report to the chairman of the Audit Committee any breach of these policies and procedures that comes to the attention of the Funds' Treasurer or senior management of AIM.

EXHIBIT 1

CONDITIONALLY PROHIBITED NON-AUDIT SERVICES (NOT PROHIBITED IF THE FUND CAN REASONABLY CONCLUDE THAT THE RESULTS OF THE SERVICE WOULD NOT BE SUBJECT TO AUDIT PROCEDURES IN CONNECTION WITH THE AUDIT OF THE FUND'S FINANCIAL STATEMENTS)

o Bookkeeping or other services related to the accounting records or financial statements of the audit client

o    Financial information systems design and implementation

o Appraisal or valuation services, fairness opinions, or contribution-in-kind reports

o    Actuarial services

o    Internal audit outsourcing services


CATEGORICALLY PROHIBITED NON-AUDIT SERVICES

o    Management functions

o    Human resources

o    Broker-dealer, investment adviser, or investment banking services

o    Legal services

o    Expert services unrelated to the audit

o Any other service that the Public Company Oversight Board determines by regulation is impermissible




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